As filed with the Securities and Exchange Commission on July 7, 2021

Registration No. 333-256142

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

WORKSPORT LTD.
(Exact name of Registrant as specified in its charter)

Nevada	3714	65-0782227
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

414-3120 Rutherford Rd.

Vaughan, Ontario, Canada L4K 0B1

(888) 554-8789

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

American Corporate Enterprises, Inc.

123 West Nye Ln, Ste 129

Carson City, NV 89706

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Ross Carmel, Esq. Philip Magri, Esq. Carmel, Milazzo & Feil LLP 55 W 39th Street, 18th Floor New York, NY 10018 Tel: 212-658-0458 Fax: 646-838-1314	Joseph Lucosky, Esq. Steven A. Lipstein, Esq. Lucosky Brookman LLP 101 Wood Avenue Smith Woodbridge, NJ 08830 Tel: 732-395-4400 Fax: 732-395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Units consisting of shares of Common Stock, par value $0.0001 per share, and Warrants to purchase shares of Common Stock, par value $0.0001 per share (2)	$17,250,000	$1,882
Common Stock included as part of the Units (3)	$-	-
Warrants to purchase shares of Common Stock included as part of the Units (3)(4)	$-	-
Shares of Common Stock issuable upon exercise of the Warrants (5)	$18,975,000	$2,071
Representative’s Warrants (6)	-	-
Shares of Common Stock issuable upon exercise of the Representative’s Warrants (7)	$1,155,000	$126
Total	$37,380,000	$4,079	(8)

(1)	In the event of a stock split, stock dividend, or similar transaction involving our Common Stock, the number of shares registered shall automatically be increased to cover the additional shares of Common Stock issuable pursuant to Rule 416 under the Securities Act.
(2)	Includes Common Stock and/or Warrants that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	In accordance with Rule 457(i) under the Securities Act, because the shares of the Registrant’s Common Stock underlying the Warrants are registered hereby, no separate registration fee is required with respect to the Warrants registered hereby.
(4)	There will be issued Warrants to purchase one share of Common Stock for every one share of Common Stock offered. The Warrants are exercisable at a per share price equal to 110% of the Common Stock public offering price.
(5)	Includes shares of Common Stock which may be issued upon exercise of additional Warrants which may be issued upon exercise of 45-day option granted to the underwriters to cover over-allotments, if any.
(6)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(7)	The Representative’s Warrants are exercisable into a number of shares of Common Stock equal to 7% of the number of shares of Common Stock underlying the Units sold in this offering, excluding shares issuable upon the exercise the underwriters’ option to purchase additional securities, at an exercise price equal to 110% of the public offering price per share.
(8)	Of which $1,637 was previously paid in connection with the initial filing of this Registration Statement with the U.S. Securities and Exchange Commission on May 14, 2021.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the Company is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION JULY 7, 2021

1,500,000 Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

WORKSPORT LTD.

This is a firm commitment underwritten public offering of 1,500,000 units (the “Units”), based on an assumed public offering price of $10.00 per Unit, of Worksport Ltd., a Nevada corporation (the “Company,” “we,” “us,” “our”). Each Unit consists of one share of common stock, $0.0001 par value per share (“Common Stock”), and one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase one share of Common Stock at an exercise price of $11.00 per share, constituting 110% of the price of each Unit sold in this offering. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of Common Stock and the Warrants underlying the Units are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire three years from the date of issuance.

We are a fully reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Common Stock is currently quoted on the OTCQB Marketplace (the “OTCQB”) under the symbol “WKSP.” As of July 6, 2021, the reported closing price for our Common Stock as quoted on the OTCQB was $0.5447 per share ($10.89 per share, assuming a reverse stock split of 1-for-20). There is currently no public market for the offered Warrants. We have applied to list our Common Stock and Warrants on the Nasdaq Capital Market under the symbol “WKSP,” and “WKSPW,” respectively. There can be no assurance that we will be successful in listing our Common Stock or Warrants on the Nasdaq Capital Market. Prices of our Common Stock as reported on the OTCQB may not be indicative of the prices of our Common Stock if our Common Stock were traded on the Nasdaq Capital Market.

The offering price of the Units will be determined by us and Maxim Group LLC (“Maxim”), the representative (“Representative”) of the underwriters in connection with this offering, taking into consideration several factors as described between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and will not be based upon the price of our Common Stock on the OTCQB. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the actual public offering price for our Common Stock and the Warrants.

Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed 1-for-20 reverse stock split of our outstanding Common Stock and treasury stock to occur concurrently with the effective date of the registration statement of which this prospectus is a party and prior to the closing of this offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

		Per Unit		Total
Offering price	$		$
Underwriting discount and commissions (1)	$		$
Proceeds to us before offering expenses (2)	$		$

(1)	We have also agreed to issue Warrants to purchase shares of our Common Stock to the underwriters and to reimburse the underwriters for certain expenses. See “Underwriting” on page 57 for additional information regarding total underwriter compensation.
(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) Underwriters’ Over-Allotment Option) we have granted to the underwriters as described below and (ii)the Representative’s Warrants being issued to the underwriters in this offering.

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional 225,000 shares of Common Stock and/or 225,000 Warrants at a price from us in any combination thereof at the public offering price per share of Common Stock and per Warrant, respectively, less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any (the “Underwriters’ Over-Allotment Option”).

The underwriters expect to deliver the securities against payment to the investors in this offering on or about ______, 2021.

Sole Book-Running Manager

Maxim Group LLC

The date of this prospectus is         , 2021.

You should rely only on information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor the underwriters have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees of future performance. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates.

We cannot predict all the risks and uncertainties that may impact our business, financial condition or results of operations. Accordingly, the forward-looking statements in this prospectus should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors” starting page 7 of this prospectus.

Many of those risks and factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

All references to “Worksport,” “WKSP,” or “the Company” as used herein refers to the consolidated operations of the Company and its wholly-owned subsidiary, Worksport Ontario.

We express all amounts in this prospectus in U.S. dollars, except where otherwise indicated. References to “$” and “US$” are to U.S. dollars and references to “CAD$” are to Canadian dollars.

CAUTIONARY NOTE REGARDING INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our Company, our business, the services we provide and intend to provide, our industry and our general expectations concerning our industry are based on management estimates. Such estimates are derived from publicly available information released by third party sources, as well as data from our internal research, and reflect assumptions made by us based on such data and our knowledge of the industry, which we believe to be reasonable.

ii

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings. You should also carefully read our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

The Company designs and distributes pickup truck covers called tonneau covers throughout the United States and Canada. Tonneau covers, described below are useful aftermarket accessories that provide security and protection for cargo to personal pickup truck owners.

The Company, Franchise Holdings International, Inc. (“FNHI”), was incorporated in the state of Nevada on April 2, 2003.

Worksport Ltd. was formed in 2011 in Ontario, Canada (“Worksport Ontario”).

In December 2014, FNHI acquired 100% of the outstanding equity of Worksport Ontario pursuant to which Worksport Ontario became a wholly-owned subsidiary of FNHI. Since acquiring Worksport Ontario, the Company has abandoned all previous business plans and has focused on developing the tonneau business.

In May 2020, FNHI changed its name to Worksport Ltd.

Products

We have developed soft vinyl tonneau covers and hard aluminum tonneau covers. Covers are offered in three or four-panel options. Once installed, our tonneau covers latch against the bed of the truck and fold up against the back window of the truck cab.

Our current products include the SC (Soft Cover) SC3 (Tri-panel), SC3pro (Tri-panel with cable latching system) and TC (Tough Cover) TC3 lines.

We are currently developing the SC4 (Soft Cover, Four-Panel), TC4 (Hard Cover, Four-Panel with cable latching system) and the TerraVis System.

TerraVis is being developed as a two component system that consists of a solar tonneau cover and portable core battery, chargeable by the solar cover.

All of our products are manufactured in China according to our specifications, schematics and blueprints.

Intellectual Property

The Company currently holds a collection of intellectual property rights relating to certain aspects of its parts and accessories, and services. This includes patents, trademarks, service marks, and trade secrets in the U.S. and various foreign countries.

The Market and Competition

Our revenue is directly proportional to sales of pickup trucks. We distribute our tonneau covers through wholesalers and online retail channels in Canada and the United States. We will also provide our tonneau covers for private labels and Original Equipment Manufacturers.

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Our largest competitor is Truck Hero which has acquired upwards of 13 independent tonneau cover brands in North America. Truck Hero’s products directly compete with our products.

Business Strategy

Our business plan moving forward is to sell our products to the 60,000 existing auto parts retailers throughout the United States. Our products are currently being distributed to 17,000 of these stores. We also plan to eventually expand to other markets outside the United States and Canada.

Listing on the Nasdaq Capital Market

Our Common Stock is currently quoted on the OTC Market’s OTCQB under the symbol “WKSP.” In connection with this offering, we have applied to list our Common Stock and the Warrants on the Nasdaq Capital Market (“Nasdaq”) under the symbols “WKSP” and “WKSPW,” respectively. If Nasdaq approves our listing application, we expect to list our Common Stock and Warrants upon consummation of the offering, at which point our Common Stock will cease to be traded on the OTCQB. Nasdaq’s listing requirements for the Nasdaq Capital Market include, among other things, a stock price threshold. As a result, prior to effectiveness of our registration statement of which this prospectus is a part, we will need to take the necessary steps to meet Nasdaq’s listing requirements, including, but not limited to effectuating a reverse split of our Common Stock (as further discussed below). If Nasdaq does not approve the listing of our Common Stock and the Warrants, we will not proceed with this offering. There can be no assurance that our Common Stock or Warrants will be listed on Nasdaq.

Reverse Stock Split

We intend to effect a 1-for-20 reverse stock split of our outstanding Common Stock concurrently with the effectiveness of the registration statement, of which this prospectus is a part, and prior to the closing of this offering. No fractional shares will be issued in connection with the reverse stock split and all such fractional shares resulting from the reverse stock split will be rounded up to the nearest whole number. The shares issuable upon the exercise of our outstanding warrants and the exercise prices of such warrants will be adjusted to reflect the reverse stock split. Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our financial statements and the notes thereto, the intended 1-for-20 reverse stock split. There will be no effect on the number of shares of Common Stock or preferred stock authorized for issuance under our articles of incorporation or the par value of such securities.

Principal Risks

We are subject to various risks discussed in detail under “Risk Factors” starting on page 7 of this prospectus and which include risks related to the following:

●	our going concern and history of losses;

●	the ongoing COVID-19 pandemic;

●	our ability to compete;

●	our reliance on a small number of customers for the majority of our sales;

●	our ability to successfully protect our intellectual property rights, and claims of infringement by others;

●	the effectiveness of our sales and marketing efforts;

●	our ability to retain key management personnel;

●	failure to remedy material weaknesses in internal accounting controls and failure to implement proper and effective internal controls;

●	our need to raise additional capital;

●	cybersecurity threats and incidents;

●	the dilution of our shares as a result of the issuance of additional shares in connection with financing arrangements;

●	the volatility of our stock price;

●	the decline in the price of our stock due to offers or sales of substantial number of shares;

●	limited trading volume and price fluctuations of our stock;

●	the immediate and substantial dilution of the net tangible book value of our Common Stock;

●	the speculative nature of Warrants;

●	provisions in the Warrants may discourage a third party from acquiring us; and

●	our ability to meet the initial or continuing listing requirements of the Nasdaq Capital Market.

Corporate Information

Our executive offices are located at 414-3120 Rutherford Rd., Vaughan, Ontario, Canada L4K 0B1. Our main telephone number is (888) 554-8789. Our main website is www.worksport.com, the contents of which are not incorporated by reference into this prospectus.

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SUMMARY OF THE OFFERING

Issuer:	Worksport Ltd., a Nevada corporation

Offered Securities:	1,500,000 Units, each Unit consisting of one share of our Common Stock and one Warrant to purchase one share of our Common Stock from the date of issuance until the third anniversary of such date for $11.00 per share (110% of the assumed public offering price of one Unit). The Units will not be certificated or issued in stand-alone form. The shares of our Common Stock and the Warrants underlying the Units are immediately separable upon issuance and will be issued separately in this offering.

Offering Price per Unit(1):	$10.00 per Unit, based on $10.89, the closing price of our Common Stock on the OTCQB on July 6, 2021 (assuming a 1-for-20 reverse stock split of our outstanding Common Stock).

Over-Allotment Option:	We have granted a 45-day option to the underwriters to purchase up to 225,000 additional shares of Common Stock and/or 225,000 additional Warrants at the public offering price per share of Common Stock and per Warrant, respectively, less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

Description of the Warrants:	Each Warrant is exercisable for one share of Common Stock for $11.00 per share (110% of the assumed $10.00 public offering price of one share of Common Stock underlying the Unit) subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock as described herein. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would beneficially own more than 4.99% of our outstanding Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each Warrant will be exercisable immediately upon issuance and will expire three (3) years after the initial issuance date. The terms of the Warrants will be governed by a Warrant Agent Agreement, dated as of the effective date of this offering, between us and EQ Shareowner Services, as the warrant agent (the “Warrant Agent”). This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Securities-Warrants” on page 49 of this prospectus.

Shares of Common Stock Outstanding before the Offering (2):	11,097,806

Shares of Common Stock Outstanding after the Offering (2)(3):	12,597,806

Use of Proceeds:	We estimate that we will receive net proceeds of approximately $13,375,000 from our sale of Units in this offering, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to provide funding for the following purposes: production, marketing and sales and working capital. See “Use of Proceeds.”

3

Representative’s Warrants:	The registration statement on Form S-1, of which this prospectus is a part, also registers 105,000 shares of Common Stock issuable upon the exercise of warrants issued to the Representative for $11.00 per share (110% of the assumed offering price per share) as a portion of the underwriting compensation in connection with this offering (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days following the closing date of this offering and expiring five years from the effective date of the registration statement of this this prospectus is a part. Please see “Underwriting-Representative’s Warrants.”

Underwriters’ Compensation:	In connection with this offering, the underwriters will receive an underwriting discount equal to seven percent (7%) of the gross proceeds from the sale of Units in the offering. We will also reimburse the underwriters for certain out-of-pocket actual expenses related to the offering and the Representative shall be entitled to a non-accountable expense allowance equal to one percent (1%) of the gross proceeds. See “Underwriting.”

Trading Symbols and Listing Application:	Our Common Stock is currently quoted on the OTCQB under the symbol “WKSP.” We have applied to have our Common Stock and the Warrants underlying the Units listed on the Nasdaq Capital Market under the symbols “WKSP” and “WKSPW,” respectively. No assurance can be given that such listings will be approved or that a trading market will develop for our Common Stock and the Warrants.

Lock-Up Agreements:	We and our directors, officers and certain stockholders have agreed with the Representative not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any Common Stock or securities convertible into Common Stock for a period of 180 days from the closing date. See “Underwriting-Lock-Up Agreements.”

Dividends:	We have never declared or paid cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any non-compulsory dividends on our preferred stock or common stock in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. See “Dividend Policy.”

Risk Factors:	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” starting on page 7 and the other information included and incorporated by reference into this prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

(1)	The actual number of Units we will offer will be determined based on the actual public offering.

(2)	Does not include:

●	593,378 shares of Common Stock underlying warrants issued pursuant to our offering statement on Form 1-A (File No: 024-1127) and exercisable for $4.00 per share, subject to adjustment; and
●	4,081,983 shares of Common Stock underlying outstanding warrants issued in one or more private placements under Section 4(a)(2)/Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, and exercisable for $4.00 per share, subject to adjustment.

(3)	Does not include:
	●	1,500,000 shares of Common Stock issuable upon the exercise of the Warrants underlying the Units sold in this offering;
	●	225,000 shares of Common Stock issuable upon the exercise of the Underwriters’ Over-Allotment Option;
	●	225,000 shares of Common Stock issuable upon the exercise of 225,000 Warrants issuable upon the exercise of the Underwriters’ Over-Allotment Option; and
	●	105,000 shares of Common Stock issuable upon exercise of the Representative’s Warrants.

4

Except as otherwise indicated, all information in this prospectus assumes that:

●	None of the Warrants underlying the Units in this offering have been exercised;
●	No shares have been issued pursuant to any outstanding warrants;
●	No shares of Common Stock or Warrants have been issued pursuant to the Underwriters’ Over-Allotment Option;
●	No shares of Common Stock have been issued pursuant to the Representative’s Warrants; and
●	No awards have been issued pursuant to the Company’s 2015 Equity Incentive Plan or 2021 Equity Incentive Plan.

SUMMARY FINANCIAL DATA

The following tables summarize our financial data. We derived the summary financial statement data for the three months ended March 31, 2021 and 2020 and the years ended December 31, 2020 and 2019 set forth below from our audited financial statements and related notes contained in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read the information presented below together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements, the notes to those statements and the other financial information contained in this prospectus.

Summary of Operations in U.S. Dollars

	Three Months Ended March 31, (Unaudited)		Year Ended December 31,
	2021	2020	2020	2019
Net Sales	$7,650	$41,027	$346,144	$	1,926,405

OPERATING EXPENSES
General and administrative	134,284	33,906	201,929		238,841
Sales and marketing	162,651	2,826	148,008		50,159
Professional fees	647,114	109,465	679,654		515,279
Loss (gain) on foreign exchange	5,206	(7,726)	3,796		(27,881)
Operating loss	(1,001,826)	(124,455)	(986,239)		(537,851)

OTHER INCOME	(221,693)	(27,811)	(201,381)		178,817

NET LOSS	(1,223,519)	(152,266)	(1,187,620)		(359,034)

Loss per common share (basic and diluted)	$(0.01)	$(0.00)	$(0.02)	$	(0.01)

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Balance Sheet in U.S. Dollars

	(unaudited)
	As of March 31, 2021	As of March 31, 2021	As of December 31, 2020
	Actual	As Adjusted	Actual
Cash	$9,311,878	$23,111,878	$1,107,812
Total Current Assets	9,811,800	23,611,800	1,684,764
Total Assets	10,209,894	24,009,894	1,902,152

Total Current Liabilities	1,373,616	1,373,616	1,718,053

Total Liabilities	1,381,888	1,381,888	1,732,677

Working Capital (Deficit)	8,438,184	22,238,184	(33,289)

Additional paid-in capital	22,539,306	36,339,306	12,658,596

Accumulated Deficit	(14,089,552)	(14,089,552)	(12,866,033)

Total Stockholders’ Equity (Deficit)	$8,828,006	$22,628,006	$169,475

The as adjusted column in the balance sheet data above gives effect to the sale of securities for cash in this offering at the assumed public offering price of $10.00 per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (of 7% underwriters discount and a 1% non-accountable expense), in the total amount of $13,800,000, as if the sale had occurred on March 31, 2021.

Each $1.00 increase (decrease) in the assumed public offering price of $10.00 per Unit, would increase (decrease) our stockholders’ equity, as adjusted, after this offering by approximately $1,380,000, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions. We may also increase or decrease the number of Units we are offering. An increase (decrease) of 1,000 in the number of Units offered by us at the assumed offering price of $10.00 per Unit would increase (decrease) our stockholders’ equity, as adjusted, after this offering by approximately $920,000, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions payable by us.

6

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below and all information contained in this prospectus, before you decide whether to purchase our securities. If any of the following risks or uncertainties actually occurs, our business, financial condition, results of operations and prospects would likely suffer, possibly materially. In addition, the trading price of our securities could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to Our Business:

Our business, results of operations and financial condition may be adversely impacted by the recent COVID-19 pandemic.

The novel strain of the coronavirus (COVID-19) has spread globally and has resulted in authorities imposing, and businesses and individuals implementing, numerous unprecedented measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter-in-place/stay-at-home and social distancing orders, and shutdowns. Due to the impact of COVID-19 around the world, the Company’s sales decreased significantly for the first and second quarter of 2020 as governments around the world entered a lockdown to prevent the spread of COVID-19.

Increased current unemployment and loss of income, as well as any further disruptions from an uptick in new infections related to COVID-19 may materially harm out business prospects. As COVID-19 confirmed cases increase, the Company will have difficulty acquiring new customers, sales and growth. The loss of a significant customer during late 2019 had contributed to the Company’s significant decrease in sales in 2020. Due to this significant loss the Company’s sales and expenses decreased before the COVID-19 pandemic was declared.

Our future growth may be limited.

The Company’s ability to achieve its expansion objectives and to manage its growth effectively depends upon a variety of factors, including the Company’s ability to internally develop products, to attract and retain skilled employees, to successfully position and market its products, to protect its existing intellectual property, to capitalize on the potential opportunities it is pursuing with third parties, and sufficient funding. To accommodate growth and compete effectively, the Company will need working capital to maintain adequate inventory levels, develop additional procedures and controls and increase, train, motivate and manage its work force. There is no assurance that the Company’s personnel, systems, procedures and controls will be adequate to support its potential future operations. There is no assurance that the Company will generate revenues from its prospective sales partners and be able to capitalize on additional third party manufacturers.

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We rely on third parties for our production which may hinder our ability to grow.

The Company purchases all of its inventory from one supplier source in China. The Company has no written agreement with this supplier. The Company carries significant strategic inventories of these materials to reduce the risk associated with this concentration of suppliers. Strategic inventories are managed based on demand. To date, the Company has been able to obtain adequate supplies of the materials used in the production of its products in a timely manner from existing sources. The loss of this key supplier or a delay in shipments could have an adverse effect on its business.

We rely on a small number of customers for the majority of our sales.

The following table includes the percentage of the Company’s sales to significant customers for the year ended December 31, 2020 and 2019, as well as the balance included in revenue and accounts receivable for each significant customer as at December 31, 2020 and 2019. A customer is considered to be significant if they account for greater than 10% of the Company’s annual sales.

Customer	2020		2019
A	$0	-	$1,912,401	89%
B	190,313	51%	0	-
C	97,514	26%	67,018	3%
Total	$287,827	77%	$1,979,419	92%

The loss of any of these key customers could have an adverse effect on the Company’s business. Fifty-one percent (51%) and twenty-six percent (26%) of our total revenue for the year ended December 31, 2020 were from sales to, respectively, Customers B and C. The loss of one or both of these customers would have a material adverse effect on the Company’s revenue.

We will need additional financing in order to grow our business.

From time to time, in order to expand operations to meet customer demand, the Company will need to incur additional capital expenditures. These capital expenditures are intended to be funded from third party sources, including the incurring of debt and/or the sale of additional equity securities. In addition to requiring additional financing to fund capital expenditures, the Company may require additional financing to fund working capital, research and development, sales and marketing, general and administrative expenditures and operating losses. The incurrence of debt creates additional financial leverage and therefore an increase in the financial risk of the Company’s operations. The sale of additional equity securities will be dilutive to the interests of current equity holders. In addition, there can be no assurance that such additional financing, whether debt or equity, will be available to the Company or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a materially adverse impact on the business, financial condition and operating results of the Company.

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We rely on key personnel.

The Company’s success also will depend in large part on the continued service of its key operational and management personnel, including executive staff, research and development, engineering, marketing and sales staff. Most specifically, this includes Steven Rossi, the Company’s President and Chief Executive Officer, who oversees new product development (in lieu of a research and development department) as well as implementation of new products developed, key customer acquisition and retention, overall management and future growth. The Company faces intense competition from its competitors, customers and other companies throughout the industry. Any failure on the Company’s part to hire, train and retain a sufficient number of qualified professionals could impair the business of the Company.

Our CEO and Chairman, Steven Rossi, has significant control over stockholder matters and the minority stockholder will have little or no control over our affairs.

Steven Rossi currently owns 100% of our outstanding Series A Preferred Stock which titles him to 51% of the voting power of our outstanding voting equity. Subject to any fiduciary duties owed to our other stockholders under Nevada law, Mr. Rossi is able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have some control over our management and policies. Mr. Rossi may have interests that are different from yours. For example, Mr. Rossi may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of our Company or otherwise discourage a potential acquirer from attempting to obtain control of our Company, which in turn could reduce the price of our stock. In addition, Mr. Rossi could use his voting influence to maintain our existing management and directors in office, delay or prevent changes in control of our Company, or support or reject other management and Board proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

We depend on intellectual property rights that may be infringed upon or infringe upon the intellectual property rights of others.

The Company’s success depends to a significant degree upon its ability to develop, maintain and protect proprietary products and technologies. The Company has 14 granted patents and 13 trademarks. However, patents provide only limited protection of the Company’s intellectual property. The assertion of patent protection involves complex legal and factual determinations and is therefore uncertain and potentially expensive. The Company cannot provide assurance that patents will be granted with respect to its pending patent application, that the scope of any patents it might obtain will be sufficiently broad to offer meaningful protection, or that it will develop additional proprietary products that are patentable. In fact, any patents which might issue from the Company’s two pending provisional patent applications with the USPTO could be successfully challenged, invalidated or circumvented. This could result in the Company’s pending patent rights failing to create an effective competitive barrier. Losing a significant patent or failing to get a patent issued from a pending patent application the Company considers significant, could have a material adverse effect on the Company’s business.

We may not be able to protect our intellectual property rights throughout the world, which could negatively impact our business.

Filing, prosecuting and defending patents covering our current and any future product candidates and technology platforms in all countries throughout the world would be prohibitively expensive. Competitors may use our technologies in jurisdictions where we or our licensors have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we may obtain patent protection but where patent enforcement is not as strong as that in the United States. These products may compete with our products in jurisdictions where we do not have any issued or licensed patents, and any future patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, particularly those relating to biotechnology products, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our intellectual property and proprietary rights generally. Proceedings to enforce our intellectual property and proprietary rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, could put our patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property and proprietary rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors is forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition, results of operations and prospects may be adversely affected.

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Our patents might not protect our technology from competitors, in which case we may not have any advantage over competitors in selling any products that we may develop.

Our commercial success will depend in part on our ability to obtain additional patents and protect our existing patent position, as well as our ability to maintain adequate intellectual property protection for our technologies, product candidates, and any future products in the United States and other countries. If we do not adequately protect our technology, product candidates and future products, competitors may be able to use or practice them and erode or negate any competitive advantage we may have, which could harm our business and ability to achieve profitability. The laws of some foreign countries do not protect our proprietary rights to the same extent or in the same manner as U.S. laws, and we may encounter significant problems in protecting and defending our proprietary rights in these countries. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary technologies, product candidates and any future products are covered by valid and enforceable patents or are effectively maintained as trade secrets.

Certain aspects of our technologies are protected by the U.S., Canadian pending patents, and Patent Cooperation Treaty. In addition, we have a number of new patent applications pending. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford us. Disputes may arise between us and others as to the scope and validity of these or other patents. Any defense of the patents could prove costly and time-consuming and there can be no assurance that we will be in a position, or will deem it advisable, to carry on such a defense. A suit for patent infringement could result in increasing costs, delaying or halting development, or even forcing us to abandon a product candidate. Other private and public concerns, including universities, may have filed applications for, may have been issued, or may obtain additional patents and other proprietary rights to technology potentially useful or necessary to us. We are not currently aware of any such patents, but the scope and validity of such patents, if any, and the cost and availability of such rights are impossible to predict.

Any trademarks we may obtain may be infringed or successfully challenged, resulting in harm to our business.

We expect to rely on trademarks as one means to distinguish any of our product candidates that are approved for marketing from the products of our competitors. We have not yet selected trademarks for our product candidates and have not yet begun the process of applying to register trademarks for our current or any future product candidates. Once we select trademarks and apply to register them, our trademark applications may not be approved. Third parties may oppose our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition and could require us to devote resources to advertising and marketing new brands. Our competitors may infringe our trademarks, and we may not have adequate resources to enforce our trademarks.

Much of our intellectual property is protected as trade secrets or confidential know-how, not as a patent.

We consider proprietary trade secrets to be important to our business. Much of our intellectual property pertains to our manufacturing system, certain aspects of which may not be suitable for patent filings and must be protected as trade secrets. This type of information must be protected diligently by us to protect its disclosure to competitors, since legal protections after disclosure may be minimal or non-existent. Accordingly, much of the value of this intellectual property is dependent upon our ability to keep our trade secrets.

To protect this type of information against disclosure or appropriation by competitors, our policy is to require our employees, consultants, contractors and advisors to enter into confidentiality agreements with us. However, current or former employees, consultants, contractors and advisers may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Enforcing a claim that a third party obtained illegally, and is using, trade secrets and is expensive, time-consuming and unpredictable. The enforceability of confidentiality agreements may vary from jurisdiction to jurisdiction.

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In addition, in some cases a regulator considering our application for product candidate approval may require the disclosure of some or all of our proprietary information. In such a case, we must decide whether to disclose the information or forego approval in a particular country. If we are unable to market our product candidates in key countries, our opportunities and value may suffer.

Failure to obtain or maintain trade secret protection could adversely affect our competitive position. Moreover, our competitors may independently develop substantially equivalent proprietary information and may even apply for patent protection in respect of the same. If successful in obtaining such patent protection, our competitors could limit our use of such trade secrets.

We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.

We may also be subject to claims that former employees, collaborators or other third parties have an ownership interest in our patents or other intellectual property. We may be subject to ownership disputes in the future arising, for example, from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and employees.

Intellectual property rights do not necessarily address all potential threats to our business.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business. The following examples are illustrative:

●	others may be able to make compounds or formulations that are similar to our product candidates but that are not covered by the claims of any patents, should they issue, that we own or license;
●	others may be able to develop technologies that are similar to our technology platforms but that are not covered by the claims of any patents, should they issue, that we own or license;
●	we or our licensors might not have been the first to make the inventions covered by the issued patents or pending patent applications that we own or license;
●	we or our licensors might not have been the first to file patent applications covering certain of our inventions;
●	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;
●	it is possible that our pending patent applications will not lead to issued patents;
●	issued patents that we own or license may not provide us with any competitive advantages, or may be held invalid or unenforceable as a result of legal challenges;
●	our competitors might conduct research and development activities in the United States and other countries that provide a safe harbor from patent infringement claims for certain research and development activities, as well as in countries where we do not have patent rights, and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;
●	we may not develop additional proprietary technologies that are patentable; and
●	the patents of others may have an adverse effect on our business.

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We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may own or obtain patents, trademarks or other proprietary rights that would prevent or limit our ability to make, use, develop or sell our vehicles or components, which could make it more difficult for us to operate our business. The automotive aftermarket has been characterized by significant litigation and other proceedings regarding patents, patent applications and other intellectual property rights. The situations in which we may become parties to such litigation or proceedings may include:

●	litigation or other proceedings we may initiate against third parties to enforce our patent rights or other intellectual property rights;

●	litigation or other proceedings we or our licensee(s) may initiate against third parties seeking to invalidate the patents held by such third parties or to obtain a judgment that our products do not infringe such third parties’ patents; and

●	litigation or other proceedings, third parties may initiate against us to seek to invalidate our patents.

If third parties initiate litigation claiming that our products infringe their patent or other intellectual property rights, we will need to defend against such proceedings.

The costs of resolving any patent litigation or other intellectual property proceeding, even if resolved in our favor, could be substantial. Many of our potential competitors will be able to sustain the cost of such litigation and proceedings more effectively than we can because of their substantially greater resources. In some instances, competitors may proceed with litigation or other proceedings pertaining to infringement of their intellectual property as a means to hinder or devaluate the target defendant company, with no intention of the matter being resolved in their favor. Uncertainties resulting from the initiation and continuation of patent litigation or other intellectual property proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other intellectual property proceedings may also consume significant management time and costs. Substantial additional costs may be evident in the event that litigation or other proceedings were initiated against the Company because Worksport would have to seek legal defense or counsel in the province (Canada) or state (U.S.) where the litigation or legal proceedings were filed. Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage, and a decrease in our revenue which would adversely affect our business, prospects, financial condition and operating results.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

In order to protect our proprietary technology and processes, we also rely in part on confidentiality agreements with our employees, consultants, outsource manufacturers and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

There are risks associated with outsourced production that may result in decrease in our profit.

The possibility of delivery delays, product defects and other production-side risks stemming from outsourcers cannot be eliminated. In particular, inadequate production capacity among outsourced manufacturers could result in the Company being unable to supply enough product amid periods of high product demand, the opportunity costs of which could be substantial.

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We may not be successful in our potential business combinations.

The Company may, in the future, pursue acquisitions of other complementary businesses and technology licensing arrangements. We have been approached by competitors to license one or more of our tonneau cover products. The Company may also pursue strategic alliances and joint ventures that leverage its core products and industry experience to expand its product offerings and geographic presence. The Company has limited experience with respect to acquiring other companies and limited experience with respect to forming collaborations, strategic alliances and joint ventures. If the Company were to make any acquisitions, it may not be able to integrate these acquisitions successfully into its existing business and could assume unknown or contingent liabilities. Integrating an acquired company also may require management resources that otherwise would be available for ongoing development of the Company’s existing business.

We have competition for our market share which could harm our sales.

We participate in the automotive aftermarket equipment industry which is highly competitive for a relatively limited customer base. Companies that compete in this market are Truck Hero Group, Tonno Pro and Rugged Liner. Our current competitors are significantly better funded and have a longer operating history than us.

In addition, some of our competitors sell their products at prices lower than ours and we compete primarily on the basis of product quality, features, value, service, and customer relationships. Our competitive success also depends on our ability to maintain a strong brand and the belief that customers will need our products and services to meet their growth requirements. Alternatively, in the case of generic competition, they may be of equal or better quality and are sold at substantially lower prices than the Company’s products. At times, competitors may also release a generic or re-branded version of a current and successful product at a substantially reduced price in efforts to increase revenues or market share. As a result, if the Company fails to maintain its competitive position, this could have a material adverse effect on its business, cash flow, results of operations, financial position and prospects.

We may not have sufficient product liability insurance to cover potential damages.

The existence of any defects, errors or failures in our products or the misuse of our products could also lead to product liability claims or lawsuits against us. While we had insurance coverage of $2,000,000 for the year ended December 31, 2020 we have no assurance this insurance will be adequate to protect us from all material judgments and expenses related to potential future claims or that these levels of insurance will be available at economical prices, if at all. To that extent, product liability insurance is conditional and up for further investigation. A successful product liability claim could result in substantial costs for us. Even if we are fully insured as it relates to a claim, a claim could nevertheless diminish our brand and divert management’s attention and resources, which could have a negative impact on our business, financial condition and results of operations.

We may produce products of inferior quality which would cause us to lose customers.

Although we make an effort to ensure the quality of our light truck tonneau cover products, they could from time to time contain defects, anomalies or malfunctions that are undetectable at the time of shipment. These defects, anomalies or malfunctions could be discovered after our products are shipped to customers, resulting in the return or exchange of our products, customers’ claims for compensatory damages or discontinuation of the use of our products, which could negatively impact our operating results. We do not presently have product recall (or similar function) insurance that protects a company against broad-scale product manufacturing defects, engineering defects and the costs related to a broad product recall such as shipping, replacement or repairs. Even if in place, there is no guarantee that the full costs of any reimbursements or claims, lawsuits or litigation would be covered by such insurance.

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Risks Associated with Manufacturing in China

Evolving U.S. trade regulations and policies with China may in the future have a material and adverse effect on our business, financial condition and results of operations.

Our products are sourced from China. Any restrictions or tariffs imposed on products that we or our suppliers import for sale in the United States would adversely and directly impact our cost of goods sold. In addition, changes in U.S. trade regulations and policies could have an adverse impact on trade relations between the United States and certain foreign countries, which could materially and adversely affect our relationships with our international suppliers and reduce the supply of goods available to us. Further, we cannot predict the extent to which the United States will adopt changes to existing trade regulations and policies, which creates uncertainties in planning our sourcing strategies and forecasting our margins. If additional tariffs are imposed on our products, or other retaliatory trade measures are taken, our costs could increase and we may be required to raise our prices, which could materially and adversely affect our results.

There are risks associated with outsourced production in China and their laws which may have a material adverse effect on our financial stability.

The Company purchases all of its inventory from one supplier source in China. Changes in Chinese laws and regulations, or their interpretation, or the imposition of confiscatory taxation or restrictions are matters over which the Company has no control. While the current leadership, (and the Chinese government), have been pursuing economic reform policies that encourage private economic activity and greater economic decentralization, there is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

For example, the Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited and, in turn, our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our business ventures with Chinese manufacturers were unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government and forces unrelated to the legal merits of a particular matter or dispute may influence their determination.

Any rights we may have to specific performance, or to seek an injunction under Chinese law are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations, in such guises as currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises.

In that context, we may have to evaluate the feasibility of acquiring alternative or fallback manufacturing capabilities to support the production of our existing and future tonneau cover products. Such development could adversely affect our cost structure inasmuch as we would be required to support sales at an acceptable cost—and might have relatively limited time to so adapt. We have not manufactured these products in the past—and are not expecting to do so in the foreseeable future. That is because developing these technological capabilities and building or purchasing a facility will increase our expenses with no guarantee that we will be able to recover our investment in our manufacturing capabilities.

We engage in cross border sales transactions which present tax risks among other obstacles.

Cross border sales transactions carry a risk of changes in import tax and/or duties related to the import and export of our product, which can result in pricing changes, which will affect revenues and earnings. Cross border sales transactions carry other risks including, but not limited to, changing regulations, wait times, customs inspection and lost or damaged product

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We are subject to foreign currency risk which may adversely affect our net profit.

The Company is subject to foreign exchange risk as it manufactures its products in China, markets extensively in both Canadian and U.S. markets, most of the Company’s employees reside in Canada and, to date, the Company has raised funds in Canadian Dollars. Meanwhile, the Company reports results of operations in U.S. Dollars (USD or US$). Since our Canadian customers pay in Canadian Dollar, the Company is subject to gains and losses due to fluctuations in the USD relative to the Canadian Dollar. While having our products manufactured in China, our manufacturers are paid in USD to better avoid the relatively greater fluctuation of the Chinese Yuan (RMB). Any large fluctuations in the exchange between the RMB and USD may cause product costs to increase, therefore affecting revenues and profits, potentially adversely.

Risks Related to Our Stockholders and Purchasing Units.

We have identified material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we maintain internal control over financial reporting that meets applicable standards. We may err in the design or operation of our controls, and all internal control systems, no matter how well designed and operated, can provide only reasonable assurance that the objectives of the control system are met. Because there are inherent limitations in all control systems, there can be no assurance that all control issues have been or will be detected.

In prior periods we identified certain material weaknesses in our internal controls. Specifically, we did not maintain effective controls over the control environment. Our weaknesses related to a lack of a sufficient number of personnel with appropriate training and experience in accounting principles generally accepted in the United States of America. Furthermore, we have not developed and effectively communicated to our employees the accounting policies and procedures necessary to maintain effective controls over the control environment. and lack staffing in accounting and finance operations.

If we are unable, or are perceived as unable, to produce reliable financial reports due to internal control deficiencies, investors could lose confidence in our reported financial information and operating results, which could result in a negative market reaction and a decrease in our stock price.

We have a large number of authorized but unissued shares of our Common Stock which will dilute your ownership position when issued.

Our authorized capital stock consists of 299,000,000 shares of Common Stock, of which approximately 287,000,000 remain available for issuance, including shares of Common Stock issuable upon the exercise of outstanding warrants. Our management will continue to have broad discretion to issue shares of our Common Stock in a range of transactions, including capital-raising transactions, mergers, acquisitions and other transactions, without obtaining stockholder approval, unless stockholder approval is required under law or, if our Common Stock is listed on Nasdaq, under Nasdaq Rule 5635(b) which requires stockholder approval for change of control transactions where a stockholder acquires 20% of a Nasdaq-listed company’s common stock or securities convertible into common stock, calculated on a post-transaction basis. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future and is not required to obtain stockholder approval, your ownership position would be diluted without your further ability to vote on that transaction.

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An active, liquid, and orderly market for our Common Stock or Warrants may not develop.

Our Common Stock and Warrants are expected to trade on Nasdaq as of the effective date of the registration statement of which this prospectus forms a part. An active trading market for our Common Stock or Warrants may never develop or be sustained. If an active market for our Common Stock or Warrants does not continue to develop or is not sustained, it may be difficult for investors to sell shares of their shares of Common Stock or Warrants without depressing the market price and investors may not be able to sell their securities at all. An inactive market may also impair our ability to raise capital by selling our securities and may impair our ability to acquire other businesses, applications, or technologies using our securities as consideration, which, in turn, could materially adversely affect our business and the market prices of your shares of Common Stock and Warrants.

While we are seeking to list our Common Stock and Warrants on Nasdaq, there is no assurance that either of such securities will be listed on Nasdaq.

While we are seeking to list our Common Stock and Warrants on the Nasdaq Capital Market, we cannot ensure that either of such securities will be accepted for listing on Nasdaq. Should our Warrants be rejected for listing on Nasdaq, we will seek to have our Warrants quoted on the OTC Markets, in which event the trading price of our Warrants could suffer, the trading market for our Warrants may be less liquid, and our Warrant price may be subject to increased volatility. If we fail to have our Warrants quoted on the OTC Markets, there will be no public market for our Warrants.

The Warrants may not have any value.

Each Warrant will have an exercise price equal to $11.00 (110% of the per share public offering of our Units) and will be exercisable from the date of issuance until the third anniversary of the issue date. In the event our Common Stock price does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

Shares of our Common Stock may continue to be subject to illiquidity because our shares may continue to be thinly traded and may never become eligible for trading on a national securities exchange.

While we have applied to have our Common Stock and Warrants listed for trading on the Nasdaq Capital Market in connection with this offering, we cannot assure you that our application will be approved or even if approved, that we will maintain listing on Nasdaq or another national exchange. Our Common Stock is currently quoted on the OTCQB, which is not an exchange. Initial listing on a national securities exchange is subject to a variety of requirements, including minimum trading price and minimum public “float” requirements, and could also be affected by the general skepticism of such markets concerning companies that are the result of mergers with inactive publicly-held companies. There are also continuing eligibility requirements for companies listed on public trading markets. If we are unable to satisfy the initial or continuing eligibility requirements of any such market, then our Common Stock and Warrants may not be listed or could be delisted. This could result in a lower trading price for our Common Stock and may limit your ability to sell your shares, any of which could result in you losing some or all of your investments.

16

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of smaller reporting companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

●	changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;

●	fluctuations in stock market prices and volumes, particularly among securities of smaller reporting companies;

●	changes in market valuations of similar companies;

●	announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;

●	variations in our quarterly operating results;

●	fluctuations in related commodities prices; and

●	additions or departures of key personnel.

As a result, the value of your investment in us may fluctuate.

The trading prices of our Common Stock and Warrants could be volatile and could decline following this offering at a time when you want to sell your holdings

Numerous factors, many of which are beyond our control, may cause the trading prices of our Common Stock and Warrants to fluctuate significantly. These factors include:

●	quarterly variations in our results of operations or those of our competitors;

●	delays in end-user deployments of products;

●	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;

●	intellectual property infringements;

●	our ability to develop and market new and enhanced products on a timely basis;

●	commencement of, or our involvement in, litigation;

●	major changes in our Board of Directors or management;

●	changes in governmental regulations;

●	changes in earnings estimates or recommendations by securities analysts;

●	the impact of the COVID-19 pandemic on capital markets;

●	our failure to generate material revenues;

●	our public disclosure of the terms of this financing and any financing which we consummate in the future;

●	any acquisitions we may consummate;

●	short selling activities;

●	changes in market valuations of similar companies; and

●	general economic conditions and slow or negative growth of end markets.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies, such as the uncertainty associated with the COVID-19 pandemic. These market fluctuations may adversely affect the price of our Common Stock and other interests in our Company at a time when you want to sell your interest in us.

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Future sales or perceived sales of our Common Stock could depress the trading prices of our Common Stock and Warrants.

This prospectus covers 1,500,000 shares of Common Stock and 1,500,000 shares of Common Stock issuable upon the exercise of the Warrants underlying the Units. If the holders of these securities were to attempt to sell a substantial amount of their holdings at once, the market prices of our Common Stock and Warrants could decline. Moreover, the perceived risk of this potential dilution could cause stockholders to attempt to sell their securities and investors to short such securities, a practice in which an investor sells securities that he or she does not own at prevailing market prices, hoping to purchase such securities later at a lower price to cover the sale. As each of these events would cause the number of shares of our Common Stock being offered for sale to increase, our Common Stock market price would likely further decline and if such market price is less than the exercise price of the Warrants, make the Warrants worthless. All of these events could combine to make it very difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

Our Common Stock or Warrants may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our Common Stock or Warrants.

Our Common Stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market prices of our Common Stock or Warrants without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the market prices of our Common Stock and Warrants to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our Common Stock and Warrants will be stable or appreciate over time.

We currently do not intend to declare dividends on our Common Stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our Common Stock.

We currently do not expect to declare any dividends on our Common Stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used to provide working capital, to support our operations and to finance the growth and development of our business. Any determination to declare or pay dividends in the future will be at the discretion of our Board of Directors, subject to applicable laws and dependent upon a number of factors, including our earnings, capital requirements and overall financial conditions. In addition, terms of any future debt or preferred securities may further restrict our ability to pay dividends on our Common Stock. Accordingly, your only opportunity to achieve a return on your investment in our Common Stock may be if the market price of our Common Stock appreciates and you sell your shares at a profit. The market price for our Common Stock may never exceed, and may fall below, the price that you pay for such Common Stock. See “Dividend Policy.”

Risks Relating to this Offering and our Reverse Stock Split

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of Common Stock. As a result, investors in this offering will incur immediate dilution of $9.86 per share based on the assumed public offering price of $10.00 per share of Common Stock underlying each Unit. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

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Participation in this offering by certain of our directors and their affiliates would reduce the available public float for our shares.

It is possible that one or more of our directors or their affiliates or related parties could purchase Units in this offering at the public offering price and on the same terms as the other purchasers in this offering. Any purchases by our directors or their affiliates or related parties would reduce the available public float for our shares because such stockholders would be restricted from selling the Common Stock and Warrants underlying any purchased Units by a lock-up agreement they have agreed to enter into with the Representative and by restrictions under applicable securities laws. As a result, any purchase of Units by such stockholders in this offering may reduce the liquidity of your shares of Common Stock or Warrants relative to what it would have been had these shares of Common Stock and Warrants underlying the Units been purchased by non-affiliated investors.

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

We intend to use the net proceeds from this offering to provide funding for the following purposes: research and development; engineering, operations, quality inspection, information technology and sales force expansion; marketing and sales and working capital. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our securities.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline. See “Use of Proceeds.”

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Even if the proposed reverse stock split increases the market price of our Common Stock and we meet the initial listing requirements of the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market, a failure of which could result in a delisting of our Common Stock.

The Nasdaq Capital Market requires that the trading price of its listed stocks remain above $1.00 in order for the stock to remain listed. If a listed stock trades below $1.00 for more than 30 consecutive trading days, then it is subject to delisting from the Nasdaq Capital Market. In addition, to maintain a listing on the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our Common Stock and Warrants and would impair your ability to sell or purchase your shares of our Common Stock or Warrants when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our Common Stock or Warrants to become listed again, stabilize the market price or improve the liquidity of our Common Stock or Warrants, prevent our Common Stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

The reverse stock split may decrease the liquidity of our Common Stock and Warrants.

The liquidity of the shares of our Common Stock or Warrants may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our Common Stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares of Common Stock and Warrants and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock or Warrants may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that the 1-for-20 reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock or Warrants may not necessarily improve.

There is no assurance that once listed on the Nasdaq Capital Market we will not continue to experience volatility in our share price.

The OTCQB, where our Common Stock is currently traded, is an inter-dealer, over-the-counter market that provides significantly less liquidity than the Nasdaq Capital Market. Our Common Stock is thinly traded due to the limited number of shares available for trading on the OTCQB, thus causing large swings in price. Our public offering price per Unit may vary from the market price of our Common Stock after the offering. If an active market for our stock develops and continues, our stock price may nevertheless be volatile. As such, investors and potential investors may find it difficult to obtain accurate stock price quotations, and holders of our securities may be unable to resell their securities at or near their original offering price or at any price.

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Risks Related to the Warrants

Warrants are speculative in nature.

The Warrants offered in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Common Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Common Stock and pay an exercise price of $11.00 per share (110% of the assumed public offering price per Unit), from time to time, until the third anniversary from the date of issuance, after which date any unexercised Warrants will expire and have no further value. In addition, there is no established trading market for the Warrants and, although we have applied to list the Warrants on Nasdaq, there can be no assurance that an active trading market will develop.

The Warrants may not have any value and if an active, liquid trading market for the Warrants does not develop, you may not be able to sell your Warrants quickly or at or above the price you paid for them.

Prior to this offering, there has been no public market for any of our Warrants. We have applied to list the Warrants on the Nasdaq Capital Market. However, there can be no assurance that such listing will be approved. An active trading market may not develop for the Warrants to be sold in this offering or, if developed, may not be sustained, and the market for the Warrants may be highly volatile or may decline regardless of our operating performance. The lack of an active market may impair your ability to sell your Warrants at the time you wish to sell them or at a price that you consider reasonable. In the event that our Common Stock price does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their warrants or may receive an amount less than they would be entitled to if they had exercised their warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

Holders of our Warrants will have no rights as a Common Stockholder until they acquire our Common Stock.

Until investors acquire shares of our Common Stock upon exercise of the warrants being offered in this offering, they will have no rights with respect to our Common Stock such as voting rights or the right to receive dividends. Upon exercise of such warrants, holders will be entitled to exercise the rights of a Common Stockholder only as to matters for which the record date occurs after the exercise date.

Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

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If we do not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If we do not file and maintain a current and effective registration statement relating to the Common Stock issuable upon exercise of the Warrants at the time that holders wish to exercise such Warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of Common Stock that holders will receive upon exercise of the Warrants will be fewer than it would have been had such holder exercised his Warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their Warrants for cash if a current and effective registration statement relating to the Common Stock issuable upon exercise of the Warrants is available. Under the terms of the underwriting agreement, we have agreed to use our best efforts to meet these conditions and to file and maintain a current and effective registration statement relating to the Common Stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our Company may be reduced or the Warrants may expire worthless.

An investor will only be able to exercise his Warrant if the issuance of shares of Common Stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the Warrants.

No Warrants will be exercisable and we will not be obligated to issue shares of Common Stock unless the shares of Common Stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. If the shares of Common Stock issuable upon exercise of the Warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, the Warrants may be deprived of any value, the market for the Warrants may be limited and they may expire worthless if they cannot be sold.

We may amend the terms of the Warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding Warrants.

The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. All other modifications or amendments, including any amendment to increase the exercise price of the Warrants or shorten the exercise period of the Warrants, shall require the written consent of the registered holders of a majority of the then outstanding Warrants which may be contrary to your interests.

The Warrants may have an adverse effect on the market price of our Common Stock and make it more difficult to effect a business combination.

We will be issuing Warrants to purchase shares of Common Stock as part of this offering. To the extent we issue shares of Common Stock to effect a future business combination, the potential for the issuance of a substantial number of additional shares upon exercise of the Warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such Warrants, when exercised, will increase the number of issued and outstanding shares of Common Stock and reduce the value of the shares issued to complete the business combination. Accordingly, the Warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring a target business. Additionally, the sale, or even the possibility of sale, of the shares of Common Stock underlying the Warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent the Warrants are exercised, you may experience dilution to your holdings.

Our Warrant Agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our Warrants, which could limit the ability of Warrant holders to obtain a favorable judicial forum for disputes with our Company.

Our Warrant Agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our Warrants shall be deemed to have notice of and to have consented to the forum provisions in our Warrant Agreement.

If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement, is filed in a court other than courts of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such Warrant holder in any such enforcement action by service upon such Warrant holder’s counsel in the foreign action as agent for such Warrant holder.

This choice-of-forum provision may limit a Warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board of Directors.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $13,375,000 after deducting estimated underwriting discounts and estimated offering expenses payable by us. If the Underwriters’ Over-Allotment Option is exercised in full, we estimate that our net proceeds will be approximately $15,445,000. We intend to use the net proceeds from this offering, and any proceeds from the exercise of the Warrants underlying the Units, for the following purposes:

Proceeds:	Amount:
Gross Proceeds	$15,000,000
Discounts	1,050,000
Accountable Expenses	125,000
Non-Accountable Fee	150,000
Estimated printing, transfer agent, warrant agent and other expenses	300,000
Net Proceeds	$13,375,000

Uses:
Product Inventory	$3,450,000
Marketing	4,140,000
Research & Development	3,450,000
Working Capital	2,335,000
Total	$13,375,000

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The proceeds from this offering would satisfy the Company’s cash requirements for the next 12 months.

The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our product sales and marketing efforts, the amount of proceeds received from the exercise of the Warrants, and the amount of cash generated through our existing strategic collaborations and any additional strategic collaborations into which we may enter.

The actual allocation of proceeds realized from this offering will depend upon our operating revenues and cash position and our working capital requirements and may change.

Therefore, as of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and US government securities. We anticipate that the proceeds from this offering will enable us to further grow the business and increase cash flows from operations.

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CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of March 31, 2021. Such information is set forth on the following basis:

●	on an actual basis.

●	on a pro forma basis, giving effect to the sale by us of 1,500,000 Units, at an assumed public offering price of $10.00 per Unit, after deducting underwriting discounts and commissions and estimated offering expenses.

The pro forma information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of March 31, 2021
	Unaudited, Actual	Pro Forma
Cash and Cash Equivalents	$9,311,878	$23,111,878
Total Current Assets	9,811,800	23,611,800
Total Current Liabilities	1,373,616	1,373,616
Total Long-Term Liabilities	8,272	8,272

Stockholders’ Equity:
Series A and B Preferred Stock, $0.0001 par value, 1,100,000 shares authorized, 1,000 Series A and nil Series B shares issued and outstanding, respectively	1	1
Common Stock, $0.0001 par value, 299,000,000 shares authorized, 162,763,986 issued and outstanding actual, and issued and outstanding, as adjusted	16,277	16,427
Additional paid-in capital	22,539,306	36,339,306
Accumulated Deficit	(14,089,552)	(14,089,552)
Total Stockholders’ Equity	$8,828,006	$22,628,006

A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $1,380,000 assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

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DETERMINATION OF OFFERING PRICE

The offering price of the Units has been negotiated between the Representative and us considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Each Unit consists of one share of our Common Stock and a Warrant to purchase one share of our Common Stock at an exercise price equal to $11.00 which is 110% of the assumed public offering price per Unit.

MARKET FOR OUR COMMON STOCK

Our Common Stock is currently quoted on the OTCQB under the trading symbol “WKSP.” Quotations on the OTCQB reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions. On July 6, 2021, the reported closing price of our Common Stock was $10.89 per share (assuming a 1-for-20 reverse stock split of our Common Stock).

Holders

As of July 6, 2021, there were had 131 stockholders of record of our Common Stock. The number of stockholders of record does not include certain beneficial owners of our Common Stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Dividend Policy

We have never declared or paid any cash dividends on our share capital. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. In addition, the terms of any future debt or preferred securities may further restrict our ability to pay dividends.  “See Risk Factors–We currently do not intend to declare dividends on our Common Stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our Common Stock.”

Transfer Agent

The transfer agent for our Common Stock is EQ Shareowner Services, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120, equiniti.com/us. Our transfer agent will also be the Warrant Agent.

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DILUTION

If you invest in our securities, your investment will be diluted immediately to the extent of the difference between the public offering price per share of Common Stock that is part of the Unit, and the pro forma net tangible book value per share of Common Stock immediately after this offering.

Net tangible book value (deficit) represents the amount of our total tangible assets reduced by our total liabilities. Tangible assets equal our total assets less intangible assets. Pro forma net tangible book value per share represents our pro forma net tangible book value divided by the number of shares of Common Stock outstanding. As of March 31, 2021, our actual net tangible deficit value was $8,828,006 and our net tangible book deficit per share was $0.05.

After giving effect to the sale of Units that we are offering (attributing no value to the warrants) at the assumed public offering price of $10.00 per share, and after deducting the underwriting discount and commission and estimated offering expenses, our pro forma net tangible book value (deficit) as of March 31, 2021 would have been $22,628,006, or $0.14 per share. This represents an immediate increase in pro forma net tangible book value (deficit) of $0.09 per share to existing stockholders and immediate dilution of $9.86 per share to new investors purchasing Units in the offering.

The following table illustrates per share dilution (1):

Assumed public offering price per Unit	$10.00
Net tangible book deficit value per share as of March 31, 2021	$0.05
Increase in pro forma net tangible book value per share attributable to new investors	$0.09
Pro forma net tangible book value per share after giving effect to this offering	$0.14
Dilution in net tangible book value per share to new investors	$9.86

(1) Does not include:

●	common shares issuable upon exercise of the Underwriter’s Warrants;
●	common shares issuable upon exercise of the Warrants sold in this offering; or
●	common shares issuable upon exercise of the underwriter’s option to purchase additional shares and/or warrants from us in this offering.

If the Underwriters’ Over-Allotment Option is exercised, our adjusted pro forma net tangible book value following the offering will be $0.13 per share, and the dilution to new investors in the offering will be $9.87 per share.

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BUSINESS

Overview

The Company designs and distributes pickup truck covers called tonneau covers throughout the United States and Canada. Tonneau covers, described below are useful aftermarket accessories that provide security and protection for cargo to personal pickup truck owners.

The Company, Franchise Holdings International, Inc. (“FNHI”), was incorporated in the state of Nevada on April 2, 2003.

Worksport Ltd. was formed in 2011 in Ontario, Canada (“Worksport Ontario”).

In December 2014, FNHI acquired 100% of the outstanding equity of Worksport Ontario pursuant to which Worksport Ontario became a wholly-owned subsidiary of FNHI. Since acquiring Worksport Ontario, the Company has abandoned all previous business plans and has focused on developing the tonneau business.

In May 2020, FNHI changed its name to Worksport Ltd. The Company’s Common Stock is currently quoted on the OTCQB under the symbol “WKSP”.” All references to “Worksport,” “WKSP,” or “the Company” as used herein refers to the consolidated operations of the Company and Worksport Ontario.

General

The Company designs and distributes pickup truck covers called tonneau covers throughout the United States and Canada. Tonneau covers, described below, are useful aftermarket accessories that provide security and protection for cargo to personal pickup truck owners.

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Products

We have developed soft vinyl tonneau covers and hard aluminum tonneau covers. Covers are offered in three or four-panel options. Once installed, our tonneau covers latch against the bed of the truck and fold up against the back window of the truck cab.

Our current products include the SC (Soft Cover) SC3, SC3pro and TC (Tough Cover) TC3 lines.

SC3

The SC3 was Worksport’s first product introduced in 2011 and is fitted with a powder coated lightweight aluminum frame and rear cam latches. The tri-fold cover is ultra-violet (UV) protected vinyl tri-layer material that seals around the truck bed with a rubber gasket designed to protect cargo from moisture and debris.

SC3pro

The SC3pro was introduced in 2012 and has been upgraded from the SC3 to include our patented “Smart Latch” system. The SC3pro offers the same features as the SC3; however, the Smart Latch system allows the operator to open the cover by simply pulling a release cable.

TC3

The TC3 was introduced in 2011 but offers a 14 millimeter thick aluminum tri-cover panel with a honey-comb core coated in a durable black scratch-resistant powder coating. The TC3 is fitted with the same frame as the SC3 and seals and latches the same as the SC3.

Products in Production

Worksport is currently developing the following products:

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SC4

The SC4 is estimated to launch in the third quarter of 2021. We believe that this will be the first vinyl wrapped tonneau cover to fold in four sections. This cover will also allow its users full bed access by being foldable upwards toward the rear window of the truck. This cover will be more compact when folded parallel to the back window of the truck which will reduce wind resistance and rear window obstruction.

TC4

The TC4 is currently in the design stage with an estimated to launch in the fourth quarter of 2021. The TC4 design will fold with four sections, and rotate toward the truck cab’s rear window, allowing full bed access. The cover will have three locking points, with two latching points that are cable operated. The cover will be made using FRP (fiberglass reinforced polymer) panels with a matte black silicate surface, for a durable, matt-black finish.

Like the SC3pro, TC4 will offer a cable operated latching system. Options on the TC4 will include expandable cargo division and storage solutions.

TERRAVIS

We are currently developing a two component system called the TerraVis that consists of a solar tonneau cover and portable core battery.

The TerraVis tonneau cover will be the charging component of the TerraVis and is part of a larger proprietary system which uses mono-crystalline high efficiency solar panels, rather than our standard FRP or Aluminum rigid panels. The system will generate up to 1000-watts of low voltage DC current. The power will then be stored in an integrated, scalable Lithium Iron Phosphate (LiFeP04) battery bank, that can expand to over 6 kilowatts (kw) of energy storage. These components all combine to form the TerraVis System, referenced above. The energy can be stored and inverted to two 2000-watt 110V AC outlets or used to re-charge the vehicle’s onboard battery systems as emergency.

Based on our TC4 design, our TerraVis cover is designed to provide portable power for pickup trucks and add driving range to next-generation EV (Electric Vehicle) pickups by generating solar charge power. While folded over the bed of the truck, the TerraVis cover is designed to charge power banks and portable batteries, turning any truck into a mobile micro-grid power station.

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TerraVis will be designed with integrated track systems within the bed of the truck. These tracks can be used for a variety of add-on options such as, chrome trim, tie downs, cargo cleats, textile storage bags, seating, cargo racks, sliding system and others.

The TerraVis COR will be the battery component of TerraVis and will be available to the broader consumer market as a stand-alone mobile power system for off-grid power. This will be a modular, scalable, portable power system. Chargeable via the TerraVis solar panel tonneau cover, any solar panel, or wall outlet. the TerraVis COR is the battery pack that will produce power from the modular Worksport COR battery packs and provide DC powder to charge mobile devices, as well as invert the power to 2000 watts of A/C power to power job sites, camp sites, or where power may not be conveniently available.

Our sales efforts for our TerraVis System will be focused on the North American markets, for companies such as Rivian, Workhorse, Atlis, Bollinger, Tesla, Hercules, as well as GM and Ford trucks.

Manufacturing

All Worksport products are manufactured in a facility located Meizhou, China according to our specifications, schematics and blueprints. We believe that production at the factory can be increased within 30 days to facilitate volumes up to ten times the current output without any adverse effects on quality or craftsmanship.

We are currently in the process of establishing manufacturing presence within North America (the United States, Canada and Mexico). Management is hopeful that an agreement can be reached between respective governments and that a new facility can be built sometime in 2021. Management believes that having manufacturing capability in North America will increase quality control and production efficiency.

Intellectual Property

The Company currently holds a broad collection of intellectual property rights relating to certain aspects of its parts and accessories, and services. This includes patents, trademarks, service marks, and trade secrets. Although the Company believes the ownership of such intellectual property rights is an important factor in its business and that its success does depend in part on such ownership, the Company relies primarily on the innovative skills, technical competence and marketing abilities of its personnel.

Patents

Our current intellectual portfolio consists of four (4) issued U.S. utility patents, four (4) completed international Patent Cooperation Treaty (“PCT”) application, one (1) issued Canadian utility and pending divisional patent application. We also in the process of preparing five (5) U.S. provisional patent applications and one (1) U.S. design patent application. Our patents and applications relate, among others, to:

●	Storage bag use for a tonneau cover;
●	Tonneau system for use with a pickup truck;
●	Latches and rails for use in tonneau truck covers; and
●	Portable power systems.

Granted U.S. patents will expire between 2032 and 2039, excluding any patent term extensions that might be available following the grant of marketing authorizations. If issued, pending applications would expire in 2041, excluding any patent term adjustment that might be available following the grant of the patent and any patent term extensions that might be available following the grant of marketing authorizations.

All patents issued to our Chief Executive Officer, Steven Rossi, have been assigned to the Company or will be assigned to the Company upon being issued by the USPTO.

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Trademarks

The Company has 15 trademarks in various states of pending, registered and allowed in the United States, Canada, China, the United Kingdom and Canada.

Government Regulation

Other than standard business licenses, no permits or regulatory approvals are required to distribute Worksport products to clients in any of the areas in which we operate.

The Market

Our revenue is directly proportional to sales of pickup trucks. The following graph shows sales of specialty equipment retail sales of aftermarket automotive accessories in the United States in billions from 2016, through the third quarter of 2019 and estimates those sales into 2023.

The worldwide COVID-19 pandemic has not critically affected the pickup truck market. In 2020, new vehicle sales were under 15 million, with light trucks accounting for approximately 74% of total sales in the United States.

This current growth trend is fueled by a decade average of strong overall economic performance, including an ongoing decade average decline in unemployment and growth in consumer spending. A strong economy paired with rising consumer confidence suggest that consumers are willing to spend capital on discretionary items, such as specialty automotive parts. While new vehicle sales have leveled off, they still remain at near-record highs—close to 15 million per year. Recently announced tariffs on imported steel, aluminum, etc. and other policy changes could affect the economy and the automotive industry, however, demand continues to remain strong for new pickup trucks in North America.

The Statista Market Outlook suggests that pickup trucks will continue to be the number one selling vehicle in North America. Pickup truck upgrades are the largest sector of the specialty equipment industry, accounting for 27% of total retail dollars (about $12.03 Billion). In the United States alone, there are over 158.6 million registered light trucks. Despite the growth of crossover vehicles (CUV) overall, full-size pickups remain the most common vehicle subtype on the road today. This is likely driven by the continued popularity of domestic half-ton pickups (e.g., Ford F-150, Chevrolet Silverado, Ram 1500) throughout the United States, especially in the U.S. southern states.

While there is increasing interest in electrification by automakers, less than 1% of light vehicles are electrified thus far. This will be the decade where mass adoption takes place. The electric pickup truck market is very promising. Under the push of EV’s worldwide and legal policies in states like California banning non-eco truck sales by 2035, we believe that a sizable amount of customers will be looking to purchase and upgrade to newer trucks. EV pickup truck sales are suggested to grow at a 58% change of annual growth rate (CAGR) between 2020 and 2030.

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The top registered make and models of pickup trucks in the United States are shown below.

Top Registered Models1

Model:	Number in Millions:
GM Full-Size Pickup	17.6
Ford F-Series	15.6
Ram Pickup	7.6
Toyota Tacoma	3.2
Ford Ranger	2.3
Chevrolet Silverado 2500	2.1
Toyota Tundra	2.0

Of the roughly 56 million pickups in the United States today, nearly 60% of them are either GM Full-Size or Ford F-Series, and account for almost 12% of all vehicles on the road. The Ram Pickup is third. All three brands are ideal target markets for our products.

2020 New Pickup Truck Sales in the United States by Month (All Models)

With 2020 year-end sales for the most popular pickup trucks of approximately 780,000 units, the Ford F-Series was the best-selling light truck in the United States. The Ford F-Series is a series of full-size pickup trucks, the most popular variant being the F-1502. The 14th generation of this model was released in 2020.

1 Statista, Inc. Pickup Trucks–United States. Retrieved from www.statista.com.

2 Capparella, Joey (January 6, 2021) 25 Best-Selling Cars, Trucks and SUVs of 2020. Car and Driver.

www.caranddriver.com/news/g32006077/best-selling-cars-2020

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Pickup truck sales growth in the U.S. increased in 2019, compared with 2018. U.S. pickup truck sales came to around 3.13 million units in 2019, compared to 2.9 million units in 2018.3 With the exception of Toyota pickups, light trucks built by U.S.-based automakers continue to be favorites among U.S. vehicle buyers.

Distribution

We distribute our tonneau covers are through wholesalers and online retail channels in Canada and the United States. We will also provide our tonneau covers for private labels and Original Equipment Manufacturers.

The specialty equipment (aftermarket) consists of three major types of customers which include master warehouse distributors, dealers and wholesalers, and retail end consumers. Master warehouse distributors will stock and distribute products to their customers, which are usually local dealers and wholesalers. Dealers and wholesalers are local stores which sell products to some businesses and retail consumers in their area and online. Dealers will purchase most of their products from their local distributor who will deliver to them regularly. Retail end consumers are simply the end users of the products.

Market Projections4

●	Revenue in the pickup trucks market segment is projected to reach $66,187,000 in 2021.
●	Revenue is expected to show an annual growth rate (CAGR 2021-2025) of 5.16%, resulting in a projected market volume of $80,946,000 by 2025.
●	Pickup trucks market segment unit sales are expected to reach 2,715,000 in 2025.

The following table includes the percentage of the Company’s sales to significant customers for the year ended December 31, 2020 and 2019, as well as the balance included in revenue and accounts receivable for each significant customer as at December 31, 2020 and 2019.

	2020		2019
	$	%	$	%
Customer A	0	-	1,912,401	89
Customer B	190,313	51	0	-
Customer C	97,514	26	67,018	3
Total	287,827	77	1,979,419	92

The Original Manufacturing Market (OEM) consists of vehicle manufactures with corporate offices and distribution points globally. Specifically, within North America, Worksport’s target customers in OEM markets include but are not limited to:

●	Toyota Motor Co;
●	Lordstown Motors Corp;
●	Rivian;
●	Ford Motor Co;
●	Nissan Motor Co;
●	General Motors; and
●	FCA Automotive (Ram Trucks).

Worksport currently has two OEM partnerships with the electric-truck manufacturers, Hercules Electric Vehicles and Atlis Motor Vehicles. These partnerships are currently in the development stage whereby we intend to work with these companies to explore integrating our TerraVis solar tonneau cover with Hercules and Atlis’ EV pickup truck models.

3 Statista, Inc. Pickup Trucks.

4 Statista, Inc. Pickup Trucks.

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Competition

In our estimation, for many years, consumers looking to purchase tonneau covers have had a limited amount of options available to them and mostly consisted of:

1.	Soft Folding & Roll-up covers (Vinyl covers);
2.	Solid one piece caps and lids (Plastic & Fiberglass);
3.	Retractable Covers (Plastic & Aluminum); and
4.	Hard Folding & Standing Covers (Aluminum and FRP).

Solid one piece covers and retractable covers are the least desirable because of their limited functionality and overall cost. We believe that consumers want a less cumbersome tonneau cover with high functionality and at a lower cost.

That is why the most popular covers in today’s market are soft and hard folding/rolling tonneau covers and the biggest growth opportunity in the tonneau cover market is the aggressively priced hard folding tonneau cover market niche.

Our largest competitor is Truck Hero which has acquired upwards of 13 independent tonneau cover brands in North America. Truck Hero’s products directly compete with our products.

Our second largest competitor is Truck Accessory Group (TAG), however, TAG’s products do not directly compete with those of ours.

We believe that by being independent, aggressively priced, innovative, and operationally sound, we will be able to grow revenues with minimal sales effort while continuing to develop our relationships with our larger clients.

Furthermore, we believe our Company is currently the only independent Business-to-Business (B2B) producer of tonneau covers in the United States and Canada that does not sell directly to customers (B2C). Worksport believes that we can expand our current customer base throughout our current and future markets and is evaluating entering various B2C channels to boost sales of new products.

Our business plan moving forward is to sell our products to the 60,000 existing auto parts retailers throughout the United States. Our products are currently being distributed to 17,000 of these stores.

The Company also plans to eventually expand to other markets outside the United States and Canada. We intend to generate revenue in new markets from the automotive specialty equipment markets and global Original Equipment Manufacturers.

Our goal is to become the leader in the tonneau cover market through innovation. Our main objective is to design and engineer our products to better suit today’s new, dynamic, and innovative models of light trucks and electric trucks with TerraVis.

Employees

We currently employ four full-time employees, including our Chief Executive Officer. We intend to hire additional employees as our operations grow. We rely on independent contractors for additional labor, as needed.

Executive Offices

Our principal executive offices and warehouse is located at 3120 Rutherford Road, Suite 414, Vaughan, Ontario, Canada L4K 0B2.

Our main telephone number is (888) 554-8789. Our main website is www.worksport.com, the contents of which are not incorporated by reference into this prospectus.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements and notes thereto appearing elsewhere in this prospectus. Our financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results could differ materially from those anticipated by these forward-looking statements as a result of many factors. We discuss factors that we believe could cause or contribute to these differences below and elsewhere in this prospectus, including those set forth under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Cautionary Note Regarding Forward-Looking Statements

The following discussion contains forward-looking statements regarding us, our business, prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause our actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation, our ability to successfully develop new products and services for new markets; the impact of competition on our revenues, changes in law or regulatory requirements that adversely affect or preclude clients from using us for certain applications; delays our introduction of new products or services; and our failure to keep pace with our competitors. When used in this discussion, words such as “believes,” “anticipates,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made by us in this report and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

Results of Operations

Three Months Ended March 31, 2021, compared to Three Months Ended March 31, 2020

Revenue

For the three months ended March 31, 2021, revenue generated from sales was $7,650, compared to $41,027 for the three months ended March 31, 2020. Total revenues decreased by approximately 81% compared to the same period in the prior year.

As a result of the COVID-19 pandemic for the quarter ended March 31, 2021, factory output decreased, shipping costs increased and the ability to distribute products to dealers, wholesalers and retailers was constrained due to labor shortages.

For the quarter ended March 31, 2021, total revenues generated in Canada decreased 100% from $13,018 in the prior period to $0. For the quarter ended March 31, 2021, total revenue generated in the United States decreased 65% from $21,702 in the prior period to $7,650. The decrease in revenue generated in Canada and United States can be attributed to the Company’s focus on enhancing its manufacturing and logistics supply chain for the introduction of new products into the market.

For the quarter ended March 31, 2021, online revenues decreased 60% from $19,005 in the prior period to $7,650. Online revenue accounted for 100% of total revenue for the quarter ended March 31, 2021, compared to 63% for the same period in 2020.

For the quarter ended March 31, 2021, revenues based on distributors decreased from 13,018 to $0 compared to the same period in 2020.

Worksport currently works with a total of nine dealers and distributors, however, given current market conditions Worksport plans to focus on online sales during 2021. Management believes that increasing sales through online retailers will continue to outpace the traditional distribution business model during 2021. Management further believes that online retailer’s customers tend to provide larger sales volumes, greater profit margins and greater protection against price erosion.

Cost of Sales

For the quarter ended March 31, 2021, cost of sales increased by 123% from $27,011 in the prior period to $60,221. Cost of sales, as a percentage of sales, was approximately 787% and 66% for three months ended March 31, 2021, and 2020, respectively. The increase in cost of sales was primarily due to increased shipping expenses near the end of the quarter in connection with inventory acquisitions.

Shipping and freight costs accounted for 52% of total cost of sales during the quarter ended March 31, 2020, compared to 13% for the same period in 2020. The increase in the percentage of the cost of sales was due to increased shipping expenses near the end of the quarter.

Gross Margin

Gross margin percentage for the quarter ended March 31, 2021, and 2020 were negative 687% and 34% respectively. The decrease reflects the Company’s focus on enhancing its manufacturing and logistics supply chain as it seeks to introduce new products, as well as increased shipping expenses near the end of the quarter relating to inventory purchases.

Operating Expenses

Operating expenses increased for the quarter ended March 31, 2021, by $782,434 from $138,471 in the prior period to $949,255.

●	General and administrative expense increased by $100,378 from $33,906 in the prior period to $134,284. The increase related to research and development and salaries as the Company seeks to expand its operations and products.
●	The Company realized a loss on foreign exchange of $5,206 during the quarter ended March 31, 2021, a decrease of $12,932 compared to a gain on foreign exchange of $7,726 during the prior period. The decrease on foreign exchange can be attributed to operating with the Canadian Dollar.
●	Professional fees which include accounting, legal and consulting fees, increased from $109,465 for the quarter ended March 31, 2020 to $647,114 for the quarter ended March 31, 2021. The increase was due to the employment of various third party consultants to help expand the Company’s business operations.

Other Income and Expenses

Other income and expenses for the quarter ended March 31, 2021 was $221,693 compared to $27,811 the prior period, a change of $193,882. The difference can be attributed to the Company’s increased interest expense.

Net Loss

Net loss for the quarter ended March 31, 2021 was $1,223,519 compared to $152,266 for the quarter ended March 31, 2020, a change of $1,071,253 or 704%. The increase in the net loss can be attributed to the decrease in net sales and the increase of expenses as the Company focuses on expanding its operations.

Year Ended December 31, 2021, compared to Year Ended December 31, 2020

Revenue

For the year ended December 31, 2020, total revenues were $346,144, compared to $1,926,405 for the year ended December 31, 2019. Total revenues decreased by approximately 82% due to the COVID-19 pandemic and the loss of a significant customer during the year ended December 31, 2020.

As a result of the COVID-19 pandemic, factory output decreased, shipping costs increased and the ability to distribute products to dealers, wholesalers and retailers was constrained due to labor shortages.

For the year ended December 31, 2020 total revenues generated in Canada decreased 56% from $65,842 USD to $28,917 USD for the same period in 2019. For the year ended December 31, 2020, total revenue generated in the United States decreased 83% from $1,860,563 USD to $317,227 for the same period in 2019.

For the year ended December 31, 2020, online revenues increased from $174,793 in 2019 to $337,053, an increase of 93%. Online revenue accounted for 90% of total revenue for the year ended December 31, 2020 compared to 8% for the year ended December 31, 2019.

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For the year ended December 31, 2020, revenues based on distributors decreased from $64,610 in 2019 to $29,699.

For the year ended December 31, 2020, private label revenues decreased from $1,912,400 to $0.

Worksport currently works with a total of nine dealers and distributors, however, given current market conditions Worksport plans to focus on online sales during 2021. Management believes that increasing sales through online retailers will continue to outpace the traditional distribution business model during 2021. Management further believes that online retailer’s customers tend to provide larger sales volumes, greater profit margins and greater protection against price erosion.

Cost of Sales

For the year ended December 31, 2020 total cost of sales decreased by 82% from $1,687,857 to $298,996 for the year ended December 31, 2019. The decrease in cost of sales directly relates to the decrease in revenues generated.

Cost of sales, as a percentage of sales, was approximately 82% and 88% for the years ended December 31, 2020 and 2019, respectively. The decrease in percentage of sales resulted in a gross margin increase from 12% for the years ended December 31, 2019 to 14% for the year ended December 31, 2020. This increase in gross margin is related to the fluctuation in foreign exchange rates between the Canadian Dollar and the United States dollars for purposes of financial reporting as well as the decrease in the overall cost of goods sold, especially associated with warehousing and fulfillment.

Shipping and freight costs accounted for 28% of total cost of sales during the year ended December 31, 2020, compared to 3% in 2019. This increase is primarily attributed to an increase in international shipping expense.

Worksport provides its distributors and online retailers an “all-in” wholesale price. This includes any import duty charges, taxes and shipping charges. Discounts are applied if the distributor or retailer chooses to use their own shipping process. Certain exceptions apply on rare occasions where product is shipped outside the contiguous United Sates or from the United States to Canada. Volume discounts are also offered to certain higher volume customers. Worksport also offers a “dock price” or “pickup program,” where certain distributors or retailers are able to pick up product directly from one of Worksport’s stocking warehouses.

Operating Expenses

For the year ended December 31, 2020 general and administrative expenses were $201,929 compared to $238,841 for the year ended December 31, 2019.

Material changes in general and administrative expenses consisted of the following:

●	Wages decreased from $72,081 for the year ended December 31, 2019 compared to $66,182 for the year ended December 31, 2020.
●	General expenses decreased from $127,396 for the year ended December 31, 2019 compared to $108,197 for the year ended December 31, 2020. The decrease was due to a decrease in the Company’s operations as a result of COVID-19.
●	Shipping and freight charges decreased by 35% or $9,312 to $17,329 for the year ended December 31, 2020 compared to $26,641 year ended December 31, 2019. The decrease was a result of decreased Company operations due to COVID-19 resulting in decrease shipping cost being incurred.
●	Professional fees which include accounting, legal fees, consulting fees, and listing and filing fees, increased from $515,279 for the year ended December 31, 2019 to $679,654 for the year ended December 31, 2020–an increase of 32%. Accounting and audit fees decreased by 33% from $173,434 in 2019 to $115,957 in 2020. Consulting fees increased by 194% or from $260,556 in 2019 to $394,864 2020. The increase in consulting fees was a result of hiring a factory management company in China, a marketing firm and up-listing consultants. Legal fees decreased from $124,373 in 2019 to $104,648 in 2020.

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Other Income and Expenses

During the year ended December 31, 2020 a convertible promissory note was converted into 2,520,434 shares of Common Stock at $0.09 per share for $226,839. The original value of the convertible promissory note converted was $182,565 as a result of the conversion the Company recognized a loss of $44,274 on settlement of debt.

During the year ended December 31, 2020, the Company reached a legal settlement agreement with an investor. In accordance with the settlement agreement, 4,166,667 post-stock split (25,000,000 pre-stock split), reserved shares were released and returned to the Company. This transaction resulted in a gain on debt settlement of $229,142.

During the year ended December 31, 2019, the Company reached a legal settlement agreement (the “unwinding”) with an individual investor to dissolve the Debt Settlement and Mutual Release Agreement entered into on January 12, 2018. In accordance with the settlement agreement, 19,055,551 pre-stock split, reserved shares were released and returned to the Company. In addition, 5,944,449 pre-stock split (990,742 post-stock split) shares already issued were returned to the Company’s treasury, and cancelled, reducing the companies issued and outstanding shares accordingly. This transaction resulted in a gain on debt settlement of $250,778. The Company closed the unwinding in August 2019.

Net Loss

Net loss for the year ended December 31, 2020 was $1,187,620 compared to a net loss of $359,034 for the year ended December 31, 2019 which is a of 231% increase in net loss when compared year over year. The increase in net loss was a result of the following:

●	Increase in operating expenses from $776,398 for 2019 to $1,033,387 for 2020. An increase of $256,989 or 33%.
●	Decrease in gross profit from $238,548 for 2019 to $47,148 for 2020. A decrease of $191,400 or 80%.

Liquidity and Capital Resources

As of March 31, 2021, the Company had $9,311,878 in cash and cash equivalents. The Company has generated only limited revenues and has relied primarily upon capital generated from public and private offerings of its securities.

Since the Company’s acquisition of Worksport in fiscal 2014, it has never generated a profit.

As of March 31, 2021 the Company had an accumulated deficit of $14,089,552.

Cash Flow Activities

Accounts receivable increased at March 31, 2020 by $24,278 and decreased at March 31, 2021 by $106,349. The decrease was due to the Company’s collection of receivables from customers. Other receivable decreased at March 31, 2021 and March 31, 2020 by $135,307 and $1,390 respectively, due to funds received from a sales tax refund and capital raised in the Reg-A offering.

Inventory decreased at March 31, 2020 by $17,411 and increased at March 31, 2021 by $252,529. Prepaid expenses increased by $64,594 at March 31, 2021 and decreased at March 31, 2020 by $8,281, due to increased consulting and marketing expenditures during the quarter ended March 31, 2021.

Accounts payable and accrued liabilities decreased at March 31, 2021 and March 31, 2020 by $4,862 and $44,567 respectively.

Cash increased from $10,101 at March 31, 2020 to $9,311,878 at March 31, 2021, an increase of $9,301,777 or 921%. The increase in cash was primarily due to its Reg A and private placement offerings which generated $8,984,786.

As of March 31, 2021, the Company had current assets of $9,811,800 and current liabilities of $1,373,617.

Operating Activities

Net cash used by operating activities for the quarter ended March 31, 2021 was $506,867, compared to $181,035 in the prior period. The primary difference was due to the issuance of shares and warrants for services.

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Investing Activities

Net cash used in investing activities for the quarter ended March 31, 2021 was $132,256 compared to $8,765 in the prior period. The increase in investing activities was primarily due to the purchase of property and equipment of $119,233 and the advance of $5,504 of a short-term receivable.

Financing Activities

Net cash provided by financing activities for the quarter ended March 31, 2021 was $8,843,188 compared to $188,817 in the prior period.

During the quarter ended March 31, 2021 the Company received $8,984,706 of proceeds from Reg-A public offering, private placement offering and exercises of warrants incurring share issuance cost of $59,160. During the quarter ended March 31, 2021 the Company made repayment of $62,905 of promissory notes and repayment of $19,453 of stockholder loans.

During 2021, the Company intends to introduce several new tonneau covers as well as the TerraVis System. The Company anticipates that the introduction of these new products will improve the Company’s financial position.

Based on the Company’s future operating plans, existing cash of $9,311,878, additional funds of approximately $6,300,000 raised during the quarter ended March 31, 2021; management believes that the Company has sufficient funds to meet its contractual obligations and working capital requirements for the next 12 months and the foreseeable future.

Off-Balance Sheet Arrangements

None.

Critical Accounting Policies

Our discussion and analysis of results of operations and financial condition are based upon our condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these condensed consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates on an ongoing basis, including those related to provisions for uncollectible accounts receivable, inventories, valuation of intangible assets and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The accounting policies that we follow are set forth in Note 2 to our financial statements as included in the Form 10K filed on April 13, 2021. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

COVID-19

The recent outbreak of the novel coronavirus, specifically identified as “COVID-19,” has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to businesses globally resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The duration and impact of the COVID-19 outbreak is unknown at this time, as is the efficacy of the government and central bank interventions.

Additionally, while the potential economic impact brought by, and the duration of the COVID-19 pandemic is difficult to assess or predict, the impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, financing or mining production activities or the ore and mining industry or the global economy as a whole. However, these effects could have a material impact on our liquidity, capital resources, operations and business and those of the third parties on which we rely. The management and Board of the Company is constantly monitoring this situation to minimize potential losses.

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Plan of Operations

Over the course of the next 12 months, the Company will continue to manufacture quality, functional, and competitively priced tonneau covers for prominent pickup trucks in Canada and the U.S. Worksport will focus its attention on raising capital for its marketing and sales endeavors to increase brand awareness so that the Company can expand its wholesaler dealer network in both Canada and the U.S. Furthermore, the Company’s business development, sales and marketing teams will focus on expanding the Company’s current roster of third party online retailers.

Milestones

The business objectives that the Company expects to accomplish are described below, followed by a description of the significant events that must occur for the business objectives, the time periods during which each of the events is expected to occur and the costs related to each event.

1.	The Company intends to increase customer base, sales, and establish new product market place.

Description:

Significant event:	a.	Acquire and establish a factory lease for Canadian Manufacturing
	b.	Retrofit- and re-tool said factory
	c.	Purchase supply and inventory for production

Time period:	a.	Q4 2021
	b.	Q3 2021
	c.	Q4 2021

Costs:	a.	Approximately $150,000 yearly cost
	b.	Approximately $550,000 initial capital expense
	c.	Approximately $200,000 resource / inventory expense

Risk:		No real reasonable risks are present in this event. The Company is also looking to pursue interest free loan support from the Government in this matter.

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2.	The Company intends to continue to design, develop and manufacture innovative products.

Description: As a more long-term series of goals, management continually maintains a strong focus on continuous improvement and innovation. The TC4 hard folding cover will be a highly strategic step forward in the Company’s hard folding tonneau cover offering. Management believes that the North American market has significant demand for hard folding covers. Management is also accelerating plans to further develop its TerraVis™ product offering. The TerraVis™ product will require manufacturing partnerships with solar panel producers, as well as Lithium Iron Phosphate battery producers. Management will be focused on forging those partnerships to bring the model closer to launch.

Significant event:	a.	Finalize Development of TC4
	b.	Establish Supply Partnerships for TerraVis

Time period:	a.	Q4 2021
	b.	Q2 2022

Costs:	a.	Approximately $25,000 and residual commissions
	b.	Approximately $25,000 (prototype costs)

Risk:		No real reasonable risks are present in this event.

3.	Additional Capital Raise Through the Exercise of Warrants

The Company has recently completed a Regulation-A offering where $6,300,000 was raised from the sale of Units consisting of Common Stock and warrants. The warrants can be exercised for an approximate total amount of $5,700,000 until February of 2022.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 3120 Rutherford Road, Suite 414, Vaughan, Ontario, Canada L4K 0B2. We rent this space for nominal consideration on a month to month basis.

We lease office and warehouse space located at Unit 6, 41 Courtland Ave, Vaughan, ON, L4K 0B1. We lease this 3,600 square foot space pursuant to a lease agreement, dated April 30, 2019, with N.H.D. Development Limited for CAD$2,222 per month (or approximately US$1,777 per month at the exchange rate as of July 6, 2021) from August 1, 2019 until July 31, 2022.

We also lease office and warehouse space located at 7299 East Danbro Crescent, Missisauga, ON, L5N 6P8. We lease this 14,718 square foot space pursuant to a lease agreement, dated April 16, 2021, with Majorcon Holdings, Inc., for CAD$13,883 per month (or approximately US$11,106 per month at the exchange rate as of July 6, 2021) from June 1, 2021 until May 31, 2024.

We believe our facilities are adequate and suitable for our current needs and that should it be needed, suitable additional or alternative space will be available to accommodate our operations.

LEGAL PROCEEDINGS

From time to time, we may be engaged in various legal proceedings or be subject to claims arising in the ordinary course of our business. We are not currently a party to any legal proceedings the ultimate outcome of which, in our judgment based on information currently available, would have a material adverse effect on our business, financial condition or results of operations.

We do not know of any threatened, pending, asserted or un-asserted claims against us or our wholly-owned subsidiary.

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DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

Set forth below is a list of the names, ages and positions of our directors and executive officers.

Name:	Position(s):	Age:	Director or Executive Officer Since:
Steven Rossi	Chief Executive Officer, President, Secretary, Chair of the Board of Directors, Audit Committee Member	35	November 7, 2014

Michael Johnston	Chief Financial Officer	40	December 5, 2017

Lorenzo Rossi	Director	67	December 9, 2014

Craig Loverock	Director, Chair of Audit Committee	50	April 22, 2019

William Caragol	Director, Chair of Compensation Committee	54	June 30, 2021

Ned L. Siegel	Director, Chair of Nominating and Corporate Governance Committee	69	June 30, 2021

A brief description of the background and business experience of our executive officers and directors for the past five years is as follows:

Steven Rossi, age 35, has served as the Chief Executive Officer, President. Secretary and Chair of the Board of Directors of the Company since November 7, 2014, and as a member of the Audit Committee since April 22, 2019. Mr. Rossi founded Worksport Ontario, the wholly-owned operating company of the Company, in 2011. Prior to that, he founded two auto-related companies, 2230164 Ontario, Inc. and Scrap my Junk Car, in 2005 and 2006, respectively, and managed their respective operations for five years. Since founding Worksport Ontario in 2011, Mr. Rossi has been granted 14 different patents across the United States and Canada. He has licensed all patents to Worksport on an exclusive basis. Mr. Rossi attended the University of Toronto from 2005 to 2007, majoring in Life Science. Through his prior experiences, Steven possesses the knowledge and experience in establishing and managing auto-related companies that aids him in efficiently and effectively identifying and executing the Company’s strategic priorities. As our Chief Executive Officer, President, Chair and founder, Mr. Rossi brings to the Board extensive knowledge of the Company’s products, structure, history, and culture as well as years of expertise in the industry and is qualified to be a member of the Company’s Board of Directors.

Michael Johnston CA, CPA, age 40, has been serving as the Chief Financial Officer of the Company since December 5, 2017. Mr. Johnston is a partner at Toronto’s Forbes Andersen LLP, Chartered Professional Accountants, and offers over 12 years of experience with both private and public companies. His responsibilities includes assisting the Steven Rossi in developing new business, maintaining operating budgets and ensuring adequate cash flow. Mr. Johnston was appointed by the Board for his extensive knowledge of the Company’s products and his financial and accounting expertise. Mr. Johnston holds a graduate degree from the University of Western Ontario.

Lorenzo Rossi, age 67, has been serving as a director of the Company since December 9, 2014. Since 2005, he has been the Computer Science & Communications Technology Department Head at the Cardinal Carter Academy for the Arts of the Toronto Catholic District Schools. Lorenzo received a Master of Education in 1995 from the University of Toronto and a Bachelor of Arts from Laurentian University in 1977. The Board believes that Mr. Rossi’s professional experience qualifies him to serve on our Board.

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Craig Loverock, CPA, CA, age 50, has been serving as a member of the Board of the Company since April 22, 2019. Mr. Loverock has also served as the Chair of the Audit Committee since April 22, 2019. Mr. Loverock is a licensed CPA (Chartered Professional Accountant) and received his Chartered Accountant designation from the Institute of Chartered Accountants, Ontario in 1997, and has over 24 years’ experience in accounting and finance roles in Canada, the United States and England. Mr. Loverock has been the Chief Financial Officer and Corporate Secretary at Contagious Gaming Inc. since November 30, 2015, and currently serves as the Chief Financial Officer of Sproutly Canada, Inc. From October 2014 to May 2015, he served as the Chief Financial Officer of VoiceTrust Inc. From November 2012 to October 2014, he served as the Chief Financial Officer and Chief Compliance officer of Quartz Capital Group Ltd. From January 2010 to November 2012, he provided Chief Financial Officer consulting services to a number of high-growth businesses. The Board believes that Mr. Loverock’s vast professional experience, education, and professional credentials qualify him to serve as a member of the Company’s Board of Directors, and as a member of the Board’s committees.

William Caragol, age 54, was appointed a director June 30, 2021, and, since April 2020, has served as the Executive Vice President, Chief Operating and Chief Financial Officer of Hawaiian Springs LLC, a natural spring artesian bottled water company. From 2018 to the present, Mr. Caragol has also been Managing Director of Quidem LLC, a corporate advisory firm. Since 2015, Mr. Caragol has been Chairman of the Board of Thermomedics, Inc., a medical diagnostic equipment company. Mr. Caragol, since February 2021, is also on the Board of Directors and is Chairman of the Audit Committee of Greenbox POS (NASDAQ: GBOX) and from 2012 to 2018, Mr. Caragol was Chairman and CEO of PositiveID, a holding company that was publicly traded that had a portfolio of products in the fields of bio detection systems, molecular diagnostics, and diabetes management products. Mr. Caragol earned a B.S. in business administration and accounting from Washington & Lee University and is a member of the American Institute of Certified Public Accountants. The Board believes that Mr. Caragol’s vast experience as a member of severally publicly traded companies’ board of directors, his education, and professional credentials qualify him to serve as a member of the Company’s Board Directors, and as a member of the Board’s committees.

Ambassador Ned L. Siegel, age 69, was appointed a director June 30, 2021. Ambassador Seigel is the President of The Siegel Group, a multi-disciplined international business management advisory firm he founded in 1997 in Boca Raton, Florida, specializing in real estate, energy, utilities, infrastructure, financial services, oil & gas and cyber & secure technology. Mr. Ambassador Siegel has served since 2013 as Of Counsel to the law firm of Wildes & Weinberg, P.C. From October 2007 until January 2009, he served as the United States Ambassador to the Commonwealth of The Bahamas. Prior to his Ambassadorship, in 2006, he served with Ambassador John R. Bolton at the United Nations in New York, as the Senior Advisor to the U.S. Mission and as the United States Representative to the 61st Session of the United Nations General Assembly. From 2003 to 2007, Mr. Ambassador Siegel served on the Board of Directors of the Overseas Private Investment Corporation (OPIC), which was established to help U.S. businesses invest overseas, fostering economic development in new and emerging markets, complementing the private sector in managing the risk associated with foreign direct investment and supporting U.S. foreign policy. Appointed by Governor Jeb Bush, Mr. Ambassador Siegel served as a Member of the Board of Directors of Enterprise Florida, Inc. (EFI) from 1999-2004. EFI is the state of Florida’s primary organization promoting statewide economic development through its public-private partnership.

Ambassador Siegel presently serves on the Board of Directors of the following companies: CIM City, U.S. Medical Glove Company, Global Supply Team, Moveo, LLC and the Caribbean Israel Leadership Coalition (CILC), Caribbean Israel Venture Services, Inc. He also presently serves on the following Advisory Boards: Usecrypt, Brand Labs International (BLI), Elminda Ltd., Findings, and Sol Chip Ltd and Maridose, LLC.

Ambassador Siegel received a B.A. from the University of Connecticut in 1973 and J.D. from the Dickinson School of Law in 1976. In December 2014, he received an honorary degree of Doctor of Business Administration from the University of South Carolina.

The Board believes that Mr. Ambassador Siegel’s vast professional experience, education, and professional credentials qualify him to serve as a member of the Company’s Board Directors, and as a member of the Board’s committees.

Term of Office

Our directors are appointed for a one year term to hold office until the next annual general meeting of our stockholders or until their resignation or removal in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the Board of Directors.

Family Relationships

Mr. Lorenzo Rossi is Steven Rossi’s father. There are no other family relationships between any of our directors or executive officers.

Involvement in Legal Proceedings

To our knowledge, there have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability of our director or executive officers.

Code of Business Conduct and Ethics

Our Board has adopted a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Director Independence and Board Committees

An “independent director” is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which in the opinion of the Company’s Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Steven Rossi, Lorenzo Rossi, Craig Loverock, William Caragol and Ned L. Siegel serve as member of our Board of Directors. Our Board has determined that Craig Loverock, William Caragol and Ned L. Siegel are “independent directors” as defined in the Nasdaq listing rules and under Rule 10-A-3(b)(1) of the Exchange Act and applicable SEC rules.

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Audit Committee. We currently have a standing Audit Committee. Craig Loverock, William Caragol and Ned L. Siegel serve as members of our Audit Committee. Mr. Loverock serves as the Audit Committee Chairman and Financial Expert. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the Audit Committee, all of whom must be independent and financially literate, and one member of the Audit Committee must qualify as an “audit committee financial expert” as defined in applicable SEC rules. Craig Loverock qualifies as an “audit committee financial expert” under the SEC rules.

We have adopted an Audit Committee charter, which details the purpose and principal functions of the Audit Committee, including:

●	appoint, compensate, and oversee the work of any registered public accounting firm employed by us;
●	resolve any disagreements between management and the auditor regarding financial reporting;
●	pre-approve all auditing and non-audit services;
●	retain independent counsel, accountants, or others to advise the Audit Committee or assist in the conduct of an investigation;
●	seek any information it requires from employees-all of whom are directed to cooperate with the Audit Committee’s requests-or external parties;
●	meet with our officers, external auditors, or outside counsel, as necessary; and
●	oversee that management has established and maintained processes to assure our compliance with all applicable laws, regulations and corporate policy.

Compensation Committee. We have a standing Compensation Committee. William Caragol, Craig Loverock and Ned L. Siegel serve as members of or Compensation Committee. Mr. Caragol serves as the Compensation Committee Chairman. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the Compensation Committee, all of whom must be independent.

We have adopted a Compensation Committee charter, which details the purpose and responsibility of the Compensation Committee, including:

●	discharge the responsibilities of the Board relating to compensation of our directors, executive officers and key employees;
●	assist the Board in establishing appropriate incentive compensation and equity-based plans and to administer such plans;
●	oversee the annual process of evaluation of the performance of our management; and
●	perform such other duties and responsibilities as enumerated in and consistent with Compensation Committee’s charter.

The Compensation Committee charter permits the committee to retain or receive advice from a compensation consultant and outlines certain requirements to ensure the consultants independence or certain circumstances under which the consultant need not be independent. However, as of the date hereof, the Company has not retained such a consultant.

Nominating and Governance Committee. We have a standing Nominating and Corporate Governance Committee. Craig Loverock, William Caragol and Ned L. Siegel serves as members of the Nominating and Corporate Governance. Ned L. Siegel serves as the Nominating and Corporate Governance Committee Chairman.

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We have adopted a Nominating and Governance Committee charter, which details the purpose and responsibilities of the Nominating and Governance Committee, including:

●	assist the Board by identifying qualified candidates for director nominees, and to recommend to the Board of Directors the director nominees for the next annual meeting of stockholders;
●	lead the Board in its annual review of its performance;
●	recommend to the Board director nominees for each committee of the Board; and
●	develop and recommend to the Board corporate governance guidelines applicable to us.

Meetings of the Board of Directors

During its fiscal year ended December 31, 2020, the Board met from time to time informally and acted by written consent on numerous occasions.

Indemnification and Limitation on Liability of Directors

Our articles of incorporation limit the liability of our directors to the fullest extent permitted by Nevada law. Nothing contained in the provisions will be construed to deprive any director of his right to all defenses ordinarily available to the director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Equity Incentive Plans

In July 2015, the Board of Directors and stockholders adopted the Company’s 2015 Equity Incentive Plan (the “2015 Plan”), effective as of July 5, 2015. The 2015 Plan provides for the grant of the following types of stock awards: (i) incentive stock options, (ii) nonstatutory stock options, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock unit awards and (vi) other stock awards. The 2015 Plan is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock. The Board will administer the 2015 Plan until the Compensation Committee is established. The Board reserved 50,000,000 (as adjusted for the 1-for-20 reverse stock split) shares of Common Stock issuable upon the grant of awards under the 2015 Plan. No awards have granted to any of our officers or directors pursuant to the 2015 Plan.

On April 15, 2021, the Board of Directors and majority stockholder adopted the Company’s 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan provides for the grant of the following types of stock awards: (i) incentive stock options, (ii) nonstatutory stock options, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock unit awards and (vi) other stock awards. The 2021 Plan is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock. The Board will administer the 2021 Plan until the Compensation Committee is established. The Board reserved 1,250,000 (as adjusted for the 1-for-20 reverse stock split) shares of Common Stock issuable upon the grant of awards under the 2021 Plan. No awards have granted to any of our officers or directors pursuant to the 2021 Plan.

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EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers during the years ended December 31, 2020 and 2019 in all capacities for the accounts of our executives, including the principal executive officer and principal financial officer.

Summary Compensation Table

Name and Position	Year	Salary ($)	All Other Compensation	Total ($)
Steven Rossi, Chief Executive Officer, President and Chair of the Board	2020	$87,030	$0	$87,030
	2019	$65,589	$0	$65,589

Michael Johnston, Chief Financial Officer	2020	$0	$0	$0
	2019	$0	$0	$0

Employment Agreements

We entered into an employment agreement with Steve Rossi, our Chief Executive Officer effective May 10, 2021 (the “Employment Agreement”).

The term of the Employment Agreement commenced on May 10, 2021 (the “Effective Date”) and continues until the fifth (5th) anniversary thereof (the “Initial Term”), unless terminated earlier pursuant to the terms of the Employment Agreement; provided that, on such fifth (5th) anniversary of the Effective Date and each third annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the Employment Agreement will be automatically renewed, upon the same terms and conditions, for successive periods of three (3) years (each, a “Renewal Term”), unless either party provides written notice of its intention not to extend the term of the Agreement at least 90 days prior to the applicable Renewal Date.

Mr. Rossi’s annual base salary will be $300,000 (“Base Salary”) and Mr. Rossi shall be entitled to annual bonus (“Bonus”) equal to 50% of his Base Salary, provided that certain performance goals are met. The performance goals will be established on an annual basis by the Compensation Committee of the Board of Directors of the Company.

The Employment Agreement may be terminated by the Company with or without “Cause” (as defined below) or by the Executive with or without “Good Reason” (as defined below).

The term “Cause” includes discharge by Company on account of the occurrence of one or more of the following events:

(i)	Executive’s continued refusal or failure to perform (other than by reason of Disability) Executive’s material duties and responsibilities to the Company;

(ii)	a material breach of the Employment Agreement;

(iii)	an intentional and material breach of the Confidential Information, Assignment of Intellectual Property and Restricted Activities sections of the Employment Agreement;

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(iv)	willful, grossly negligent or unlawful misconduct by Executive which causes material harm to the Company or its reputation;

(v)	any conduct engaged in that is materially detrimental to the business or reputation of the Company;

(vi)	The Company is directed in writing by regulatory or governmental authorities to terminate the employment of Executive or Executive engages in activities that (i) are not approved or authorized by the Board, and (ii) cause actions to be taken by regulatory or governmental authorities that have a material adverse effect on the Company; or

(vii)	a conviction, plea of guilty, or plea of nolo contendere by Executive, of or with respect to a criminal offense which is a felony or other crime involving dishonesty, disloyalty, fraud, embezzlement, theft or similar action(s) (including, without limitation, acceptance of bribes, kickbacks or self-dealing), or the material breach of Executive’s fiduciary duties with respect to the Company.

The term “Good Reason” generally includes a reduction in the Base Salary, a reduction in job title, position or responsibility, a material breach by the Company of the Employment Agreement, or a material relocation in worksite.

In the event the Employment Agreement is terminated by the Company other than for Cause or by Mr. Rossi for Good Reason, Mr. Rossi will receive an amount equal to his Base Salary at the rate in effect as of the date immediately preceding such termination until the earlier of (i) the expiration date of the Term or (ii) the first anniversary of the date of termination; provided that if the date of termination is after the first anniversary of the Effective Date, Mr. Rossi will receive the Base Salary and accrued benefits for 18 months following the effective date of termination. The Rossi shall also be entitled to receive earned but not paid Bonuses and any pro rata portion of the amount of Executive’s Bonus for the year in which termination occurs that would have been payable based on actual performance determined under the terms of the Bonus as then in effect for such year, and expenses incurred through the date of termination and any other benefits accrued but not paid. Notwithstanding the foregoing, Mr. Rossi’s right to receive any unearned compensation is conditioned on Mr. Rossi execution and delivery to the Company a general release of claims.

If the date of termination for Good Reason is after the end of a calendar year but prior to such time as Mr. Rossi’s Bonus, if any, is paid, then Mr. Rossi will receive a Bonus as determined by the Compensation Committee prorated for the time of employment during such year of termination.

Mr. Rossi has the right under the Employment Agreement to terminate his employment for other than Good Reason upon 30 days’ written notice to the Company. If Mr. Rossi terminates the Employment Agreement for other than Good Reason, Mr. Rossi will receive an amount equal to his base salary, earned but not paid plus expenses incurred through the date of termination and any other benefits accrued but not paid.

If a Change in Control (as defined below) occurs and Mr. Rossi’s employment is terminated by the Company for any reason other than Cause or disability or Mr. Rossi terminates for Good Reason, Mr. Rossi will receive a non-prorated severance equal to two times his Base Salary and Bonus for the year of termination and all vested and accrued benefits up to the date of termination. If Mr. Rossi holds any non-vested option awards at the date of termination in connection with a Change in Control, all options not vested will vest and become exercisable until the earlier of three (3) years following termination or the expiration of the options as granted. If Mr. Rossi holds any restricted securities at the date of termination in connection with a Change in Control, all restrictions will lapse and all such securities will be unrestricted, vested and immediately payable. All of Mr. Rossi’s performance-based goals will also be deemed met in connection with termination by Change in Control in calculating bonus and other awards.

The term “Change in Control” generally means a transaction that occurs whereby more than 50% of the Company’s voting power is acquired by a third party, the consummation involving the Company of a merger, consolidation, reorganization or business combination or the sale of substantially all of the Company’s assets to a third party.

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Pursuant to the clawback provisions of the Employment Agreement, any amounts payable under the Employment Agreement are subject to any policy (whether in existence as of the Effective Date or later adopted) established by the Company providing for clawback or recovery of amounts that were paid to Mr. Rossi. The Company will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation.

The Employment Agreement provides that the Company shall indemnify M. Rossi to the fullest extent permitted by law for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and reasonable out-of-pocket attorneys’ fees) incurred or paid by Executive in connection with any action, suit, investigation or proceeding, or threatened action, suit, investigation or proceeding, arising out of or relating to the performance by Executive of services for, or the acting by Executive as a director, officer or Executive of, Company, or any subsidiary of the Company.

In addition to the foregoing, pursuant to the terms of the Employment Agreement, Mr. Rossi agreed to the Company amending the Series A Preferred Stock’s Certificate of Designation to eliminate his right convert such his Series A Preferred Stock into 51% of the outstanding Common Stock of the Company. In consideration for Mr. Rossi agreeing to terminate his conversion rights, the Company issued Mr. Rossi an aggregate of 1,717,535 unregistered shares of Common Stock equal to 25% of the outstanding shares of Common Stock as of the Effective Date.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the date of this prospectus by (a) each stockholder who is known to us to beneficially own 5% or more of our Common Stock, (b) directors, (c) our executive officers, and (d) all executive officers and directors as a group. Beneficial ownership is determined according to the SEC rules, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options, warrants and other securities convertible or exercisable into shares of Common Stock, provided that such securities are currently exercisable or convertible or exercisable or convertible within 60 days of the date hereof. Each director or officer, as the case may be, has furnished us with information with respect to their beneficial ownership. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their Common Stock.

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	Before the Offering		After the Offering
Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (2)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (3)
Directors and Executive Officers:

Steven Rossi (4) --CEO, President, and Chairman	2,492,538	22.46%	2,492,538	19.79%

Michael Johnston --CFO	—	—	—	—

Lorenzo Rossi --Director	—	—	—	—

Craig Loverock --Director	—	—	—	—

William Caragol --Director	—	—	—	—

Ned L. Siegel --Director	—	—	—	—

All officers and directors as a group (6 persons)	2,492,538	22.46%	2,492,538	19.79%

5% or More Stockholders:
Prasad Bikkani (5)	2,221,470	17.66%	2,221,470	15.78%

Leonite Capital LLC (6)	1,500,000	12.40%	1,500,000	11.03%

Wesley Van De Wiel (7)	900,000	7.69%	900,000	6.82%

Platinum Point Capital LLC (8)	750,000	6.47%	750,000	5.73%

(1)	Unless otherwise indicated, the address for each person is c/o Worksport Ltd., 414-3120 Rutherford Rd, Vaughan, Ontario, Canada L4K 0B1.

(2)

Based on 11,097,806 shares of Common Stock outstanding as of the date of this prospectus, assuming a 1-for-20 reverse stock split to be implemented concurrently with the effective date of the registration statement of which this prospectus is a part and before the closing of this offering. Any shares of Common Stock not outstanding which are issuable upon the exercise or conversion of other securities held by a person within the next 60 days are considered to be outstanding when computing such person’s ownership percentage of Common Stock but are not when computing anyone else’s ownership percentage.

(3)	Based on 12,597,806 after the completion of this offering, assuming the Warrants underlying the Units and the Underwriters’ Over-Allotment Option are not exercised.

(4)	Mr. Rossi also owns 100 shares of Series A Preferred Stock entitling him to 51% of the voting power of the corporation. See “Description of Securities–Series A Preferred Stock.”

(5)

Includes (i) 100,000 shares of common stock issuable upon the exercise of vested warrants held by Mr. Bikkani, (ii) 315,490 shares of Common Stock and 630,980 shares of Common Stock issuable upon the exercise of vested warrants held by Equity Trust Company, an entity of which Mr. Bikkani has voting and dispositive control, and (ii) 375,000 shares of Common Stock and 750,000 shares of Common Stock issuable upon the exercise of vested warrants held by Mr. Bikkani’s wife. The address for Mr. Bikkani is 3043 Forest Lake Dr. Westlake, OH 55145.

(6)

Includes 1,000,000 shares of Common Stock issuable upon the exercise of vested warrants. The address of Leonite Capital LLC is 1 Hillcrest Center Dr, Suite 232, Spring Valley, NY 10977. Mr. Avi Geller is the Chief Investment Officer of Leonite Capital LLC and is deemed to have voting and dispositive control over the securities held Leonite Capital, LLC.

(7)	Includes 600,000 shares of Common Stock issuable upon the exercise of vested warrants. The address for Mr. Van De Wiel is Borodinstraat 164,5011 HE Tilburg, Noord Brabant -The Netherlands.

(8)	Includes 500,000 shares of Common Stock issuable upon the exercise of vested warrants. The address of Platinum Capital LLC is 353 Lexington Avenue, Suite 1502, New York, New York 10016. Mr. Brian Freifeld is deemed to have voting and dispositive control over the securities held by Platinum Capital LLC.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as disclosed herein, no director, executive officer, stockholder holding at least 5% of shares of our Common Stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

Transactions with Related Persons

During the year ended December 31, 2019 and 2020, the Company recorded salaries expense of $65,589 and $87,030, respectively, related to services rendered to the Company by its major stockholder and CEO.

During the three months ended March 31, 2021, the Company recorded salaries expense of $49,783 (2020 -$16,126) related to services rendered to the Company by its CEO.

During the three months ended March 31, 2021, the Company repaid $19,453 to the Company’s CEO and director.

During the three months ended March 31, 2020, the Company’s CEO and director paid on behalf of the Company’s lease payments of $7,317.

During the three months ended March 31, 2021, the Company paid a director of the Company $50,000 for services rendered from 2015 to 2020.

During the three months ended March 31, 2021, the Company paid $53,403 to a U.S.-based corporation which the Company’s CEO and director is also a stockholder.

Controlling Persons

Mr. Rossi owns 100% of the outstanding shares of Series A Preferred Stock of the Company. The shares of Series A Preferred Stock collectively has 51% voting power of the outstanding securities of the Company which thereby renders Mr. Rossi the ability to terminate and vote for members of our Board of Directors. The Company is not aware of any other agreements or understandings by a person or group of persons that could be construed as a controlling person.

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Related Person Transaction Policy

Prior to this offering, we have not had a formal policy regarding approval of transactions with related parties. We expect to adopt a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year end. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our code of business conduct and ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;
●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
●	the availability of other sources for comparable services or products; and
●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

DESCRIPTION OF SECURITIES

We are offering Units in this offering at an assumed public offering price of $10.00 per Unit. Each Unit consists of one share of our Common Stock and one Warrant to purchase one share of our Common Stock at an exercise price equal to $11.00, which is 110% of the assumed public offering price per Unit (each a “Warrant” and together, the “Warrants”). Our Units will not be certificated and the shares of our Common Stock and the Warrants part of such Units are immediately separable and will be issued separately in this offering. We are also registering the shares of Common Stock issuable upon exercise of the Warrants. These securities are being issued pursuant to an underwriting agreement between us and the underwriters. You should review the underwriting agreement and the form of Warrant, each filed as exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.

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General

Effective May 7, 2021, the Company amended and restated its articles of incorporation with the Nevada Secretary of State such that the Company is authorized to issue 299,000,000 shares of Common Stock, $0.0001 par value, and 1,000,000 shares of “blank check” Preferred Stock, $0.0001 per share.

This description is intended as a summary and is qualified in its entirety by reference to our amended and restated articles of incorporation and amended and restated bylaws, which are filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding shares of Common Stock are fully paid and nonassessable, and the shares of Common Stock to be issued upon completion of this offering will be fully paid and nonassessable. The holders of Common Stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. In the event of any liquidation, dissolution or winding up of our affairs, holders of Common Stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Exchange Listing. We have applied to list our Common Stock on the Nasdaq Capital Market under the symbol “WKSP.” No assurance can be given that our listing application will be approved.

Warrants

Overview. The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement (the “Warrant Agent Agreement”) between us the Warrant Agent, and the form of Warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the Warrant Agent Agreement, including the annexes thereto, and form of Warrant.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is three (3) years after their original issuance. The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, by utilizing the exercise form on the reverse side of the Warrant certificate completing and executing as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to Common Stock issuable upon exercise of the Warrants until the expiration of the Warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the Common Stock issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus relating to Common Stock issuable upon exercise of the Warrants.

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Exercise Limitation. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The Warrants issued in this offering entitle the registered holder to purchase one share of our Common Stock at a price equal to $11.00 per share (110% of the assumed $10.00 public offering price per share of Common Stock underlying the Units), subject to adjustment as discussed below, immediately following the issuance of such Warrant and terminating at 5:00 p.m., New York City time, three years after the closing of this offering

The exercise price per share of Common Stock purchasable upon exercise of the Warrants is $11.00 per share (110% of the $10.00 assumed public offering price per share of Common Stock underlying the Unit sold in this offering. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional shares of Common Stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple Warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied to list our Warrants on the Nasdaq Capital Market under the symbol “WKSPW.” No assurance can be given that our listing application will be approved.

Warrant Agent; Global Certificate. The Warrants will be issued in registered form under a Warrant Agent Agreement between the Warrant Agent and us. The Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. Our transfer agent, EQ Shareowner Services, will serve as the Warrant Agent.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The Warrants and the Warrant Agent Agreement are governed by New York law.

Registration. The Company shall use its reasonable best efforts to maintain the effectiveness of the registration statement of which this prospectus is a part or to file and maintain the effectiveness of another registration statement and another current prospectus covering the Warrants and the Warrant Shares at any time that the Warrants are exercisable. The Company shall provide to the Warrant Agent and each Warrantholder prompt written notice of any time that the Company is unable to deliver the Warrant Shares via DTC transfer or otherwise without restrictive legend because (A) the Commission has issued a stop order with respect to the registration statement, (B) the Commission otherwise has suspended or withdrawn the effectiveness of the registration statement, either temporarily or permanently, (C) the Company has suspended or withdrawn the effectiveness of the registration statement, either temporarily or permanently, (D) the prospectus contained in the registration statement is not available for the issuance of the Warrant Shares to the Warrantholder or (E) otherwise (each, a “Restrictive Legend Event”).

To the extent that the Warrants cannot be exercised as a result of a Restrictive Legend Event or a Restrictive Legend Event occurs after a Warrantholder has exercised Warrants in accordance with the terms of the Warrants but prior to the delivery of the Warrant Shares, the Company shall, at the election of the Warrantholder, which shall be given within five (5) days of receipt of such notice of the Restrictive Legend Event, either (A) rescind the previously submitted Election to Purchase and the Company shall return all consideration paid by registered Warrantholder for such shares upon such rescission or (B) treat the attempted exercise as a “cashless exercise” as described below and refund the cash portion of the exercise price to the Warrantholder.

Cashless Exercise. If a Restrictive Legend Event has occurred, the Warrant shall only be exercisable on a cashless basis. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments or net cash settlement to the Warrantholder in lieu of delivery of the Warrant Shares. Upon a “cashless exercise,” the Warrantholder shall be entitled to receive the number of Warrant Shares equal to the quotient obtained by dividing (A-B) (X) by (A), where:

(A) = the last VWAP immediately preceding the date of exercise giving rise to the applicable “cashless exercise,” as set forth in the applicable Election to Purchase (to clarify, the “last VWAP” will be the last VWAP as calculated over an entire trading day such that, in the event that the Warrant is exercised at a time that the trading market is open, the prior trading day’s VWAP shall be used in this calculation);

(B) = the Exercise Price of the Warrant, as adjusted as set forth herein; and

(X) = the number of Warrant Shares that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything in the Warrant to the contrary, if on the expiration date of the Warrant, there is no effective registration statement covering the resale of the shares underlying the Warrants, (then the outstanding Warrants shall be automatically exercised (unless the holder  notifies the Company  otherwise) via a cashless exercise.

Representative’s Warrants. The registration statement of which this prospectus is a part also registers for sale the Representative’s Warrants, as a portion of the underwriting compensation in connection with this offering. The Representative’s Warrants will be exercisable for four and one-half year period commencing 180 days following the effective date of the registration statement of which this prospectus is a part at an exercise price of $11.00 (110% of the assumed $10.00 public offering price per share of Common Stock underlying the Units in this offering). Please see “Underwriting-Representative’s Warrants” on page 58 of this prospectus for a description of the Warrants we have agreed to issue to the underwriters in this offering, subject to the completion of the offering.

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Preferred Stock

We are authorized to issue up to 1,000,000 shares of Preferred Stock. Our Board of Directors has the authority, without further stockholder authorization, to issue from time to time shares preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. Although we have no present plans to issue additional shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of Common Stock, could adversely affect the rights and powers, including voting rights, of the Common Stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

Series A Preferred Stock

We are authorized to issue 100 shares of Series A Preferred Stock, par value $0.0001 per share.

The Series A Preferred Stock is entitled to 51% of the total power of the Company regardless of the number of shares of Series A Preferred Stock that are outstanding.

The holders of the Series A Preferred Stock are not entitled to dividends or to receive distributions in the event of liquidation, dissolution or winding up of the Company, either voluntary or involuntary.

As of the date of this prospectus, there were 100 shares of Series A Preferred Stock outstanding, all of which was owed by Steve Rossi.

Series B Preferred Stock

We are authorized to issue up to 100,000 shares of our Series B Preferred Stock, $0.0001 par value.

The holders of the Series B Preferred Stock are entitled to receive dividends upon payment of any dividend on the Common Stock of the Company as if the Series B Preferred Stock had been converted into Common Stock.

In the event of liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series B Preferred Stock is entitled to receive prior and in preference to any distribution of the assets of the Company to the holders of the Common Stock an amount per share equal to the price per share actually paid to the Company upon the initial issuance of Series B Preferred Stock plus any declared but unpaid dividends.

The Series B Preferred Stock is non-redeemable and each outstanding share of Series B Preferred Stock is entitled to 10,000 votes per one share of Common Stock on any matter put forth to the holders of the Common Stock.

As of the date of this prospectus there were no shares of Series B Preferred Stock nor any securities convertible into shares of Series B Preferred Stock outstanding.

Nevada Anti-Takeover Statutes

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our Company.

Transactions with Interested Stockholders. The NRS prohibits a publicly traded Nevada corporation from engaging in any business combination with an interested stockholder for a period of three (3) years following the date that the stockholder became an interested stockholder unless, prior to that date, the Board of Directors of the Company approved either the business combination itself or the transaction that resulted in the stockholder becoming an interested stockholder.

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An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the Company and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the Company’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the Company and its stockholders.

In addition, business combinations that are not approved and therefore take place after the three year waiting period may also be prohibited unless approved by the Board of Directors and stockholders or the price to be paid by the interested stockholder is equal to the highest of (i) the highest price per share paid by the interested stockholder within the three (3) years immediately preceding the date of the announcement of the business combination or in the transaction in which he or she became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the business combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the Company’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the Company elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the Company in the election of directors.

The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

Transfer Agent and Registrar

Our transfer agent is EQ by Equiniti located at is 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Their phone number is (303) 282-4800. Our transfer agent will also serve as the Warrant Agent in this offering.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this offering may be subject to such penny stock rules, purchasers in this offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

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Dividend Policy

We will not distribute cash to our Common Stock stockholders until Company generates net income. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. We cannot assure you that we will distribute any cash in the future. Our cash distribution policy is within the discretion of our Board of Directors and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, only a limited public market for our Common Stock existed on the OTCQB. Future sales of substantial amounts of our Common Stock in the public market, including shares issued upon exercise of outstanding Warrants, or the anticipation of such sales, could adversely affect prevailing market prices of our Common Stock from time to time and could impair our ability to raise equity capital in the future.

Upon the closing of this offering, there will be 12,597,806 shares of our Common Stock outstanding (14,907,806 shares if the Underwriter’s Over-Allotment Option is exercised in full) All of the shares sold in this offering will be freely tradable unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act.

Lock-Up

For further details on the lock-up agreements, see the section entitled “Underwriting–Lock-Up Agreements” on page 59 of this prospectus.

Rule 144

In general, under Rule 144 of the Securities Act, as in effect on the date of this prospectus, any person who is not our affiliate at any time during the preceding three months, and who has beneficially owned their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our Common Stock provided current public information about us is available, and, after owning such shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our Common Stock without restriction.

A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of our Common Stock then outstanding; or
●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of a Notice of Proposed Sale of Securities pursuant to Rule 144 with respect to the sale.

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Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act, any of our employees, directors, consultants or advisors who purchased shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701, is eligible to resell those shares 90 days after the effective date of the registration statement of which this prospectus forms a part in reliance on Rule 144, but without compliance with the various restrictions, including the holding period, contained in Rule 144.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Common Stock. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and administrative rulings and judicial decisions, all as currently in effect. These authorities may change at any time, possibly on a retroactive basis, or the U.S. Internal Revenue Service (the “IRS”), might interpret the existing authorities differently. In either case, the tax considerations of purchasing, owning or disposing of Common Stock could differ from those described below.

This discussion is addressed only to U.S. holders (defined below) which hold our shares of Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax considerations that might be relevant to a beneficial owner in light of such beneficial owner’s particular circumstances or to beneficial owners subject to special treatment under the U.S. federal income tax laws, including:

●	a broker, dealer or trader in securities, currencies, commodities, or notional principal contracts;
●	a bank, financial institution or insurance company;
●	a regulated investment company, a real estate investment trust or grantor trust;
●	a tax-exempt entity or organization, including an individual retirement account or Roth IRA as defined in Section 408 or 408A of the Code, respectively;
●	a person holding the Common Stock as part of a hedging, integrated, or conversion transaction or a straddle, or a person deemed to sell Common Stock under the constructive sale provisions of the Code;
●	a trader in securities that has elected the mark-to-market method of tax accounting for securities;
●	an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes;
●	a person who is a partner or investor in a partnership or other pass-through entity that holds the Common Stock;
●	a U.S. person whose “functional currency” is not the U.S. dollar;
●	a controlled foreign corporation or passive foreign investment company;
●	a qualified foreign pension fund or an entity that is wholly-owned by one or more qualified foreign pension funds; or
●	a U.S. expatriate.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of a share of Common Stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

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For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a share of Common Stock that is (i) a foreign corporation, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in each case is not subject to U.S. federal income tax on a net income basis on income or gain from a share of Common Stock.

If a partnership holds shares of Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership holding shares of Common Stock or a partner therein should consult its own tax advisors as to the tax consequences of holding and disposing of shares of Common Stock.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Common Stock arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Certain U.S. Federal Income Tax Considerations for U.S. Holders of Common Stock

Dividends on our Common Stock

We do not expect to declare or pay any distributions on our Common Stock in the foreseeable future. If we do make any distributions on shares of our Common Stock, however, such distributions will be includible in the gross income of a U.S. holder as ordinary dividend income to the extent paid out of current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of current or accumulated earnings and profits would be treated as a return of the holder’s tax basis in its Common Stock and then as gain from the sale or exchange of the Common Stock. Under current law, if certain requirements are met, a preferential U.S. federal income tax rate will apply to any dividends paid to a holder of Common Stock who is a U.S. individual.

Distributions to U.S. holders that are corporate stockholders, constituting dividends for U.S. federal income tax purposes, may qualify for the dividends received deduction, or DRD, which is generally available to corporate stockholders. No assurance can be given that we will have sufficient earnings and profits (as determined for U.S. federal income tax purposes) to cause any distributions to be eligible for a DRD. In addition, a DRD is available only if certain holding periods and other taxable income requirements are satisfied.

Sale of Common Stock

A U.S. holder of Common Stock will generally recognize gain or loss on the taxable sale, exchange, or other taxable disposition of such stock in an amount equal to the difference between such U.S. holder’s amount realized on the sale and its adjusted tax basis in the Common Stock sold. A U.S. holder’s amount realized should equal the amount of cash and the fair market value of any property received in consideration of its stock. The gain or loss should be capital gain or loss and should be long-term capital gain or loss if the Common Stock is held for more than one year at the time of disposition. The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code. Under current law, long-term capital gain recognized by an individual U.S. holder is generally eligible for a preferential U.S. federal income tax rate.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on shares of Common Stock and to the proceeds of a sale of Common Stock unless a U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if a U.S. holder fails to provide its correct taxpayer identification number and certification of exempt status or fails to report in full dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

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UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC (“Maxim”), as the representative of the underwriters, with respect to the securities subject to this offering. Subject to certain conditions, we have agreed to sell such underwriters such securities listed next to its name in the below table at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.

Underwriter	Number of Shares of Common Stock	Number of Warrants
Maxim Group LLC	1,500,000	1,500,000

Total	1,500,000	1,500,000

The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the securities offered by this prospectus is subject to the approval of certain legal matters by its legal counsel and certain other conditions. Such underwriter is obligated to take and pay for all of the securities if any of the securities are taken. Such underwriter is not, however, required to take or pay for securities covered by the over-allotment option described below.

Pursuant to the underwriting agreement, the Company and the Underwriter have agreed that an existing stockholder of the Company may purchase a portion of the Units in this offering directly from the Company for $9.60 (96% of the offering price) per Unit. Any Units purchased by the stockholder will decrease the amount of Units sold to the underwriters.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase up to an additional 225,000 shares of Common Stock and/or 225,000 additional Warrants at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares of Common Stock and/or Warrants.

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Discounts and Commissions

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the underwriters of the over-allotment option:

			Total
	Per Unit		Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price		$10.00	$15,000,000	$17,250,000
Underwriting discounts and commissions (7%)		$0.07	$1,050,000	$1,207,500
Proceeds to us, before fees and expenses		$9.30	$13,950,000	$1,604,249
Non-accountable expense allowance (1%) (1)		$0.01	$150,000	$172,500
Accountable Expense Allowance	$		$125,000	$125,000
Printing, transfer agent, warrant agent, etc.	$		$300000	$300,000
Net Total Proceeds		$9.20	$13,375,000	$15,445,000

(1)

We have also agreed to reimburse such underwriter for certain out-of-pocket expenses, including “road show” expenses, out-of-pocket due diligence expense and fees of such underwriter’s counsel (not to exceed $110,000 in the aggregate which are not included).

We have also agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

We will be also responsible for and will pay all expenses relating to the offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the securities with the Commission; (b) all fees and expenses relating to the listing of the Company’s Common Stock and the Warrants underlying the Units on a national exchange; (c) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as Maxim may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the underwriters’ counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (e) the costs of all mailing and printing of the offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the underwriters; and (g) the fees and expenses of the Company’s accountants; and (h) a maximum of $125,000 for fees and expenses including “road show,” diligence, and reasonable legal fees and disbursements for the underwriters’ counsel. The Company shall be responsible for underwriters’ external counsel legal costs irrespective of whether or not the offering is consummated, subject to a maximum of $25,000 in the event that it is not consummated. Additionally, one percent (1%) of the gross proceeds of the offering shall be provided to the underwriters for non-accountable expenses. Additionally, the Company has provided the Representative an expense advance (the “Advance”) of $25,000. The Advance shall be applied towards out-of-pocket accountable expense set forth herein and any portion of the Advance shall be returned to the Company to the extent not actually incurred. Maxim may deduct from the net proceeds of the offering payable to the Company on the closing date, or the closing date of the Over-Allotment Option, if any, the expenses set forth herein to be paid by the Company to the Representative. Notwithstanding the foregoing, any Advance received by the Representative will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

We estimate the total expenses payable by us for this offering to be approximately $1,625,000, which amount includes (i) the underwriting discount of $1,050,000 (7%), (ii) a non-accountable expense of $150,000 (1%) (iii) reimbursement of the accountable expenses of the representative equal to $125,000 including the legal fees of the representative being paid by us and (iii) other estimated Company expenses of approximately $300,000, which includes legal accounting printing costs and various fees associated with the registration of our securities.

Representative’s Warrants

We have agreed to issue to the Representative (or its designed affiliates) share Warrants (the “Representative’s Warrants”) to purchase up to a total of seven percent (7%) of the number of shares of Common Stock underlying the Units sold in this offering, excluding the shares underlying the Underwriter’s Over-Allotment Option. The Representative’s Warrants will be non-exercisable for six (6) months after the closing of this offering and will expire five (5) years after such closing date. The Representative’s Warrants will be exercisable at a price equal to 110.0% of the public offering price in connection with this offering. The Representative’s Warrants shall not be redeemable. The Company will register the shares of Common Stock underlying the Representative’s Warrants under the Securities Act and will file all necessary undertakings in connection therewith. The Representative’s Warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days following the closing of this offering, except as provided for in FINRA Rule 5110(e)(2). Notwithstanding the foregoing, the Representative Warrants may be assigned, in whole or in part, to any officer, manager or member of the Representative (or to officers, managers or members of any such successor or member), and to members of the underwriting syndicate or selling group. The Representative’s Warrants may be exercised as to all or a lesser number of shares of Common Stock for a period of five (5) years after the closing of this offering, will provide for cashless exercise and will contain provisions for one demand registration of the sale of the underlying shares of Common Stock at the Company’s expense, an additional demand registration at the Warrant holders’ expense, and unlimited “piggyback” registration rights at the Company’s expense. The sole demand registration right provided at the issuer’s expense will not be greater than five (5) years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven (7) years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(D). The Representative’s Warrants shall further provide for anti-dilution protection (adjustment in the number and price of such Warrants and the shares underlying such Warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.) when the public stockholders have been proportionally affected and otherwise in compliance with FINRA Rule 5110(f)(2)(G)(vi) and future issuance of Common Stock or Common Stock equivalents at prices (or with exercise and/or conversion prices) below the offering price.

58

Right of First Refusal and Certain Post Offering Investments

For a period of twelve (12) months from the commencement of sales of the offering, the Representative is granted the right of first refusal to act as lead managing underwriter and book-running manager or minimally as co-lead manager and co-book runner and/or co-lead placement agent with at least 100% of the economics for any and all of our future public and private equity, equity-linked, convertible or debt (excluding commercial bank debt) offerings during such twelve (12) month period of the Company, or any successor to or any subsidiary of the Company.

In addition, we have also agreed to pay the underwriters an aggregate cash fee of seven percent (7%) in the event investors previously directly introduced to the Company by such parties provide capital, including, but not limited to, via any exercise of the Warrants or overallotment Warrants (if any) issued in this offering to the Company during the period commencing 91 (ninety one) days following the closing of the offering and continuing for a period of fifteen (15) months thereafter.

Determination of Offering Price

Prior to this offering, there has only been limited public market for our Common Stock. The public offering price of the shares of Common Stock was determined by negotiation between us and the Representative. The principal factors considered in determining the public offering price of the shares of Common Stock, including the exercise price of the Warrants included:

●	the information in this prospectus and otherwise available to the underwriters, including our financial information;

●	the history and the prospects for the industry in which we compete;

●	the ability of our management;

●	the prospects for our future earnings;

●	the present state of our development and our current financial condition;

●	the general condition of the economy and the securities markets in the United States at the time of this offering;

●	the recent market prices of, and the demand for, publicly traded securities of generally comparable companies; and

●	other factors as were deemed relevant.

We cannot be sure that the public offering price will correspond to the price at which the shares will trade in the public market following this offering or that an active trading market for the shares will develop or continue after this offering.

Lock-Up Agreements

We and each of our officers and directors and any registered stockholder(s) of three percent (3.0%) or more of the outstanding shares of Common Stock of the Company as of the effective date of the Registration Statement (and all holders of securities exercisable for or convertible into shares of Common Stock) have agreed to enter into customary “lock-up” agreements in favor of the Representative pursuant to which such persons and entities agreed for a period of six (6) months after the offering is completed, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the prior written consent of the Representative, including the issuance of shares of Common Stock upon exercise of currently outstanding options approved by the Representative.

The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the underwriters will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

59

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. Specifically, the underwriters may over-allot in connection with this offering by selling more Units than are set forth on the cover page of this prospectus. This creates a short position in our Common Stock and/or Warrants for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares Common Stock and/or Warrants over-allotted by the underwriters is not greater than the number of shares of our Common Stock and/or Warrants that they may purchase in the over-allotment option. In a naked short position, the number of shares of our Common Stock and/or Warrants involved is greater than the number of shares Common Stock and/or Warrants in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our Common Stock and/or Warrants or reduce any short position by bidding for, and purchasing, Common Stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our Common Stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Common Stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our Common Stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our Common Stock in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our Common Stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

60

Affiliations

Certain of the underwriters and their affiliates may provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the underwriters may be required to make for these liabilities.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to Section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters in connection with the securities offered by this prospectus have been passed upon for the Company by Carmel, Milazzo & Feil LLP, New York, New York. Certain other legal matters will be passed upon for the underwriters by Lucosky Brookman LLP, Woodbridge, New Jersey, in connection with this offering.

EXPERTS

Our financial statements as of December 31, 2020 and December 31, 2019 have been included in reliance on the report of Haynie & Company, CPA, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the Common Stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. All filings we make with the SEC are available on the SEC’s web site at www.sec.gov.

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. We maintain a website at www.worksport.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

61

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Worksport Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Worksport, LTD (the Company) as of December 31, 2020 and 2019, and the related statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of m000aterial misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters (CAM) communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (i) relate to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Convertible Promissory Note

As discussed in Note 7 to the financial statements, the Company entered into a secured convertible promissory note which included an original issue discount and is convertible at a set price which was lower than market on the date of issuance. The promissory note was issued with warrants. The Company accounted for the conversion feature as a beneficial conversion feature. A discount was recorded for the beneficial conversion feature and the relative value of the warrants after considering the original issue discount.

We identified the conversion feature as a critical audit matter because accounting for such features is complex and requires management to consider alternative reporting models. Convertible debt also requires management to complete complex calculations and include significant disclosures in their notes to the financial statements. These matters involve a large degree of expertise and judgment on the part of management. In turn, it required us to use significant effort and judgment.

/s/ Haynie & Company

Salt Lake City, Utah

April 13, 2021

We have served as the Company’s auditor since 2016.

F-2

Worksport Ltd. (formerly Franchise Holdings International, Inc.)

Consolidated Balance Sheets

December 31, 2020 and 2019

	2020	2019
Assets
Current Assets
Cash and cash equivalents	$1,107,812	$11,993
Accounts receivable net	122,787	2,974
Other receivable	167,836	64,821
Inventory (Note 4)	40,803	113,156
Prepaid expenses and deposits	245,526	60,741
Total Current Assets	1,684,764	253,685
Investment (Note 18)	24,423	15,658
Property and Equipment, net (Note 5)	91,511	94,695
Right-of-use asset, net (Note 19)	38,506	60,125
Intangible Assets, net (Note 6)	62,948	57,145
Total Assets	$1,902,152	$481,308
Liabilities and Shareholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	$971,667	$969,321
Payroll taxes payable	48,216	36,844
Related party loan (Note 10)	23,393	28,638
Promissory notes payable (Note 7)	367,058	267,881
Convertible promissory note, net (Note 8)	98,982	-
Loan payable (Note 20)	184,854	-
Current lease liability (Note 19)	23,883	22,000
Total Current Liabilities	1,718,053	1,324,684
Long Term–Lease Liability (Note 19)	14,624	39,185
Total Liabilities	1,732,677	1,363,869

Shareholders’ Equity (Deficit)
Series A & B Preferred Stock, $0.0001 par value, 1,100,000 shares authorized, 1,000 Series A and 0 Series B issued and outstanding, respectively (Note 9)	1	-
Common stock, $0.0001 par value, 299,000,000 shares authorized, 76,412,359 and 41,906,790 shares issued and outstanding, respectively (Note 9)	7,640	4,191
Additional paid-in capital	12,658,596	8,642,423
Share subscriptions receivable	(1,577)	(1,577)
Share subscriptions payable	379,428	2,159,395
Accumulated deficit	(12,866,033)	(11,678,413)
Cumulative translation adjustment	(8,580)	(8,580)
Total Shareholders’ Equity (Deficit)	169,475	(882,561)
Total Liabilities and Shareholders’ Equity (Deficit)	$1,902,152	$481,308

The accompanying notes form an integral part of these consolidated financial statements.

F-3

Worksport Ltd. (formerly Franchise Holdings International, Inc.)

Consolidated Statements of Operations and Comprehensive Loss

December 31, 2020 and 2019

	2020	2019

Net Sales	$346,144	$1,926,405
Cost of Goods Sold	298,996	1,687,857
Gross Profit	47,148	238,548

Operating Expenses
General and administrative	201,929	238,841
Sales and marketing	148,008	50,159
Professional fees	679,654	515,279
Loss (gain) on foreign exchange	3,796	(27,881)
Total operating expenses	1,033,387	776,398
Loss from operations	(986,239)	(537,851)

Other Income (Expense)
Interest expense (Note 8)	(386,249)	(71,961)
Gain (loss) on settlement of debt	184,868	250,778
Total other (expense)	(201,381)	178,817

Net Loss	(1,187,620)	(359,034)

Other Comprehensive Loss
Foreign currency translation adjustment	-	(4,967)
Comprehensive Loss	$(1,187,620)	$(364,001)

Loss per Share (basic and diluted)	$(0.02)	$(0.01)
Weighted Average Number of Shares (basic and diluted)	54,690,611	36,824,519

The accompanying notes form an integral part of these consolidated financial statements

F-4

Worksport Ltd. (formerly Franchise Holdings International, Inc.)

Consolidated Statements of Shareholders’ Deficit

December 31, 2020 and 2019

	Preferred Stock		Common Stock		Additional Paid-in	Share Subscriptions	Share Subscription	Accumulated	Cumulative Translation	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Receivable	Payable	Deficit	Adjustment	(Deficit)
Balance at January 1, 2019	1,000,000	$10,000	24,634,051	$2,463	$8,103,934	$(1,577)	$2,019,532	$(10,354,299)	$(3,613)	$(223,560)
Issuance of share subscriptions payable	-	-	4,680,084	469	607,026	-	(607,495)	-	-	-
Deemed dividend related to down-round features	-	-	-	-	-	-	965,079	(965,079)	-	-
Return and Cancellation of shares	-	-	(990,742)	(99)	(77,179)	-	(247,722)	-	-	(325,000)
Issuance for settlement of payables	-	-	-	-	-	-	30,000	-	-	30,000
Conversion of Preferred Stock	(1,000,000)	(10,000)	13,583,397	1,358	8,642	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	(359,034)	-	(359,034)
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	(4,967)	(4,967)
Balance at December 31, 2019	-	-	41,906,790	$4,191	$8,642,423	$(1,577)	$2,159,395	$(11,678,413)	$(8,580)	$(882,561)
Issuance for services	-	-	2,413,022	240	168,670	-	-	-	-	168,910
Issuance for prepaid services and subscriptions payable	-	-	3,723,333	372	203,616	-	241,559	-	-	445,547
Issuance of subscriptions payable	-	-	-	-	-	-	162,000	-	-	162,000
Issuance from subscriptions payable	-	-	15,437,479	1,544	1,977,683	-	(1,729,227)	-	-	250,000
Issuance of shares from Reg-A	-	-	9,961,301	996	997,974	-	32,701	-	-	1,031,670
Share issuance cost	-	-	-	-	(55,004)	-	-	-	-	(55,004)
Cancellation of reserved shares	-	-	-	-	-	-	(325,000)	-	-	(325,000)
Warrants issuance for services	-	-	-	-	29,103	-	-	-	-	29,103
Conversion of convertible promissory note to shares (Note 8 and 22)	-	-	2,520,434	252	226,587	-	-	-	-	226,839
Warrants issuance in connection to convertible promissory note (Note 8 and 22)	-	-	-	-	344,110	-	-	-	-	344,110
Share issuance in connection to convertible promissory note (Note 8)	-	-	450,000	45	123,345	-	-	-	-	123,390
Issuance of Preferred Stock	1,000	1	-	-	89	-	-	-	-	90
Net loss	-	-	-	-	-	-	-	(1,187,620)	-	(1,187,620)
Balance at December 31, 2020	1,000	$1	76,412,359	$7,640	$12,658,596	$(1,577)	$379,428	$(12,866,033)	$(8,580)	$169,475

The accompanying notes form an integral part of these consolidated financial statements

F-5

Worksport Ltd. (formerly Franchise Holdings International, Inc.)

Consolidated Statements of Cash Flows

December 31, 2020 and 2019

	2020	2019
Operating Activities
Net Loss	$(1,187,620)	$(359,034)
Adjustments to reconcile net loss to net cash from operating activities:
Amortization of prepaid services paid by shares issuance	234,064	-
Shares and warrants issued for services	181,602	-
Loss on impairment	-	54,292
Depreciation and amortization	26,962	11,438
Interest on lease liability	5,039	2,706
Wages and salaries	43,709	-
Accrued interest	58,397	-
Amortization on OID interest	297,697	-
Gain on settlement of debt	(184,868)	(250,778)
	(525,020)	(541,376)
Changes in operating assets and liabilities (Note 13)	(201,284)	539,220
Net cash used in operating activities	(726,304)	(2,157)

Cash Flows from Investing Activities
Repayment of lease liability	-	(10,037)
Purchase of investment (Note 18)	(8,765)	(15,658)
Purchase of property and equipment	(7,962)	(98,353)
Net cash used in investing activities	(16,727)	(124,048)

Financing Activities
Proceeds from issuance of stock for cash	1,007,617	30,000
Proceeds from share subscriptions	250,000	-
Proceeds from loan payable	178,836	88,120
Proceeds from promissory notes	467,500	-
Shareholder Assumption of Debt	(48,953)	19,266
Repayments on promissory notes (Note 8)	(16,150)	(19,544)
Net cash provided by financing activities	1,838,850	117,841
Effects of Foreign Currency Translation	-	(4,967)
Change in cash	1,095,819	(13,330)
Cash and cash equivalents–beginning of year	11,993	25,323
Cash and cash equivalents end of year	$1,107,812	$11,993
Supplemental disclosure of cash flow information:
Interest paid	$11,100	$8,113
Supplemental Disclosure of non-cash investing and financing Activities
Share cancellation	$-	$(77,179)
Shares issued to service providers	$372,990	$-
Conversion of preferred stock to common stock	$-	$8,642
Shares issued for share subscriptions payable	$2,046,415	$290,540
Recognition of operating lease right of use asset and liability	$-	$68,517
Conversion of convertible promissory note to common stock	$226,839	$-
Convertible promissory note–equity discount	$467,500	$-
Convertible promissory note–original issue discount	$41,537	$-

The accompanying notes form an integral part of these consolidated financial statements.

F-6

Worksport Ltd. (formerly Franchise Holdings International, Inc.)

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

1. Nature of Operations and Reverse Acquisition Transaction

Worksport Ltd. (the ‘Company’) was incorporated in the state of Nevada on April 2, 2003. During the year ended December 31, 2014, the Company completed a reverse acquisition transaction (the ‘Reverse Acquisition’) with TruXmart Ltd. (‘TruXmart’). On May 2, 2018, Truxmart legally changed its name to Worksport Ltd. (‘Worksport’). Worksport designs and distributes truck tonneau covers in Canada and the United States.

2. Basis of Presentation and Business Condition

a) Statement of Compliance

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States (‘GAAP’) as issued by the Financial Accounting Standards Board (‘FASB’).

b) Basis of Measurement

The Company’s financial statements have been prepared on the accrual basis.

c) Consolidation

The Company’s consolidated financial statements consolidate the accounts of the Company and its wholly-owned subsidiary. All intercompany transactions, balances and unrealized gains or losses from intercompany transactions have been eliminated upon consolidation.

d) Functional and Presentation Currency

Effective January 1, 2020, the Company changed the functional currency of its subsidiary to United States dollars given the increasing prevalence of U.S. dollar-denominated activities of the subsidiary over time. The change in functional currency from Canadian dollars to United States dollars is accounted for prospectively from January 1, 2020. The subsidiary’s balance sheet was converted from Canadian dollars to United States dollars using the year ended December 31, 2019 United States dollar balance as the opening for January 1, 2020 in accordance with Accounting Standards Codification (ASC) 830. These financial statements are presented in United States dollars. The functional and presentation currency of the Company and its subsidiary is the United States dollar. As a result of the change in functional currency the Company recognized a loss on foreign exchange of $29,940.

e) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

f) Business condition

The Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

F-7

As of December 31, 2020, the Company had working capital deficiency of $33,289 and an accumulated deficit of $12,866,033. As of December 31, 2020, the Company had cash and cash equivalents of $1,107,812. Based on its current operating plans, the Company believes it has sufficient level of funding for anticipated operations, capital expenditures and debt repayments for a period of at least 12 months from the issuance date of this annual report.

During the year ended December 31, 2020 and subsequent to the year ended the Company through its Reg-A public offering, private placement offering, and exercises of warrants had raised in aggregate of approximately $7,400,000. In addition, as of March 2021 the Company has approximately 45,840,121 warrants exercisable at $0.20 per warrant compared to an average share price of approximately $0.40 per share, anticipating additional warrant exercises.

Subsequent to year ended December 31, 2020 the Company intends to introduce several new tonneau covers most significant of which is the TerraVis. TerraVis is a solar cover tonneau cover will give pickup truck owners rechargeable portable power and add range to upcoming EV pickup trucks. The Company anticipates that the introduction of these new products will sufficiently improve the Company’s financial position.

Based on the Company’s future operating plans, existing cash of $1,107,812, additional funds of approximately $6,300,000 raised subsequent to year ended, combined with possible warrants exercises of approximately $9,100,000; management believes the Company have sufficient funds to meet its contractual obligations and working capital requirements for the next 12 months and the foreseeable future.

g) Reclassification

Certain comparative figures have been reclassified to conform to the current period’s presentation.

h) Revision of Prior Period Financial Statements

In connection with the preparation of our consolidated financial statements, we identified an immaterial error related to the recognition of a deemed dividend related to down-round features along with the associated shares issuance and professional fees in the annual periods in fiscal 2019 and first quarter of 2020. In accordance with SAB (Staff Accounting Bulletins) Topic 1.M, ‘Materiality’’, and SAB (Staff Accounting Bulletins) Topic 1.N, ‘Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements’’, we evaluated the error and determined that the related impact was not material to our financial statements for any prior annual or interim period, but that correcting the cumulative impact of the error would be significant to our results of operations and equity fiscal and interim periods of 2019 and 2020. Accordingly, we have revised previously reported financial information for such immaterial error, as previously disclosed in our Annual Report on Form 10-K for the fiscal year 2019. A summary of revisions to certain previously reported financial information presented herein for comparative purposes is included in note 23.

3. Significant Accounting Policies

Cash and Cash Equivalents–Cash and cash equivalents includes cash on account and demand deposits with maturities of three months or less.

Receivables–Trade accounts receivable are stated at the amount the Company expects to collect. Receivables are reviewed individually for collectability. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, allowances may be required.

The Company offers credit terms on the sale of the Company’s products to a significant majority of the Company’s customers and requires no collateral from these customers. The Company performs ongoing credit evaluations of customers’ financial condition and maintains an allowance for doubtful accounts receivable based upon the Company’s historical experience and a specific review or accounts receivable at the end of each period. As at December 31, 2020 and 2019, the Company had no allowance for doubtful accounts.

F-8

Inventory–Inventory is stated at the lower of cost or net realizable value, with cost being determined by a weighted average basis. Cost includes the cost of materials plus direct labor applied to the product.

Warranties–The Company offers limited warranties against defective products. Customers who are not satisfied with their purchase may attempt to have their purchases reimbursed outside past the warranty period. For the years ending December 31, 2020 and 2019, the Company incurred warranty expenses of $0 and $2,106.

Revenue Recognition–Beginning after December 15, 2018, for public entities reporting Revenue from Contracts with Customers, ASC 606, a new accounting standard for revenue recognition was issued. Sales are recognized when products are shipped, with no right of return but reimbursement maybe offered for defective products and the title and risk of loss has passed to unaffiliated customers or when they are delivered based on the terms of the sale, there is an identifiable contract with a customer with defined performance obligations, the transaction price is determinable and the entity has fulfilled its performance obligation. Revenue related to shipping and handling costs billed to customers is included in net sales and the related shipping and handling costs are included in cost of products sold. These standards have had no effect on the reported consolidated financial statements.

Property and Equipment–Capital assets are recorded at cost and are amortized using the straight-line method over the following estimated useful lives:

Furniture and equipment	5 years
Computers	3 years
Patents	25 years
Leasehold improvements	15 years

As at December 31, 2020, the Company does not take depreciation for the following items: product molds, trademarks and the website.

Income Taxes–Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income, and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the consolidated financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB ASC 740. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Tax positions initially need to be recognized in the financial statements when it is more-likely-than-not the positions will be sustained upon examination by the tax authorities.

F-9

Worksport Ltd. (formerly Franchise Holdings International, Inc.)

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

3. Significant Accounting Policies (continued)

Foreign Currency Translation–Transactions denominated in foreign currencies are initially recorded in the functional currency using exchange rates in effect at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency using at the historical exchange rates in effect at the dates of the transactions. All exchange gains and losses are included in the statement of operations and comprehensive loss.

Financial Instruments–Financial Accounting Standards Board’s (FASB) ASC 825, Disclosures about Fair Value of Financial Instruments, requires disclosures of the fair value of financial instruments. The carrying value of the Company’s current financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities and shareholder loan, approximates their fair values because of the short-term maturities of these instruments.

Measurement–The Company initially measures its financial instrument at fair value, except for certain non-arm’s length transactions. The Company subsequently measures all its financial assets and financial liabilities at amortized cost, except for investments in equity instruments that are quoted in an active market, which are measured at fair value. Changes in fair value are recognized in earnings for the period in which they occur.

Financial assets measured at amortized cost include cash and cash equivalents, accounts receivable, related party receivable, other receivables and share subscriptions receivable. Financial liabilities measured at amortized cost include accounts payable and accrued liabilities, and promissory note payable.

Related Party Transactions–All transactions with related parties are in the normal course of operations and are measured at the exchange amount.

Intangible Assets and Impairment–Patents and other intangibles are amortized using the straight-line method over their estimated useful lives. Intangible assets, such as trademarks with indefinite live are not amortized. Intangible assets are evaluated for impairment at least annually or when events or circumstances arise that indicate the existence of impairment. The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. When indicators of impairment exist, the Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. During the years ended December 31, 2020 and 2019, the Company had no impairment losses related to intangible assets.

Lease Accounting–On January 1, 2019, the Company adopted the new accounting standards ASC 842 that requires lessees to recognize operating leases on the balance sheet as right-of-use assets and lease liabilities based on the value of the discounted future lease payments. Expanded disclosures about the nature and terms of lease agreements are required prospectively and are included in Note 19. Upon adoption, the Company also recognized right-of-use assets and lease liabilities of $68,516.

F-10

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, ‘Debt–Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging–Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity.’ The new guidance eliminates two of the three models in ASC 470-20, which required entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock. As a result, only conversion features accounted for under the substantial premium model in ASC 470-20 and those that require bifurcation in accordance with ASC 815-15 will be accounted for separately. In addition, the amendments in ASU 2020-06 eliminates some of the requirements in ASC 815-40 related to equity classification. The amendments in ASU 2020-06 further revised the guidance in ASC 260, Earnings Per Share (‘EPS’), to address how convertible instruments are accounted for in calculating diluted EPS and requires enhanced disclosures about the terms of convertible instruments and contracts in an entity’s own equity. The new standard is effective for the Company for fiscal years beginning after December 15, 2023, including interim periods within these fiscal years, with early adoption permitted. Management is currently evaluating the impact the adoption of this new guidance will have on its consolidated financial statements and does not anticipate a material impact.

4. Inventory

Inventory consists of the following at December 31, 2020 and 2019:

	2020	2019
Finished goods	$32,358	$104,868
Promotional items	552	552
Raw materials	7,893	7,737
	$40,803	$113,156
Prepaid inventory	$-	$50,000

During the year ended December 31, 2019, the Company recognized a loss on impairment of inventory $54,292.

5. Property and Equipment

Major classes of property and equipment at December 31, 2020 and 2019 are as follows:

	2020
	Equipment	Product molds	Computers	Leasehold Improvements	Total
Cost
Balance–January 1, 2020	$10,047	$65,708	$1,162	$23,371	$102,288
Additions	-	-	-	-	-
Balance–December 31, 2020	$10,047	$65,708	$1,162	$23,371	$100,288

Accumulated Depreciation
Balance–January 1, 2020	$(3,785)	$-	$(1,162)	$(646)	$(5,593)
Additions	(1,626)	-	-	(1,558)	(3,184)
Balance–December 31, 2020	$(5,410)	$-	$(1,162)	$(2,204)	$(8,777)

Net amount as at December 31, 2020	$4,636	$65,708	$-	$21,167	$91,511

F-11

	2019
	Equipment	Product molds	Computers	Leasehold Improvements	Total
Cost
Balance–January 1, 2019	$8,850	$37,243	$1,162	$-	$47,255
Additions	1,197	28,465	-	23,371	53,033
Balance–December 31, 2019	$10,047	$65,708	$1,162	$23,371	100,288

Accumulated Depreciation
Balance–January 1, 2019	$(2,254)	$-	$(1,141)	$-	$(3,395)
Additions	(1,531)	-	(21)	(646)	(2,198)
Balance–December 31, 2019	$(3,785)	$-	$(1,162)	$(646)	$(5,593)

Net amount as at December 31, 2019	$6,262	$65,708	$-	$22,725	$94,695

During the years ended December 31, 2020 and 2019, the Company recognized depreciation expense of $3,184 and $2,198, respectively. All current property and equipment, as well as any future purchases of property and equipment have been pledged as security for the notes payable disclosed in Notes 7 and 8.

6. Intangible Assets

Intangible assets consist of costs incurred to establish the Worksport Tri-Fold and Smart Fold patent technology, Worksport trademarks, as well as the Company’s website. The patent was issued in 2014 and 2019. The patent will be amortized on a straight-line basis over its useful life of 25 years. The Company’s trademark and website are reassessed every year for amortization/impairment; the Company has determined that amortization/impairment is not necessary for the current year ended December 31, 2020. The change in intangible assets for the years ending December 31, 2020 and 2019 are as follows:

	2020
	Patent	Website	Trademarks	Total
Cost
Balance–January 1, 2020	$51,250	$3,500	$4,644	$59,394
Additions	7,456	-	506	7,962
Balance–December 31, 2020	$58,706	$3,500	$5,150	$67,356

Accumulated Depreciation
Balance–January 1, 2020	$(2,249)	$-	$-	$(2,249)
Additions	(2,159)	-	-	(2,159)
Balance–December 31, 2020	$(4,408)	$-	$-	$(4,408)

Net amount as at December 31, 2020	$54,298	$3,500	$5,150	$62,948

	2019
	Patent	Website	Trademarks	Total
Cost
Balance–January 1, 2019	$10,574	$3,500	$-	$14,074
Additions	40,676	-	4,644	45,320
Balance–December 31, 2019	$51,250	$3,500	$4,644	$59,394

Accumulated Depreciation
Balance–January 1, 2019	$(1,401)	$-	$-	$(1,401)
Additions	(848)	-	-	(848)
Balance–December 31, 2019	$(2,249)	$-	$-	$(2,249)

Net amount as at December 31, 2019	$49,001	$3,500	$4,644	$57,145

Amortization of the patent over the next five years and beyond December 31, 2020 is as follows:

2021	$2,160
2022	$2,160
2023	$2,160
2024	$2,160
2025	$2,160
2026 and later	$38,201

F-12

Worksport Ltd. (formerly Franchise Holdings International, Inc.)

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

7. Promissory Notes

The following tables shows the balance of the notes payable as of December 31, 2020 and 2019:

Balance as at December 31, 2018	$287,425
Payment	(19,544)
Balance as at December 31, 2019	$267,881
Reclassification	99,177
Balance as at December 31, 2020	$367,058

During the year ended December 30, 2020, the Company reclassified $88,120 from accounts payable to promissory notes. The terms of the note is under negotiation and is currently due on demand.

During the year ended December 30, 2020, the Company reclassified a debit balance of $11,058 from notes payable to other receivable.

During the year ended December 31, 2016, the Company issued a secured promissory note in the amount of $73,452 ($123,231 Canadian dollars), respectively. During the year ended December 31, 2018, the Company issued two additions to the original unsecured promissory note of July 2016, totaling $22,639 ($30,884 Canadian dollars). The secured promissory note bears interest at a rate of 18% per annum. The payment terms of the original note including these additions are due upon completion of going public on the Canadian Securities Exchange, with no change in interest rate. The secured promissory note is secured by all present and after-acquired property and assets of the Company. During the year ended December 31, 2019, the Company extended the maturity dates of the secured promissory notes to be due on April 1, 2021. As at December 31, 2020, principal balance owing was $96,091 ($123,231 Canadian dollars) (2019–$96,091 ($123,231 Canadian dollars)). As of December 31, 2020, the accrued interest on this note payable was $48,770 ($64,102 Canadian dollars) (2019–$32,277 ($41,921 Canadian dollars)) included in accounts payable and accrued liabilities. As of December 31, 2020, the Company and the secured promissory note holder are in dispute.

During the year ended December 31, 2016, the Company issued secured promissory notes in the amount of $79,000. The secured promissory notes bear interest at a rate of 18% per annum, payable monthly. The secured promissory notes are secured by all present and after-acquired property and assets of the Company. During the year ended December 31, 2019, the Company extended the maturity dates of all secured promissory notes to be due on April 1, 2021. As at December 31, 2020 principal balance owing was $79,000 (2019–$79,000). As of December 31, 2020, the accrued interest on this note payable was $31,000 (2019–16,780) included in accounts payable and accrued liabilities. As of December 31, 2020, the Company and the secured promissory note holder are in dispute.

During the year ended December 31, 2017, the Company issued a secured promissory note in the amount of $9,545 ($12,000 Canadian dollars). The secured promissory note was due in August 2018 and bears interest at a rate of 18% per annum, payable monthly. During the year ended December 31, 2019, the Company made a repayment of $9,545 ($12,000 Canadian dollars). As of December 31, 2020, the unsecured promissory note has been repaid in full.

F-13

Worksport Ltd. (formerly Franchise Holdings International, Inc.)

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

During the years ended December 31, 2017, the Company issued secured promissory notes in the amount of $53,848 ($67,700 Canadian dollars). The secured promissory notes were due in October and November 2018 and bears interest at a rate of 12% per annum. The secured promissory notes are secured by Company inventory and personal assets held by the CEO. During the year ended December 31, 2019, the Company extended the maturity date of the secured promissory notes to November 3, 2020. As at December 31, 2020, principal balance owing was $53,848 ($67,700 Canadian dollars) (2019–$53,848 ($67,700 Canadian dollars)). As of December 31, 2020, the accrued interest on this note payable was $14,050 ($18,740 Canadian dollars) (2019–$8,174 ($10,616 Canadian dollars)) included in accounts payable and accrued liabilities.

Subsequent to the year ended on February 9, 2021, the Company made a repayment of $62,905 (principal and interest) for the above secured promissory note issued during the year ended December 31, 2017.

During the years ended December 31, 2017, the Company issued secured promissory notes in the amount of $60,000. The secured promissory notes are due in August and November 2018 and bear interest at a rate of 12% per annum. The secured promissory notes are secured by Company inventory and personal assets held by the CEO. During the year ended December 31, 2019 the Company extended the maturity dates of this secured promissory note to November 3, 2020. During the year ended December 31, 2019, the Company a principal repayment of $10,000. As at December 31, 2020, principal balance owing was $50,000 (2019–$50,000). As of December 31, 2020, the accrued interest on this note payable was $22,703 (2019–$16,703) included in accounts payable and accrued liabilities. As the note is outstanding beyond its maturity date interest rate increased from 12% to 22%.

The amounts repayable under promissory notes and secured promissory notes at December 31, 2020 and 2019 are as follows:

	2020	2019
Balance owing	$367,058	$267,881
Less amounts due within one year	(367,058)	(267,881)
Long-term portion	$-	$-

8. Convertible Promissory Notes

On February 25, 2020, the Company entered into an agreement with Leonite Capital LLC, a Delaware limited liability company (‘Leonite’), pursuant to which the Company issued to Leonite a secured convertible promissory note in the aggregate principal amount of $544,425 to be paid in tranches. As additional consideration for the purchase of the note, (i) the Company issued to Leonite 450,000 shares of common stock, and (ii) the Company issued to Leonite a five-year warrant to purchase 900,000 shares of common stock at an exercise price of $0.10 per share (subject to adjustment), which may be exercised on a cashless basis. Refer to note 22 for warrant valuation.

The note carries an original issue discount of $44,425 to cover Leonite’s legal fees, accounting fees, due diligence fees and/or other transactional costs incurred in connection with the purchase of the note. Therefore, the purchase price of the note was $500,000. On February 28, 2020, the Company recorded $198,715, $182,500 principal and $16,215 original issue discount. On September 1, 2020 the Company recorded an additional $310,322, $285,000 principal and $25,322 original issue discount. As of December 31, 2020, the Company has recorded $509,037, $467,500 principal and $41,537 original issue discount. Furthermore, the Company issued 450,000 shares of common stock valued at $123,390 and a debt discount related to the warrants valued at $344,110. During the year ended December 31, 2020 Leonite converted $226,839 of convertible promissory note into 2,520,434 shares of common stock at $0.09 per share. The original value of the convertible note converted was $182,565 as a result the Company recognized a loss of $44,274 on settlement of debt. The Company amortized $273,405 of financing costs related to the shares and warrants for the year ended December 31, 2020. The remaining net balance of the note at December 31, 2020 is $98,982 comprised of principal of $293,077 and net of unamortized debt discount of $194,095.

Subsequent to the year ended December 31, 2020 the Company issued 4,092,431 shares of common stock at $0.09 per share to Leonite to settle all outstanding principal and interest.

The note bears interest at the rate of the greater of 10.2% per annum. Any amount of principal or interest on the note which is not paid by the maturity date shall bear interest at the rate at the lesser of 24% per annum or the maximum legal amount permitted by law (the “Default Interest”).

Beginning on March 18, 2020 and on the same day of each and every calendar month thereafter throughout the term of the note, the Company shall make monthly payments of interest only due under the note to Leonite at the Stated Rate as set forth above. The Company shall pay to Leonite on an accelerated basis any outstanding principal amount of the note, along with accrued, but unpaid interest, from: (i) net proceeds of any future financings by the Company, but not its subsidiaries, whether debt or equity, or any other financing proceeds, except any transaction having a specific use of proceeds requirement that such proceeds are to be used exclusively to purchase the assets or equity of an unaffiliated business and the proceeds are used accordingly; (ii) net proceeds from any sale of assets of the Company or any of its subsidiaries other than sales of assets in the ordinary course of business or receipt by the Company or any of its subsidiaries of any tax credits existing prior to the date of the note; and (iii) net proceeds from the sale of any assets outside of the ordinary course of business or securities in any subsidiary. As of December 31, 2020, the Company has paid $11,100 in interest.

F-14

Worksport Ltd. (formerly Franchise Holdings International, Inc.)

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

The note will mature 18 months from the issue date, or August 25, 2021, at which time the principal amount and all accrued and unpaid interest, if any, and other fees relating to the note, will be due and payable. Unless an event of default as set forth in the note has occurred, the Company has the right to prepay principal amount of, and any accrued and unpaid interest on, the note at any time prior to the maturity date at 100% of the principal amount plus any accrued and unpaid interest plus the lesser of (i) nine months of unaccrued interest or (ii) all unaccrued interest through the remainder of the term.

The note contains customary events of default, including in the event of (i) nonpayment, (ii) a breach by the Company of its covenants under the securities purchase agreement or any other agreement entered into in connection with the securities purchase agreement, or a breach of any of representations or warranties under the note, or (iii) the bankruptcy of the Company. The note also contains a cross-default provision, whereby a default by the Company of any covenant or other term or condition contained in any of the other financial instrument issued by the Company to Leonite or any other third party after the passage all applicable notice and cure or grace periods that results in a material adverse effect shall, at Leonite’s option, be considered a default under the note, in which event Leonite shall be entitled to apply all rights and remedies under the terms of the note.

Under the note, Leonite has the right at any time at its option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the note into fully paid and non-assessable shares of common stock of the Company. The number of shares of common stock to be issued upon each conversion of the note shall be determined by dividing the conversion amount by the applicable conversion price then in effect. The conversion amount is the sum of: (i) the principal amount of the note to be converted plus (ii) at Leonite’s option, accrued and unpaid interest, plus (iii) at Leonite’s option, Default Interest, if any, plus (iv) Leonite’s expenses relating to a conversion, plus (v) at Leonite’s option, any amounts owed to Leonite. The conversion price shall be $0.09 per share (subject to adjustment as further described in the note for common share distributions and splits, certain fundamental transactions, and anti-dilution adjustments), provided that at any time after any event of default under the note, the conversion price shall immediately be equal to the lesser of (i) the fixed conversion price ($0.09); (ii) 60% of the lowest bid price during the 21 consecutive trading day period immediately preceding the trading that the Company receives a Notice of Conversion or (iii) the discount to market based on subsequent financing.

Notwithstanding the foregoing, in no event shall Leonite be entitled to convert any portion of the note in excess of that portion of the note upon conversion of which the sum of (1) the number of shares of common stock beneficially owned by Leonite and its affiliates (other than shares of common stock which may be deemed beneficially owned through the ownership of the unconverted portion of the note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained in the note, and, if applicable, net of any shares that may be deemed to be owned by any person not affiliated with Leonite who has purchased a portion of the note from Leonite) and (2) the number of shares of common stock issuable upon the conversion of the portion of the note with respect to which the determination of this proviso is being made, would result in beneficial ownership by Leonite and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company. Such limitations on conversion may be waived (up to a maximum of 9.99%) by Leonite upon, at its election, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by Leonite, as may be specified in such notice of waiver).

This note shall give Leonite a senior secured obligation of the Company, with first priority over all current and future indebtedness of the Company and any subsidiary.

F-15

Worksport Ltd. (formerly Franchise Holdings International, Inc.)

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

Calculation of Beneficial Conversion Feature

As of December 31, 2020, The Company allocated $509,037 as the proceeds from Leonite; $467,500 principal and $41,537 original issue discount. The Company allocated $123,390 to shares of common stock and $242,100 to warrants calculated using the Black-Scholes model. The effective rate resulted in a beneficial conversion feature greater than the proceeds.

Allocated proceeds of Convertible Promissory Note	$509,037
Conversion Price	$0.09
Number of shares of common stock that would be issued upon conversion of Convertible Promissory Note	5,655,967

Conversion price	$0.098
FMV of common stock	$0.263
Per Share Intrinsic Value of Beneficial Conversion Feature	$0.165
Calculated Beneficial Conversion Feature	$933,646

In accordance with ASC 470-20-30, if the intrinsic value of the beneficial conversion feature is greater than the proceeds allocated to the convertible promissory note, the amount of the discount assigned to the beneficial conversion feature shall be limited to the amount of the proceeds allocated to the convertible promissory note. As such, the beneficial conversion feature of the convertible promissory note is equal to $467,500 with an excess of $466,146.

9. Shareholders’ Equity (Deficit)

During the year ended December 31, 2020 the Company issued 2,413,022 shares of common stock at $0.07 per share for $168,910 for consulting services.

During the year ended December 31, 2020 the Company entered into a share subscription agreement with a consultant of the Company for 4,000,000 shares of common stock valued at $125,000 for prepaid consulting services. The Company also entered into two prepaid advertising services agreement for 1,333,333 and 240,000 shares of common stock at $0.09 and 0.07 per share for $120,000 and $16,800 respectively. As of December 31, 2020, the Company has expensed $215,164 from prepaid expenses. As of December 31, 2020, the Company issued 3,723,333 shares of common stock from share subscriptions payable for services render. Subsequent to year ended December 31, 2020 the Company issued the remaining 1,850,000 shares of common stock valued at $67,188.

During the year ended December 31, 2020 the Company entered into a share subscription agreement with a consultant of the Company for 1,246,154 shares of common stock valued at $162,000 for prepaid consulting services. As of December 31, 2020, no shares have been issued. As of December 31, 2020, the Company has expensed $18,900 from prepaid expenses. Subsequent to year ended December 31, 2020 the Company issued 1,246,154 shares of common stock.

During the year ended December 31, 2020 the Company entered into an advertising service agreement to issue 225,000 shares of common stock and warrants. The warrants are convertible at a ratio of 1:1 and are exercisable until December 31, 2021 at $0.20 per warrant. The shares valued at $21,747 have been included in share subscriptions payable. The warrants valued at $16,503 have been included in additional paid-in capital. Subsequent to year ended December 31, 2020 the Company issued 225,000 shares of common stock.

During the year ended December 31, 2020, the Company entered into a share subscription agreement with a consultant of the Company for 4,000,000 shares of common stock valued at $250,000. During the year ended December 31, 2020, the Company issued 11,337,479 shares of common stock from shares of subscription payable with a combined value of $1,123,147. 5,686,978 of the shares of common stock issued from subscription payable valued at $648,147 relates to the anti-dilution feature triggered on March 5, 2019 as noted below.

F-16

Worksport Ltd. (formerly Franchise Holdings International, Inc.)

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

9. Shareholders’ Equity (Deficit) (continued)

During the year ended December 31, 2020 the Company entered into a settlement to fulfill a debt purchase agreement entered in 2017 for 4,100,000 shares valued at $856,080. As of December 31, 2020, the Company has issued 4,100,000 shares from share subscriptions payable.

During the year ended December 31, 2020 the Company initiated a Reg-A public offering at $0.10 per share and warrant. As of December 31, 2020, the Company raised $1,017,617 incurring share issuance cost of $55,004. As of December 31, 2020, the Company issued 9,961,301 shares of common stock valued at $996,301. As of December 31, 2020, the Company has 327,000 shares of common stock valued at $32,701 to be issued. Refer to note 25 for subsequent issuance.

During the year ended December 31, 2020 the issued 100,000 warrants for services valued at $12,600. Refer to note 22.

During the year ended December 31, 2020, the Company reached a legal settlement agreement with an investor. In accordance with the settlement agreement, 4,166,667 post-stock split (25,000,000 pre-stock split), reserved shares were released and returned to the Company valued at $325,000.

During the year ended December 31, 2020, the Company issued 2,520,434 shares of common stock pursuant to the conversion of the convertible promissory note (Note 8) with a value of $226,839.

During the year ended December 31, 2020 the Company issued 450,000 shares in connection with the issuance of convertible promissory note (Note 8) at $0.27 per share.

During the year ended December 31, 2020, Steven Rossi (the Company’s CEO) was issued 1,000 Series A Preferred Shares at $0.09 per share equal to 299,000 shares of common stock voting rights for services rendered.

During the year ended December 31, 2019, the Company issued 1,901,455 shares of common stock, previously recorded as subscription payable to a consultant with a value of $290,730. In addition, the Company also issued to the same consultant 2,778,629 shares of common stock at $0.02 per share for $55,573 for additional consulting serviced performed. During the same period, the Company entered into a share subscription agreement with a consultant of the Company for 1,500,000 shares of common stock valued at $30,000. As the shares have not yet been issued, the $30,000 has been recorded as share subscriptions payable.

During year ended December 31, 2019, the Company reached a legal settlement agreement (the ‘unwinding’) with an individual investor to dissolve the Debt Settlement and Mutual Release Agreement entered into on January 12, 2018. In accordance with the settlement agreement, 19,055,551 pre-stock split (990,742 post-stock split), reserved shares with a value of $325,000 recorded in share subscription payable were released and returned to the Company.

During the year ended December 31, 2019, Steven Rossi was issued 13,583,397 shares of Franchise Holdings International, Inc common stock as approved by the Board of Directors, due to a conversion of all 1,000,000 shares of his Series A Preferred stock.

During the year ended December 31, 2019, the Company completed a share consolidation of the Company’s issued and outstanding shares of common stock based on six (6) pre-consolidation shares to one (1) post-consolidation share. The consolidation reduced the number of issued and outstanding shares of common stock of the Company from 147,804,298 pre-consolidation shares of common stock to approximately 24,634,051 post-consolidation shares of common stock. While the share consolidation occurred during the year ended December 31, 2019, the Company has accounted for the effects retrospectively as such, the schedules and all references to shares, options and warrants throughout the financial statements have been updated to reflect the number of post-consolidation securities.

On March 5, 2019 immediately following the share consolidation the anti-dilution feature under the Investment and Co-operation agreement dated November 1, 2017 came into effect. As part of the anti-dilution feature the Company is obligated to issue an additional 8,465,608 shares at $0.11 per share for a total of $965,079. The Company recognized a non-cash deemed dividend of $965,079 to retain earnings and share subscriptions payable (Note 23).

For the year ended December 31, 2020 and 2019, the Company was authorized to issue 299,000,000 shares of its common stock with a par value of $0.0001. All shares were ranked equally with regards to the Company’s residual assets. During 2020 and 2019, the Company was authorized to issue 1,100,000 shares of its Series A and Series B Preferred Stock with a par value of $0.0001. Series A Preferred Stock have voting rights equal to 299 shares of common stock, per share of preferred stock. Series B Preferred Stock have voting rights equal to 10,000 shares of common stock, per share of preferred stock.

F-17

Worksport Ltd. (formerly Franchise Holdings International, Inc.)

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

10. Related Party Transactions

During the year ended December 31, 2020, the Company repaid $5,245 to the Company’s CEO and director. As of December 31, 2020, the Company has $23,393 in related party loan.

During the year ended December 31, 2020, the Company recorded salaries expense of $64,903 (2019–$65,589) related to services rendered to the Company by its CEO.

During the year ended December 31, 2019, the Company incurred $112,665 payable to a U.S.-based corporation with whom the Company’s CEO and director is also a shareholder. The corporation is to help facilitate the purchase of inventory for the Company.

11. Income Taxes

a) The income tax expense for the year ended December 31, 2020 and 2019 is reconciled per the schedule below:

	2020	2019
Net loss before income taxes	$(1,187,620)	$(359,034)
Depreciation	26,962	(10,956)
Non-deductible portion of meals and entertainment	586	1,115
Expenses paid in shares	415,666	-
Interest on lease liability	5,039	-
Lease payments	(31,292)	-
Gain on impairment	-	54,292
Gain Settlement of Debt	(184,868)	(250,778)
Adjusted net loss for tax purposes	(955,527)	(565,362)
Statutory rate	25.60%	24.63%
	(244,658)	(139,248)
Increase in valuation allowance	244,658	139,248
Provision for income taxes	$-	$-

b) Deferred Income Tax Assets

The tax effects of temporary differences that give rise to the deferred income tax assets at December 31, 2020 and 2019 are as follows:

	2020	2019
Net operating loss carry forwards	$1,365,333	$1,113,488
Transaction costs	-	-
	1,365,333	1,113,488
Deferred tax assets not recognized	(1,365,333)	(1,113,488)
Net deferred tax asset	$-	$-

c) Cumulative Net Operating Losses

The Company has non-capital losses carried forward of approximately $5,897,000 available to reduce future years’ taxable income. These losses will expire as follows:

	United States	Canada	Total
2034	$53,000	$183,000	$236,000
2035	161,000	368,000	529,000
2036	868,000	262,000	1,130,000
2037	1,472,000	59,000	1,531,000
2038	431,000	520,000	951,000
2039	372,000	193,000	565,000
2040	237,000	718,000	955,000
	$3,594,000	$2,303,000	$5,897,000

F-18

Worksport Ltd. (formerly Franchise Holdings International, Inc.)

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

11. Income Taxes (continued)

These net operating loss carryforwards of approximately $5,897,000 may be offset against future taxable income for the years 2021 through 2040. No tax benefit from continuing or discontinued operations have been reported in the December 31, 2020 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to change in ownership provisions of the Tax Reform Act of 1986, net operation loss carryforwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

The Company complies with the provisions of FASB ASC 740 in accounting for its uncertain tax positions. ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely that not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company has determined that the Company has no significant uncertain tax positions requiring recognition under ASC 740.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. The Company had no accruals for interest and tax penalties at December 31, 2020 and 2019.

The Company does not expect the amount of unrecognized tax benefits to materially change within the next 12 months.

The Company is required to file income tax returns in the U.S. and Canadian federal jurisdictions, as well as the states of New York, New Jersey, and Utah and in the province of Ontario. The Company is no longer subject to income tax examinations by tax authorities for tax years ending before December 31, 2017.

12. Financial Instruments

Credit Risk

The Company is exposed to credit risk on the accounts receivable from its customers. In order to reduce its credit risk, the Company has adopted credit policies which include the analysis of the financial position of its customers and the regular review of their credit balances. The Company incurred no bad debt expense during the year ended December 31, 2020 and 2019.

Currency Risk

The Company is exposed to currency risk on its sales and purchases denominated in Canadian dollars. The Company actively manages these risks by adjusting its pricing to reflect currency fluctuations and purchasing foreign currency at advantageous rates.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its obligations associated with financial liabilities. The Company relies on cash flows generated from operations, as well as injections of capital through the issuance of the Company’s capital stock to settle its liabilities when they become due.

Interest Rate Risk

The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities.

Concentration of Supplier Risk

The Company purchases all of its inventory from one supplier source in Asia. The Company carries significant strategic inventories of these materials to reduce the risk associated with this concentration of suppliers. Strategic inventories are managed based on demand. To date, the Company has been able to obtain adequate supplies of the materials used in the production of its products in a timely manner from existing sources. The loss of this key supplier or a delay in shipments could have an adverse effect on its business.

F-19

Worksport Ltd. (formerly Franchise Holdings International, Inc.)

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

12. Financial Instruments (continued)

Concentration of Customer Risk

The following table includes the percentage of the Company’s sales to significant customers for the fiscal years ended December 31, 2020 and 2019. A customer is considered to be significant if they account for greater than 10% of the Company’s annual sales:

	2020	2019
Customer A	-%	89%
Customer B	51%	-%
Customer C	26%	3%
	77%	92%

The loss of any of these key customers could have an adverse effect on the Company’s business. At December 31, 2020 customer A represented 0% of the Company’s revenue compare to 89% or $1,912,401 of Company revenue in 2019. Customer B represented 51% of the Company’s revenue at $190,313. Customer C represented 26% or $97,514 of the Company’s revenue compare to 2019 of 3% or $67,018.

13. Changes in Cash Flows from Operating Assets and Liabilities

The changes to the Company’s operating assets and liabilities for the years ended December 31, 2020 and 2019 are as follows:

	2020	2019
Decrease (increase) in accounts receivable	$(119,813)	$48,908
Decrease (increase) in other receivable	(121,396)	(54,821)
Decrease (increase) in inventory	72,353	122,067
Decrease (increase) in prepaid expenses and deposits	43,201	63,373
Increase (decrease) in lease liability	(27,718)	(8,392)
Increase (decrease) in income taxes payable	11,372	(45,521)
Increase (decrease) in accounts payable and accrued liabilities	(59,284)	405,214
	$201,284	$539,220

14. Commitments

During the year ended December 31, 2020 the Company entered into an agreement with a third party advisor to reserve for issuance 100,000 shares of common stock at $0.0001 per share for consulting services. As of December 31, 2020, the third party has not exercised the shares. Refer note 25 for subsequent event.

15. Gain (Loss) on Settlement of Debt

During the year ended December 31, 2020 a convertible promissory note was converted into 2,520,434 shares of common stock at $0.09 per share for $226,839. The original value of the convertible promissory note converted was $182,565 as a result of the conversion the Company recognized a loss of $44,274 on settlement of debt.

During the year ended December 31, 2020, the Company reached a legal settlement agreement with an investor. In accordance with the settlement agreement, 4,166,667 post-stock split (25,000,000 pre-stock split), reserved shares were released and returned to the Company. This transaction resulted in a gain on debt settlement of $229,142.

During year ended December 31, 2019, the Company reached a legal settlement agreement (the ‘unwinding’) with an individual investor to dissolve the Debt Settlement and Mutual Release Agreement entered into on January 12, 2018. In accordance with the settlement agreement, 19,055,551 pre-stock split, reserved shares were released and returned to the Company. In addition, 5,944,449 pre-stock split (990,742 post-stock split) shares already issued were returned to the Company’s treasury, and cancelled, reducing the Company’s issued and outstanding shares accordingly. The Company closed the unwinding in August 2019.

F-20

Worksport Ltd. (formerly Franchise Holdings International, Inc.)

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

16. Contingent Liability

During the year ended December 31, 2020 the Company (defendant) is currently in an ongoing legal proceeding with a promissory notes payable holder (plaintiff). As of December 31, 2020, the outcome of the legal proceeding is uncertain.

During the year ended December 31, 2020, the Company reached a legal settlement with a supplier in which the Company is obligated to pay $6,037 per month beginning on March 1, 2020 for four months until the settlement amount of $24,148 has been fully paid on June 1, 2020. As of December 31, 2020, the Company has completed all payments.

During the year ended December 31, 2019 the Company entered into an agreement with a debtor for the settlement of outstanding notes payable of $56,723 ($75,000 CAD). The Company will issue to the debtor 1,500,000 shares of common stock for the settlement of the outstanding notes payable upon listing on the Canadian Securities Exchange. The agreement was subsequently cancelled after year end.

17. Reverse Stock Split

On March 8, 2019, the Board of Directors authorized the submission of a Certificate of Change/Amendment to the Nevada Secretary of State in which the Company sought to affect a reverse split of its common stock at the rate of one-for-six for the purpose of increasing the per share price for the Company’s stock in an effort to meet the minimum listing requirements of the Canadian Stock Exchange (‘CSE’). The Certificate of Change was submitted to the Nevada Secretary of State on March 20, 2019 and the FINRA corporate action was filed on March 21, 2019. FINRA declared the one-for-six reverse stock split effective on March 29, 2019. These financial statements including, prior period comparative share amounts, have been retrospectively restated to reflect this reverse split.

18. Investment

During the year ended December 31, 2019, the Company entered into an agreement to purchase 10,000,000 shares for $50,000. The shares have been issued to the Company. The Company’s investment accounts for a 10% equity stake in a privately owned U.S.-based mobile phone development company. As of December 31, 2020, the Company had advanced a total of $15,658 and is advancing trenches of capital as required by the Company.

19. Lease Liabilities

During the year ended December 31, 2019, the Company signed a lease agreement for warehouse space to commence on August 1, 2019 and end on July 31, 2022 with monthly lease payments of $2,221. The Company has accounted for its leases upon adoption of ASC 842 whereby it recognizes a lease liability and a right-of-use asset at the date of initial application, beginning January 1, 2019. The lease liability is measured at the present value of the remaining lease payments, discounted using the Company’s incremental borrowing rate of 10%. The Company has measured the right-of-use asset at an amount equal to the lease liability.

The Company’s right-of-use asset for the year ended December 31, 2020 is as follows:

2020
Right-of-use asset	$38,506

Current lease liability	$23,883
Long-term lease liability	$14,624

The components of lease expense are as follows:

	December 31, 2020	December 31, 2019
Amortization of right-of-use	$21,619	11,107
Interest on lease liability	$5,039	2,716
Total lease cost	$26,658	13,823

F-21

Worksport Ltd. (formerly Franchise Holdings International, Inc.)

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

19. Lease Liabilities (continued)

Maturities of lease liability are as follows:

Future minimum lease payments as of December 31, 2020,

2021	26,658
2022	15,551
Total future minimum lease payments	42,209
Less: amount representing interest	(3,702)
Present value of future payments	38,507
Current portion	23,883
Long term portion	$14,624

20. Loan Payable

During the year ended December 31, 2020, the Company received a loan of $32,439, $10,000 and $108,000 from a unrelated third party with an interest rate of 10% per annum with a maturity date of December 31, July 22 and August 31, 2021 respectively. Subsequent to the year ended December 31, 2020 the Company agreed to repay the outstanding principal and interest through the issuance of 1,850,000 shares of common stock at $0.09 per share.

During the year ended December 31, 2020, the Company received $28,397 ($40,000 CDN) interest free from the Government of Canada as part of the COVID-19 small business relief program. Repaying the balance of the loan on or before December 31, 2022 will result in loan forgiveness of 25%.

As of December 31, 2020, the Company accrued interest of $6,018.

21. Loss per Share

For the year ended December 31, 2020, Loss per Share is $(0.02) (basic and diluted) compared to the year ended December 31, 2019 of $0.01 (basic and diluted) using the weighted average number of shares of 54,690,611 (basic and diluted) and 36,824,519 (basic and diluted) respectively.

There are 299,000,000 shares authorized, 76,412,359 and 41,906,790 shares issued and outstanding, as at December 31, 2020 and 2019 respectively. As of December 31, 2020, the Company has 6,831,489 shares to be issued. The computation of loss per share is based on the weighted average number of shares outstanding during the period in accordance with ASC Topic No. 260, ‘Earnings Per Share.’ Shares underlying the Company’s outstanding warrants and convertible promissory notes were excluded due to the anti-dilutive effect they would have on the computation. As at December 31, 2020 the Company has 12,436,301 warrants convertible to 12,436,301 shares of common stock and convertible promissory note convertible to 3,448,025 shares of common stock for a total underlying shares of common stock of 15,884,326. At December 31, 2019 there were no underlying shares of common stock.

22. Warrants

During the year ended December 31, 2020 the Company issued 900,000 warrants convertible to one common share each with an exercise period of 5 years. The exercise price of the warrants is $0.10 per share (subject to adjustment) and may be exercised on a cashless basis, refer to note 8. Refer to notes 25 for subsequent exercise of 790,243 warrants. The fair value of the warrants was calculated using the Black-Scholes pricing model and using the following assumptions:

Discount rate	1.16%
Expected volatility	255%
Expected life (years)	5
Exercise price	$0.10
Stock price	$0.27

F-22

Worksport Ltd. (formerly Franchise Holdings International, Inc.)

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

22. Warrants (continued)

During the year ended December 31, 2020, the Company issued 1,250,000 and 100,000 warrants convertible to one common share each exercisable until March 30, 2025 and April 29, 2022 respectively. The warrants were issued in connection with a subscriptions payable and advisory agreement. The exercise price of the warrants are $0.12 and $2.00 per share. Refer to note 25 for subsequent issuance of an additional 150,000 warrant.

The fair value of the 1,250,000 warrants was calculated using the Black-Scholes pricing model and using the following assumptions:

Discount rate	0.025%
Expected volatility	249%
Expected life (years)	5
Exercise price	$0.12
Stock price	$0.06

The fair value of the 100,000 warrants was calculated using the Black-Scholes pricing model and using the following assumptions:

Discount rate	2.27%
Expected volatility	297%
Expected life (years)	3
Exercise price	$2
Stock price	$0.13

During the year ended December 31, 2020 the Company issued 225,000 warrants in connection to a advertising agreement and 9,961,301 warrants related to the Reg-A public offering. The warrants are convertible at a rate of 1:1 common share, exercisable until December 1 and 22, 2021 respectively. The exercise price of the warrants are $0.20 per share.

The fair value of the 225,000 warrants was calculated using the Black-Scholes pricing model and using the following assumptions:

Discount rate	0.12%
Expected volatility	244%
Expected life (years)	1
Exercise price	$0.20
Stock price	$0.17

F-23

The fair value of the 9,961,301 warrants was calculated using the Black-Scholes pricing model and using the following assumptions:

Discount rate	0.09%
Expected volatility	239%
Expected life (years)	1
Exercise price	$0.20
Stock price	$0.13

Exercise price	Number outstanding	Remaining Contractual Life (Years)	Expiry date
$0.20	225,000	0.92	December 1, 2021
$0.20	9,961,301	0.98	December 22, 2021
$2.00	100,000	1.33	April 29, 2022
$0.10	900,000	4.16	February 25, 2025
$0.12	1,250,000	4.22	March 20, 2025
	12,436,301	2.32

F-24

Worksport Ltd. (formerly Franchise Holdings International, Inc.)

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

22. Warrants (continued)

	December 31, 2020		December 31, 2019
	Number of warrants	Weighted average price	Number of warrants	Weighted average price
Balance, beginning of year	-	$-	-	$-
Issuance	12,436,301	$0.52	-	$-
Balance, end of period	12,436,301	$0.52	-	$-

23. Revision of Prior Period Financial Statements

During the audit for the year ended December 31, 2020 an error was discovered relating to share issuances resulting from an anti-dilution agreement. The share issuances for the three months ended March 31, 2020 were 2,000,000 and 458,834 shares of common stock respectively. The anti-dilution agreement relating to a 2017 share subscription payable agreement was triggered in March 2019 upon the Company’s stock split. Please refer to note 9.

We revised certain prior period financial statements for an immaterial error related to the recognition of the deemed dividend related to down-round features along with the associated shares issuance and professional fees (Note 1). A summary of revisions to our previously reported financial statements presented herein for comparative purposes.

The cumulative effect of the adjustments on all prior periods to Shareholders’ Equity as of June 30, 2019, September 30, 2019, December 30, 2019 and March 31, 2020 reflected below:

	Common Stock		Additional Paid-in Capital	Share Subscriptions Receivable	Share Subscription Payable	Accumulated Deficit	Cumulative translation adjustment	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance at June 30, 2019	28,177,966	$2,817	$8,309,293	$(1,577)	$1,853,819	$(10,482,521)	$(23,624)	$(341,792)
Revision	12,719,566	$1,273	$182,509	-	$781,298	$(965,079)	-	-
Balance at June 30, 2019, as revised	40,897,532	$4,090	$8,491,802	$(1,577)	$2,635,117	$(11,447,600)	$(23,624)	$(341,792)

Balance at September, 2019	38,506,721	$3,850	$8,230,982	$(1,577)	$1,606,097	$(10,212,150)	$(46,116)	$(418,915)
Revision	1,400,069	$141	$183,641	-	$781,298	$(965,079)	-	-
Balance at September 30, 2019, as revised	39,906,790	$3,991	$8,414,623	$(1,577)	$2,387,395	$(11,177,230)	$(46,116)	$(418,915)

Balance at December 31, 2019	41,906,790	$4,191	$8,381,231	$(1,577)	$1,511,080	$(10,768,906)	$(8,580)	$(882,561)
Revision	-	-	$261,192	-	$648,315	$(909,507)	-	-
Balance at December 31, 2019, as revised	41,906,790	$4,191	$8,642,423	$(1,577)	$2,159,395	$(11,678,413)	$(8,580)	$(882,561)
				-
Balance at March 31, 2020	46,547,749	$4,655	$9,060,739	$(1,577)	$1,178,608	$(10,961,172)	$(8,580)	$(727,327)
Revision	2,458,834	$246	$731,946	-	$137,315	$(869,507)	-	-
Balance at March 31, 2020, as revised	49,006,583	$4,901	$9,792,685	$(1,577)	$1,315,923	$(11,830,679)	$(8,580)	$(727,327)

F-25

The Consolidated Statements of Operations and Comprehensive Loss has been revised to reflect the correction for the year ended December 31, 2019 and three months ended March 31, 2020 as follows:

	For the Year Ended December 31, 2019
	As previously reported	Revision	As Revised
Professional Fees	$570,852	$(55,573)	$515,279
Total Operating Expenses	$831,971	$(55,573)	$776,398
Loss from Operations	$(593,424)	$(55,573)	$(537,851)
Net Loss	$(414,607)	$(55,573)	$(359,034)
Comprehensive Loss	$(419,574)	$(55,573)	$(364,001)
Loss per Share–Basic and Diluted	$(0.01)	-	$(0.01)

	For the Three Months Ended March 31, 2020
	As previously reported	Revision	As Revised
Professional Fees	$149,465	$(40,000)	$109,465
Total Operating Expenses	$178,471	$(40,000)	$138,471
Loss from Operations	$(164,455)	$40,000	$(124,455)
Net Loss	$(192,266)	$40,000	$(152,266)
Comprehensive Loss	$(192,266)	$40,000	$(152,266)
Loss per Share–Basic and Diluted	$(0.00)	-	$(0.00)

F-26

Worksport Ltd. (formerly Franchise Holdings International, Inc.)

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

24. COVID-19

The recent outbreak of the novel coronavirus, specifically identified as ‘COVID-19’’, has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to businesses globally resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The duration and impact of the COVID-19 outbreak is unknown at this time, as is the efficacy of the government and central bank interventions.

Additionally, while the potential economic impact brought by, and the duration of the COVID-19 pandemic is difficult to assess or predict, the impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, financing or mining production activities or the ore and mining industry or the global economy as a whole. However, these effects could have a material impact on our liquidity, capital resources, operations and business and those of the third parties on which we rely. The management and Board of the Company is constantly monitoring this situation to minimize potential losses.

25. Subsequent Events

The Company has evaluated subsequent events through March 31, 2021 which is the date the financial statements were available to be issued and the following events after year end occurred:

●	In January and February 2021 in connection with the Company’s Reg-A public offering the Company issued an additional 30,033,199 shares of common stock at $0.10 per share and warrants exercisable for a period of 12 months at $0.20 per warrant for one common share.
●	On January 8, 2021 the Company issued 3,000,000 shares of common stock for consulting services valued at $0.10 per share.
●	On January 14, 2021 the Company entered into an amended advisory agreement for the following:
	○	$5,000 per month
	○	Make available for the purchase of an additional 150,000 shares of common stock for a total of 250,000 shares of common stock at $0.0001
	○	Issuance of an additional 100,000 warrants for a total of 250,000 warrants exercisable for a period of five years at $0.20 per share.

●	On January 15, 2021 the Company entered into a consulting service agreement for a duration of 18 months for 2,000,000 shares of common stock at $0.13 per share.
●	During the month of February 2021, 12,284,800 warrants were exercised at $0.20 per warrant for 12,284,800 shares of common stock at a value of $2,455,960.
●	On February 15, 2021 the Company signed an advertising and promotion agreement for a duration of three months at $10,000 per month for advertising and promotion services.
●	On February 15, 2021 the Company entered into a service agreement with a consultant to develop and provide Sales CRM system to the Company for 5,000,000 shares of common stock at $0.23 per share.
●	On March 3, 2021 the Company signed a consulting agreement with a third party to assist the Company in developing manufacturing processes of new products for 200,000 shares of common stock valued at $20,000.
●	On March 12, 2021 the Company entered into a strategic advisory and digital marketing service agreement for a duration of 12 months for 200,000 shares of common stock.
●	On March 19, 2021 the Company issued to Leonite 790,243 shares of common stock through the exercise of 790,243 of its 900,000 warrants on a cashless exercise.
●	Subsequent to year ended the Company entered into private placement agreements issuing 11,368,800 shares of common stock and warrants at $0.10 per share with an exercise price of $0.20 per warrant for one shares of common stock over a period of 18 months. As of the date of this financial statement 9,060,000 shares of common stock have been issued.
●	Refer to note 7, 8, 9 and 20 for additional subsequent events.

F-27

Worksport Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current Assets
Cash and cash equivalents	$9,311,878	$1,107,812
Accounts receivable net	16,438	122,787
Other receivable	38,036	167,836
Inventory (note 3)	115,587	40,803
Prepaid inventory (note 3)	177,745	-
Prepaid expenses and deposits	152,116	245,526
Total Current Assets	9,811,800	1,684,764
Investment	24,423	24,423
Property and Equipment, net	209,238	91,511
Right-of-use asset, net (note 10)	32,757	38,506
Intangible Assets, net	131,676	62,948
Total Assets	$10,209,894	$1,902,152

Liabilities and Shareholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	$952,407	$971,667
Payroll taxes payable	51,186	48,216
Related party loan (note 7)	3,940	23,393
Promissory notes payable (note 4)	313,211	367,058
Convertible promissory note, net (note 5)	-	98,982
Loan payable (note 11)	28,387	184,854
Current lease liability (note 10)	24,485	23,883
Total Current Liabilities	1,373,616	1,718,053
Long Term – Lease Liability (note 10)	8,272	14,624
Total Liabilities	1,381,888	1,732,677

Shareholders’ Equity (Deficit)
Series A & B Preferred Stock, $0.0001 par value, 1,100,000 shares authorized, 1,000 Series A and 0 Series B issued and outstanding, respectively (note 6)	1	1
Common stock, $0.0001 par value, 299,000,000 shares authorized, 162,763,986 and 76,412,359 shares issued and outstanding, respectively (note 6)	16,277	7,640
Additional paid-in capital	22,539,306	12,658,596
Share subscriptions receivable	(1,577)	(1,577)
Share subscriptions payable	372,131	379,428
Accumulated deficit	(14,089,552)	(12,866,033)
Cumulative translation adjustment	(8,580)	(8,580)
Total Shareholders’ Equity (Deficit)	8,828,006	169,475
Total Liabilities and Shareholders’ Equity (Deficit)	$10,209,894	$1,902,152

The accompanying notes form an integral part of these condensed consolidated financial statements.

F-28

Worksport Ltd.

Condensed Consolidated Statements of Operations

For the three months ended March 31, 2021 and 2020

(Unaudited)

	2021	2020

Net Sales	$7,650	$41,027
Cost of Goods Sold	60,221	27,011
Gross Profit (Loss)	(52,571)	14,016

Operating Expenses
General and administrative	134,284	33,906
Sales and marketing	162,651	2,826
Professional fees	647,114	109,465
Loss (gain) on foreign exchange	5,206	(7,726)
Total operating expenses	949,255	138,471
Loss from operations	(1,001,826)	(124,455)

Other Income (Expense)
Interest expense (note 5)	(230,900)	(27,811)
Gain (loss) on settlement of debt	9,207	-
Total other (expense)	(221,693)	(27,811))

Net Loss	(1,223,519)	(152,266)

Loss per Share (basic and diluted)	$(0.01)	$(0.00)
Weighted Average Number of Shares (basic and diluted)	103,101,944	43,129,884

The accompanying notes form an integral part of these condensed consolidated financial statements

F-29

Worksport Ltd.

Condensed Consolidated Statements of Shareholders’ Deficit

For the Three Months Ended March 31, 2021 and 2020

(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-in	Share Subscriptions	Share Subscription	Accumulated	Cumulative Translation	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Receivable	Payable	Deficit	Adjustment	(Deficit)
Balance at January 1, 2020	-	-	41,906,790	$4,191	$8,642,423	$(1,577)	$2,159,395	$(11,678,413)	$(8,580)	$(882,561)
Issuance from subscriptions payable	-	-	6,649,793	665	967,807	-	(968,472)	-	-	-
Issuance for prepaid services and subscriptions payable	-	-	-	-	-	-	125,000	-	-	125,000
Warrants issuance in connection to convertible promissory note (note 5 and 14)	-	-	-	-	59,110	-	-	-	-	59,110
Share issuance in connection to convertible promissory note (note 5)	-	-	450,000	45	123,345	-	-	-	-	123,390
Net loss								(152,266)		(152,266)
Balance at March 31, 2020	-	-	49,006,583	$4,901	$9,792,685	$(1,577)	$1,315,923	$(11,830,679)	$(8,580)	$(727,327)

Balance at January 1, 2021	1,000	$1	76,412,359	$7,640	$12,658,596	$(1,577)	$379,428	$(12,866,033)	$(8,580)	$169,475
Consulting Service for share subscriptions	-	-	-	-	-	-	111,222	-	-	111,222
Issuance for services and subscriptions payable	-	-	6,321,154	633	569,277	-	(241,559)	-	-	328,351
Issuance of shares from Reg-A	-	-	30,048,199	3,005	3,000,316	-	(32,700)	-	-	2,970,621
Share issuance cost	-	-	-	-	(59,160)	-	-	-	-	(59,160)
Issuance of shares from private placement	-	-	30,499,800	3,050	3,046,931	-	32,000	-	-	3,081,981
Warrants issuance for services	-	-	-	-	37,000	-	-	-	-	37,000
Conversion of convertible promissory note to shares (note 5)	-	-	4,092,431	410	367,910	-	-	-	-	368,320
Cashless warrant exercise (note 14)	-	-	790,243	79	(79)	-	-	-	-	-
Warrant exercise (note 14)	-	-	14,599,800	1,460	2,918,515	-	12,130	-	-	2,932,105
Loan repayment (note 11)	-	-	-	-	-	-	111,610	-	-	111,610
Net loss	-	-	-	-	-	-	-	(1,223,519)	-	(1,223,519)
Balance at March 31, 2021	1,000	$1	162,763,986	16,277	$22,539,306	$(1,577)	$372,131	$(14,089,552)	$(8,580)	$8,828,006

The accompanying notes form an integral part of these condensed consolidated financial statements

F-30

Worksport Ltd.

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2021 and 2020

(Unaudited)

	2021	2020
Operating Activities
Net Loss	$(1,223,519)	$(152,266)
Adjustments to reconcile net loss to net cash from operating activities:
Shares and warrants issued for services	565,261	-
Depreciation and amortization	7,843	6,514
Interest on lease liability	915	1,460
Accrued interest	17,010	-
Amortization on OID interest	211,340	12,715
Gain on settlement of debt	(9,207)	-)
	(430,357)	(131,577)
Changes in operating assets and liabilities (note 8)	(76,510)	(49,458)
Net cash used in operating activities	(506,867)	(181,035)

Cash Flows from Investing Activities
Repayment of lease liability	(7,516)	-
Loan receivable	(5,507)	-
Purchase of investment	-	(8,765)
Purchase of property and equipment	(119,233)	-)
Net cash used in investing activities	(132,256)	(8,765)

Financing Activities
Proceeds from issuance of common shares, net of issuance cost	5,993,441	-
Proceeds from warrant exercise	2,932,105	-
Repayment of loan payable	(62,905)	-
Proceeds from promissory notes	-	182,500
Shareholder assumption of debt	(19,453)	6,317
Net cash provided by financing activities	8,843,188	188,817
Change in cash	8,204,066	(983)
Cash and cash equivalents - beginning of year	1,107,812	11,993
Cash and cash equivalents end of year	$9,311,878	$11,010
Supplemental disclosure of cash flow information:
Interest paid	$-	$1,850
Supplemental Disclosure of non-cash investing and financing Activities
Purchase of software	$69,315	$-
Shares issued to service providers	$241,559	$-
Cashless warrant exercise	$51,901	$-
Shares issued for share subscriptions payable	$274,259	$968,472
Conversion of convertible promissory note to common stock	$368,320	$-
Convertible promissory note – equity discount	$-	$182,500
Convertible promissory note – original issue discount	$-	$16,215

The accompanying notes form an integral part of these condensed consolidated financial statements.

F-31

Worksport Ltd.

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

1. Basis of Presentation and Business Condition

a) Interim Financial Information

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial information pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (SEC). Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments and reclassifications considered necessary in order to make the financial statements not misleading and for a fair and comparable presentation have been included and are of a normal recurring nature. Operating results for the three-month period ended March 31, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on April 13, 2021.

b) Functional and Reporting Currency

Effective January 1, 2020, the Company changed the functional currency of its subsidiary to United States dollars given the increasing prevalence of U.S. dollar-denominated activities of the subsidiary over time. The change in functional currency from Canadian dollars to United States dollars is accounted for prospectively from January 1, 2020. The subsidiary’s balance sheet was converted from Canadian dollars to United States dollars using the year ended December 31, 2019 United States dollar balance as the opening for January 1, 2020 in accordance to ASC 830. These condensed interim financial statements are presented in United States Dollars. The functional and presentation currency of the Company and its subsidiary is the United States Dollar. As a result of the change in functional currency the Company recognized a loss on foreign exchange of $29,940.

c) Use of Estimates

The preparation of condensed unaudited financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed interim financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

d) Business condition

The Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

As of March 31, 2021, the Company had working capital of $8,438,184 and an accumulated deficit of $14,089,552. As of March 31, 2021, the Company had cash and cash equivalents of $9,311,878. Based on its current operating plans, the Company believes it has sufficient level of funding for anticipated operations, capital expenditures and debt repayments for a period of at least 12 months from the issuance date of this Annual Report.

During the three month ended March 31, 2021 the Company through its Reg-A public offering, private placement offering, and exercises of warrants had raised in aggregate of approximately $9,000,000. In addition, as of May 2021 the Company has approximately 57,000,000 warrants exercisable at $0.20 per warrant compare to an average share price of approximately $0.30 per share, anticipating additional warrant exercises.

The Company intents to introduce in late 2021 several new tonneau covers most significant of which is the TerraVis. TerraVis is a solar cover tonneau cover will give pick-up truck owners rechargeable portable power and added range to upcoming EV pick-up trucks. The Company anticipates that the introduction of these new products will sufficiently improve the Company’s financial position.

Based on the Company’s future operating plans, existing cash of $9,311,878 combined with possible warrants exercises of approximately $9,100,000; management believes the Company have sufficient funds to meet its contractual obligations and working capital requirements for the next 12 months and the foreseeable future.

e) Revision of Prior Period Financial Statements

In connection with the preparation of our consolidated financial statements, we identified an immaterial error related to the recognition of a deemed dividend related to down-round features along with the associated shares issuance and professional fees in the three month ended March 31, 2020. In accordance with SAB (Staff Accounting Bulletins) Topic 1.M, “Materiality,” and SAB (Staff Accounting Bulletins) Topic 1.N, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” we evaluated the error and determined that the related impact was not material to our financial statements for any prior annual or interim period, but that correcting the cumulative impact of the error would be significant to our results of operations and equity for the fiscal and interim periods of 2020. Accordingly, we have revised previously reported financial information for such immaterial error, as previously disclosed in our Quarterly Report on Form 10-Q for the three month ended March 31, 2020. A summary of revisions to certain previously reported financial information presented herein for comparative purposes is included in note 15.

F-32

Worksport Ltd.

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

2. Significant Accounting Policies

The accounting polices used in the preparation of these condensed consolidated interim financial statements are consistent with those of the Company’s audited financial statements for the year ended December 31, 2020 in addition to:

Property and Equipment – During the three month ended March 31, 2021 the Company purchased an automobile. As such the Company has updated its accounting policy of its capital assets. Capital assets are recorded at cost and are amortized using the straight-line method over the following estimated useful lives:

●	Automobile	5 years

3. Inventory

Inventory consists of the following at March 31, 2021 and December 31, 2020:

	2021	2020
Finished goods	$107,143	$32,358
Promotional items	552	552
Raw materials	7,893	7,893
	$115,587	$40,803
Prepaid inventory	$177,745	$-

4. Promissory Notes

The following tables shows the balance of the notes payable as of March 31, 2021 and December 31, 2020:

Balance as at December 31, 2019	$267,881
Reclassification	99,177
Balance as at December 31, 2020	$367,058
Repayment	(53,847)
Balance as at March 31, 2021	$313,211

During the year ended December 30, 2020, the Company reclassified $88,120 from accounts payable to promissory notes. The terms of the note is under negotiation and is currently due on demand.

During the year ended December 30, 2020, the Company reclassified a debit balance of $11,058 from notes payable to other receivable.

During the year ended December 31, 2016, the Company issued a secured promissory note in the amount of $73,452 ($123,231 Canadian Dollars). During the year ended December 31, 2018, the Company issued two additions to the original unsecured promissory note of July 2016, totaling $22,639 ($30,884 Canadian dollars). The secured promissory note bears interest at a rate of 18% per annum. The payment terms of the original note including these additions are due “upon completion of going public on the Canadian Securities Exchange, with no change in interest rate. The secured promissory note is secured by all present and after-acquired property and assets of the Company. During the year ended December 31, 2019, the Company extended the maturity dates of the secured promissory notes to be due on April 1, 2021. As at March 31, 2021, principal balance owing was $96,091 ($123,231 Canadian Dollars) (December 31, 2020 - $96,091 ($123,231 Canadian Dollars)). As of March 31, 2021, the accrued interest on this note payable was $53,120 ($69,571 Canadian Dollars) (December 31, 2020 - $48,770 ($64,102 Canadian Dollars)) included in accounts payable and accrued liabilities. As of March 31, 2021, the Company and the secured promissory note holder are in dispute.

During the year ended December 31, 2016, the Company issued secured promissory notes in the amount of $79,000. The secured promissory notes bears interest at a rate of 18% per annum, payable monthly. The secured promissory notes are secured by all present and after-acquired property and assets of the Company. During the year ended December 31, 2019, the Company extended the maturity dates of all secured promissory notes to be due on April 1, 2021. As at March 31, 2021 principal balance owing was $79,000 (December 31, 2020 - $79,000). As of March 31, 2021, the accrued interest on this note payable was $34,497 (December 31, 2020 – $31,000) included in accounts payable and accrued liabilities. As of March 31, 2021, the Company and the secured promissory note holder are in dispute.

During the years ended December 31, 2017, the Company issued secured promissory notes in the amount of $53,848 ($67,700 Canadian Dollars). The secured promissory notes were due in October and November 2018 and bears interest at a rate of 12% per annum. The secured promissory notes are secured by Company inventory and personal assets held by the CEO. During the year ended December 31, 2019, the Company extended the maturity date of the secured promissory notes to November 3, 2020. During the three months ended March 31, 2021, the Company and promissory note holders reached an agreement to repay $62,905 ($80,108 Canadian Dollars) for outstanding principal and interest. As a result of the Company recognized a gain on settlement of debt of $5,682. As of March 31, 2021 the Company has made the payment of $62,905.

F-33

Worksport Ltd.

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

4. Promissory Notes (continue)

During the years ended December 31, 2017, the Company issued secured promissory notes in the amount of $60,000. The secured promissory notes are due in August and November 2018 and bear interest at a rate of 12% per annum. The secured promissory notes are secured by Company inventory and personal assets held by the CEO. During the year ended December 31, 2019 the Company extended the maturity dates of this secured promissory note to November 3, 2020. During the year ended December 31, 2019, the Company a principal repayment of $10,000. As at March 31, 2021, principal balance owing was $50,000 (December 31, 2020 - $50,000). As of March 31, 2021, the accrued interest on this note payable was $24,203 (December 31, 2020 - $22,703) included in accounts payable and accrued liabilities. As the note is outstanding beyond its maturity date interest rate increased from 12% to 22%.

The amounts repayable under promissory notes and secured promissory notes at March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020
Balance owing	$313,211	$367,058
Less amounts due within one year	(313,211)	(367,058)
Long-term portion	$-	$-

5. Convertible Promissory Notes

On February 25, 2020, the Company entered into an agreement with Leonite Capital LLC, a Delaware limited liability company (“Leonite”), pursuant to which the Company issued to Leonite a secured convertible promissory note in the aggregate principal amount of $544,425 to be paid in tranches. As additional consideration for the purchase of the note, (I) the Company issued to Leonite 450,000 common shares, and (ii) the Company issued to Leonite a five-year warrant to purchase 900,000 common shares at an exercise price of $0.10 per share (subject to adjustment), which may be exercised on a cashless basis. Refer to note 14 for warrant valuation.

The note carries an original issue discount of $44,425 to cover Leonite’s legal fees, accounting fees, due diligence fees and/or other transactional costs incurred in connection with the purchase of the note. Therefore, the purchase price of the note was $500,000. On February 28, 2020, the Company recorded $198,715, $182,500 principal and $16,215 original issue discount. On September 1, 2020 the Company recorded an additional $310,322, $285,000 principal and $25,322 original issue discount. As of March 31, 2021, the Company has recorded $509,037, $467,500 principal and $41,537 original issue discount. Furthermore, the Company issued 450,000 shares of common stock valued at $123,390 and a debt-discount related to the warrants valued at $344,110. During the year ended December 31, 2020 Leonite converted $226,839 of convertible promissory note into 2,520,434 common shares at $0.09 per share. The original value of the convertible note converted was $182,565 as a result the Company recognized a loss of $44,274 on settlement of debt. During the three months ended March 31, 2021 Leonite converted its remaining outstanding principal and interest into common shares. Leonite received 4,092,431 common shares at $0.09 per share valued at $368,319. The original value of the convertible note converted including interest was $325,667. As a result the Company recognized a loss of $42,651 on settlement of debt. In connection with the settlement the Company expensed the remaining $148,027 of the original debt discount to interest expense. As of March 31, 2021 the convertible promissory note has been repaid in full.

The Company amortized $58,146 (2020 - $11,677) of financing costs related to the shares and warrants for the three months ended March 31, 2021. The remaining net balance of the note at March 31, 2021 is $0 (2020 - $12,715) comprised of principal of $0 (2020 - $183,538) and net of unamortized debt discount of $0 (2020 - $170,823).

The note bears interest at the rate of the greater of 10.2% per annum. Any amount of principal or interest on the note which is not paid by the maturity date shall bear interest at the rate at the lesser of 24% per annum or the maximum legal amount permitted by law (the “Default Interest”).

Beginning on March 18, 2020 and on the same day of each and every calendar month thereafter throughout the term of the note, the Company shall make monthly payments of interest only due under the note to Leonite at the Stated Rate as set forth above. The Company shall pay to Leonite on an accelerated basis any outstanding principal amount of the note, along with accrued, but unpaid interest, from: (a) net proceeds of any future financings by the Company, but not its subsidiaries, whether debt or equity, or any other financing proceeds, except any transaction having a specific use of proceeds requirement that such proceeds are to be used exclusively to purchase the assets or equity of an unaffiliated business and the proceeds are used accordingly; (ii) net proceeds from any sale of assets of the Company or any of its subsidiaries other than sales of assets in the ordinary course of business or receipt by the Company or any of its subsidiaries of any tax credits existing prior to the date of the note; and (iii) net proceeds from the sale of any assets outside of the ordinary course of business or securities in any subsidiary. During the three month ended March 31, 2021, the Company accrued interest of $5,654. During the year ended December 31, 2020 the Company accrued interest of $9,960 and made interest payment of $11,100. As of March 31, 2021 the Company has repaid all outstanding interest.

The note will mature 18 months from the issue date, or August 25, 2021, at which time the principal amount and all accrued and unpaid interest, if any, and other fees relating to the note, will be due and payable. Unless an event of default as set forth in the note has occurred, the Company has the right to prepay principal amount of, and any accrued and unpaid interest on, the note at any time prior to the maturity date at 100% of the principal amount plus any accrued and unpaid interest plus the lesser of (i) nine months of unaccrued interest or (ii) all unaccrued interest through the remainder of the term.

F-34

Worksport Ltd.

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

5. Convertible Promissory Notes (continued)

The note contains customary events of default, including in the event of (it) non-payment, (ii) a breach by the Company of its covenants under the securities purchase agreement or any other agreement entered into in connection with the securities purchase agreement, or a breach of any of representations or warranties under the note, or (iii) the bankruptcy of the Company. The note also contains a cross default provision, whereby a default by the Company of any covenant or other term or condition contained in any of the other financial instrument issued by the Company to Leonite or any other third party after the passage all applicable notice and cure or grace periods that results in a material adverse effect shall, at Leonite’s option, be considered a default under the note, in which event Leonite shall be entitled to apply all rights and remedies under the terms of the note.

Under the note, Leonite has the right at any time at its option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the note into fully paid and non-assessable common shares of the Company. The number of common shares to be issued upon each conversion of the note shall be determined by dividing the conversion amount by the applicable conversion price then in effect. The conversion amount is the sum of: (i) the principal amount of the note to be converted plus (ii) at Leonite’s option, accrued and unpaid interest, plus (iii) at Leonite’s option, Default Interest, if any, plus (iv) Leonite’s expenses relating to a conversion, plus (v) at Leonite’s option, any amounts owed to Leonite. The conversion price shall be $0.09 per share (subject to adjustment as further described in the note for common share distributions and splits, certain fundamental transactions, and anti-dilution adjustments), provided that at any time after any event of default under the note, the conversion price shall immediately be equal to the lesser of (i) the fixed conversion price ($0.09); (ii) 60% of the lowest bid price during the twenty one consecutive trading day period immediately preceding the trading that the Company receives a Notice of Conversion or (iii) the discount to market based on subsequent financing.

Notwithstanding the foregoing, in no event shall Leonite be entitled to convert any portion of the note in excess of that portion of the note upon conversion of which the sum of (1) the number of common shares beneficially owned by Leonite and its affiliates (other than common shares which may be deemed beneficially owned through the ownership of the unconverted portion of the note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained in the note, and, if applicable, net of any shares that may be deemed to be owned by any person not affiliated with Leonite who has purchased a portion of the note from Leonite) and (2) the number of common shares issuable upon the conversion of the portion of the note with respect to which the determination of this proviso is being made, would result in beneficial ownership by Leonite and its affiliates of more than 4.99% of the outstanding common shares of the Company. Such limitations on conversion may be waived (up to a maximum of 9.99%) by Leonite upon, at its election, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by Leonite, as may be specified in such notice of waiver).

This note shall give Leonite a senior secured obligation of the Company, with first priority over all current and future indebtedness of the Company and any subsidiary.

Calculation of beneficial conversion feature

As of March 31, 2021, The Company allocated $509,037 as the proceeds from Leonite; $467,500 principal and $41,537 original issue discount. The Company allocated $123,390 to common shares and $242,100 to warrants calculated using the black-scholes model. The effective rate resulted in a beneficial conversion feature greater than the proceeds.

Allocated proceeds of Convertible Promissory Note	$509,037
Conversion Price	$0.09
Number of shares of Common Stock that would be issued upon conversion of Convertible Promissory Note	5,655,967

Conversion price	$0.098
FMV of Common Stock	$0.263
Per Share Intrinsic Value of Beneficial Conversion Feature	$0.165
Calculated Beneficial Conversion Feature	$933,646

In accordance to ASC 470-20-30, if the intrinsic value of the beneficial conversion feature is greater than the proceeds allocated to the convertible promissory note, the amount of the discount assigned to the beneficial conversion feature shall be limited to the amount of the proceeds allocated to the convertible promissory note. As such, the beneficial conversion feature of the convertible promissory note is equal to $467,500 with an excess of $466,146.

F-35

Worksport Ltd.

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

6. Shareholders’ Equity (Deficit)

During the three month ended March 31, 2021 the Company issued a total of 30,048,199 common shares relating to the Reg-A public offering. Of the shares issued 312,000 common shares valued at $31,200 were from share subscription payable and 15,000 common shares were cancelled and refunded valued at $1,500. The Company incurred share issuance cost of $59,160.

During the same period 14,660,450 Reg-A public offering warrants were exercised for 14,660,450 common shares. As of March 31, 2021 14,559,800 common shares were issued valued at $2,919,975. Subsequent to March 31, 2021 the remaining 60,650 common shares valued at $12,130 were issued.

During the three month period ended March 31, 2021 the Company raised $3,081,981 through private placement offerings for 30,819,800 common shares and warrants. As of March 31, 2021, the Company issued 30,499,800 shares of common stock. As of March 31, 2021, the Company has 320,000 common shares of to be issued. Subsequent to the period ended the Company issued the remaining 320,000 common shares.

During the three month ended March 31, 2021 the Company entered into consulting agreements with third party consultants for 7,400,000 shares of common stock valued at $1,522,000 for prepaid consulting services. As of March 31, 2021 the Company recorded $111,222 in share subscriptions payable.

During the three month ended March 31, 2021 the Company issued 3,321,154 common shares valued at $269,910 for consulting services, $241,559 were issued from share subscriptions payable. During the same period the Company issued 3,000,000 common shares valued at $300,000 for consulting services.

During the three month ended March 31, 2021 the Company issued entered into a settlement agreement with a loan holder to issue 1,240,111 common shares for all outstanding loan principal and interest valued at $111,610. Refer to note 11. Subsequent to the three month ended March 31, 2021 the 1,240,111 common shares were issued.

During the three month ended March 31, 2021 the Company entered into a settlement agreement with the convertible promissory note holder to settle all outstanding principal and interest. The Company issued 4,092,431 common shares valued at $368,320. During the same period the convertible promissory note holder exercised 790,243 warrants on a cashless basis for 790,243 common shares. Refer to note 5 and 14.

During the three month ended March 31, 2020 the Company entered into a share subscription agreement with a consultant of the Company for 4,000,000 common shares valued at $125,000 for prepaid consulting services. As of March 31, 2020, the Company has expensed $31,250 from prepaid expenses.

During the three month ended March 31, 2020, the Company issued 4,458,333 common shares from shares subscription payable with a combined value of $511,000. 4,000,000 of the common shares issued from subscription payable valued at $456,000 relates to the anti-dilution feature triggered on March 5, 2019 as noted below.

During the three month ended March 31, 2020 the Company entered into a settlement to fulfill a debt purchase agreement entered in 2017 for 4,100,000 shares valued at $856,080. As of March 31, 2020, the Company has issued 2,190,959 shares from share subscriptions payable valued at $457,472.

During the three month ended March 31, 2020 the Company issued 450,000 shares in connection with the issuance of convertible promissory note (refer to note 5) at $0.27 per share.

As of March 31, 2021, the Company was authorized to issue 299,000,000 shares of its common stock with a par value of $0.0001. All shares were ranked equally with regards to the Company’s residual assets. During 2021, the Company was authorized to issue 1,100,000 shares of its Series A and Series B Preferred Stock with a par value of $0.0001. Series A preferred Stock have voting rights equal to 299 shares of common stock, per share of preferred stock. Series B preferred Stock have voting rights equal to 10,000 shares of common stock, per share of preferred stock.

7. Related Party Transactions

During the three month ended March 31, 2021, the Company recorded salaries expense of $49,783 (2020 - $16,126) related to services rendered to the Company by its CEO.

During the three month ended March 31, 2021 the Company repaid $19,453 to the Company’s CEO and director. During the three months ended March 31, 2020 the Company’s CEO and director paid on behalf of the Company’s lease payments of $7,317.

During the three month ended March 31, 2021 the Company paid a director of the Company $50,000 for services rendered from 2015 to 2020.

During the three month ended March 31, 2021, the Company paid $53,403 to a U.S.-based corporation which the Company’s CEO and director is also a stockholder.

F-36

Worksport Ltd.

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

8. Changes in Cash Flows from Operating Assets and Liabilities

The changes to the Company’s operating assets and liabilities for the three months ended March 31, 2021 and 2020 are as follows:

	2021	2020
Decrease (increase) in accounts receivable	$106,349	$(24,279)
Decrease (increase) in other receivable	135,307	1,391
Decrease (increase) in inventory and prepaid inventory	(252,529)	17,441
Decrease (increase) in prepaid expenses and deposits	(64,594)	8,281
Increase (decrease) in lease liability	850	(7,725)
Increase (decrease) in payroll taxes payable	2,970	-
Increase (decrease) in accounts payable and accrued liabilities	(4,862)	(44,567)
	$(76,510)	$(49,458)

9. Commitments and contingencies

During the three month ended March 31, 2021 the Company entered into an amended agreement to reserve an additional 150,000 common shares at $0.0001 per share for consulting services. During the year ended December 31, 2020 the Company entered into an agreement with a third-party advisor to reserve for issuance 100,000 common shares at $0.0001 per share for consulting services. As of March 31, 2021, the third party has not exercised the shares. As of March 31, 2021 the Company has reserved 250,000 commons shares.

During the year ended December 31, 2020 the Company (defendant) is currently in an ongoing legal proceeding with a promissory notes payable holder (plaintiff). As of March 31, 2021, the outcome of the legal proceeding is uncertain.

During the year ended December 31, 2020, the Company reached a legal settlement with a supplier in which the Company is obligated to pay $6,037 per month beginning on March 1, 2020 for four months until the settlement amount of $24,148 has been fully paid on June 1, 2020. As of December 31, 2020, the Company has completed all payments.

10. Lease Liabilities

During the year ended December 31, 2019, the Company signed a lease agreement for warehouse space to commence on August 1, 2019 and end on July 31, 2022 with monthly lease payments of $2,221. The Company has accounted for its leases upon adoption of ASC 842 whereby it recognizes a lease liability and a right-of-use asset at the date of initial application, beginning January 1, 2019. The lease liability is measured at the present value of the remaining lease payments, discounted using the Company’s incremental borrowing rate of 10%. The Company has measured the right-of-use asset at an amount equal to the lease liability.

The Company’s right-of-use asset for the three month ended March 31, 2021 as follows:

2021
Right-of-use asset	$32,757

Current lease liability	$24,485
Long-term lease liability	$8,272

The components of lease expense are as follows:

	March 31, 2021	March 31, 2020
Amortization of right-of-use	$5,749	$22,164
Interest on lease liability	$915	$4,494
Total lease cost	$6,664	$26,658

F-37

Worksport Ltd.

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

10. Lease Liabilities (continue)

Maturities of lease liability are as follows:

Future minimum lease payments as of March 31, 2021,

2021	19.994
2022	15,551
Total future minimum lease payments	35.545
Less: amount representing interest	(2.787)
Present value of future payments	32,758
Current portion	24,485
Long term portion	$8,272

11. Loan payable

During the year ended December 31, 2020 the Company received loans of $32,439, $10,000 and $108,000 from a unrelated third party with an interest rate of 10% per annum with a maturity date of December 31, July 22 and August 31, 2021, respectively. During the three months ended March 31, 2021 the Company agreed to repay the outstanding principal and interest through the issuance of 1,240,111 common shares at $0.09 per share. As of March 31, 2021, the Company accrued interest of $1,319 (2020 - $0). As of the date of the settlement agreement the Company had $150,439 principal and $7,336 interest outstanding, resulting in the Company recognizing a gain on settlement of $46,176 for the three month period ended March 31, 2021. The 1,240,111 common shares were issued subsequent to period end.

During the year ended December 31, 2020 the Company received $28,387 ($40,000 CDN) interest free from the Government of Canada as part of the COVID-19 small business relief program. Repaying the balance of the loan on or before December 31, 2022 will result in loan forgiveness of 25 percent.  As of March 31, 2021 loan payable outstanding is $28,387 ($40,000 CDN).

12. Government Assistance

The government of Canada is currently providing funding through the Canada Emergency Wage Subsidy (“CEWS”) program in order to provide financial relief to Canadian businesses affected by COVID-19. The CEWS program provides a reimbursement of salaries for eligible employers based on the decrease in revenues. During the three month ended March 31, 2021, the Company recognized CEWS of $21,704 ($27,534 CDN) as a reduction in general and administrative on the condensed consolidated statements of Operations.

13. Loss per Share

For the three months ended March 31, 2021, loss per Share is $(0.01) (basic and diluted) compared to the three months ended March 31, 2020, of $0.00 (basic and diluted) using the weighted average number of shares of 103,101,944 (basic and diluted) and 43,129,884 (basic and diluted) respectively.

There are 299,000,000 shares authorized, 162,763,986 and 49,006,583 shares issued and outstanding, as at March 31, 2021 and 2020 respectively. As of March 31, 2021, the Company has 12,304,095 shares to be issued. The computation of loss per share is based on the weighted average number of shares outstanding during the period in accordance with ASC Topic No. 260, “Earnings Per Share”. Shares underlying the Company’s outstanding warrants and convertible promissory notes were excluded due to the anti-dilutive effect they would have on the computation. As at March 31, 2021 the Company has 57,683,607 warrants convertible to 57,683,607 common shares for a total underlying common shares of 57,683,607. At March 31, 2020 the Company has 900,000 warrants convertible to 900,000 common shares and convertible promissory note convertible to 2,207,946 common shares for a total underlying common shares of 3,107,946.

14. Warrants

During the three months ended March 31, 2021 a total of 15,450,693 warrants were exercised for 15,450,693 common shares. 14,660,450 warrants were exercised at $0.20 per share, the remaining 790,243 warrants were exercised on a cashless basis, refer to note 5. As of March 31, 2021 15,390,043 common shares were issued with the remaining 60,650 common shares issued subsequent to the period ended.

During the three months ended March 31, 2021 the Company issued 30,048,199 and 30,499,800 warrants convertible to 1 and 2 common shares each exercisable for a period of 12 and 18 months respectively. The warrants were issued in connection with the Reg-A public offering and private placement offering respectively. The exercise price of the warrants is $0.20 per share.

During the three month ended March 31, 2021 the Company and warrant holder reached an agreement to amend a previous warrant agreement. The Company will issue an additional 150,000 warrants for a total of 250,000 warrants. The exercisable period of the warrants was also amended to a period of five years beginning on January 14, 2021. The warrants are convertible to 1 common share each exercisable at $2 per share.

F-38

Worksport Ltd.

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

14. Warrants (continued)

As of March 31, 2021 the Company has the following warrants outstanding:

Exercise price	Number outstanding	Remaining Contractual Life (Years)	Expiry date
$0.20	225,000	0.67	December 1, 2021
$0.20	25,349,050	0.80	February 24, 2022
$2.00	250,000	1.33	April 29, 2022
$0.10	109,757	3.91	February 25, 2025
$0.12	1,250,000	3.97	March 20, 2025
$0.20	30,499,800	1.50	October 1, 2022
	57,683,607	2.03

	March 31, 2021		December 31, 2020
	Number of warrants	Weighted average price	Number of warrants	Weighted average price
Balance, beginning of year	12,436,301	$0.20	-	$-
Issuance	60,697,999	$0.21	12,436,301	$0.20
Exercise	(15,450,693)	$(0.19)	-	$-
Balance, end of period	57,683,607	$0.22	12,436,301	$0.20

15. Revision of Prior Period Financial Statements

During the audit for the year ended December 31, 2020 an error was discovered relating to share issuances resulting from an anti-dilution agreement. The share issuances for the three months ended March 31, 2020 were 2,000,000 and 458,834 common shares respectively. The anti-dilution agreement relating to a 2017 share subscription payable agreement was triggered in March 2019 upon the Company’s stock split.

We revised certain prior period financial statements for an immaterial error related to the recognition of the deemed dividend related to down-round features along with the associated shares issuance and professional fees (note 1). A summary of revisions to our previously reported financial statements presented herein for comparative purposes.

The cumulative effect of the adjustments on all prior periods to Shareholders’ Equity as of March 31, 2020 reflected below:

	Common Stock		Additional Paid-in Capital	Share Subscriptions Receivable	Share Subscription Payable	Accumulated Deficit	Cumulative translation adjustment	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance at March 31, 2020	46,547,749	$4,655	$9,060,739	$(1,577)	$1,178,608	$(10,961,172)	$(8,580)	$(727,327)
Revision	2,458,834	$246	$731,946	-	$137,315	$(869,507)	-	-
Balance at March 31, 2020, as revised	49,006,583	$4,901	$9,792,685	$(1,577)	$1,315,923	$(11,830,679)	$(8,580)	$(727,327)

The Condensed Consolidated Statements of Operations has been revised to reflect the correction for the three months ended March 31, 2020 as follows:

	For the Three Months Ended March 31, 2020
	As previously reported	Revision	As Revised
Professional Fees	$149,465	$(40,000)	$109,465
Total Operating Expenses	$178,471	$(40,000)	$138,471
Loss from Operations	$(164,455)	$40,000	$(124,455)
Net Loss	$(192,266)	$40,000	$(152,266)
Comprehensive Loss	$(192,266)	$40,000	$(152,266)
Loss per Share – Basic and Diluted	$(0.00)	-	$(0.00)

F-39

Worksport Ltd.

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

16. COVID-19

The recent outbreak of the novel coronavirus, specifically identified as “COVID-19”, has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to businesses globally resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The duration and impact of the COVID-19 outbreak is unknown at this time, as is the efficacy of the government and central bank interventions.

Additionally, while the potential economic impact brought by, and the duration of the COVID-19 pandemic is difficult to assess or predict, the impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, financing or mining production activities or the ore and mining industry or the global economy as a whole. However, these effects could have a material impact on our liquidity, capital resources, operations and business and those of the third parties on which we rely. The management and board of the Company is constantly monitoring this situation to minimize potential losses

17. Subsequent Events

The Company has evaluated subsequent events through May 24, 2021 which is the date the financial statements were available to be issued and the following events after year end occurred:

●	On April 1, 2021 26,000 warrants were exercised at $0.20 per warrant for 26,000 common shares.
●	On April 4, 2021 the Company issued 67,000 common shares to an employee for services rendered to the Company.
●	On April 14, 2021 the Company entered into a consulting agreement for a duration of 18 months for 1,500,000 common shares at $0.10 per share.
●	On April 29, 2021 the Company issued 1,850,000 which will be returned and cancelled.
●	On May 3, 2021 the Company sold an aggregate of 10,000,000 units to a private investor for $0.10 per unit, for a total purchase price of $1,000,000. Each unit consists of one share of Common Stock and one (1) warrant to purchase two (2) shares of Common Stock for $0.20 per Warrant Share from the date of issuance until November 3, 2022.
●	On May 10, 2021, the Company issued an aggregate of 34,350,697 shares of Common Stock, to Steve Rossi, the Company’s Chief Executive Officer and Director, in connection with his Employment Agreement in consideration for Mr. Rossi agreeing to amend the Series A Certificate of Designation to eliminate the Series A Preferred Stock conversion rights.
●	Refer to note 6 for additional subsequent event.

F-40

1,500,000 Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

PROSPECTUS

Sole Book-Running Manager

Maxim Group LLC

                , 2021

Through and including  , 2021 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by the Registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$4,079
Nasdaq listing fees	50,000	*
FINRA filing fee	7,000	*
Fees of Transfer Agent and Warrant Agent	10,000	*
Accounting fees	60,000	*
Legal fees and expenses	100,000	*
Miscellaneous	$68,921
Total	$300,000*

*Estimated.

Item 14. Indemnification of Directors and Officers.

Pursuant to the Registrant’s articles of incorporation, as amended and bylaws, the Registrant may indemnify any person (including his estate) made or threatened to be made a party to any suit or proceeding, whether civil or criminal, because he was a director or officer of the Registrant or served at the Registrant’s request as a director or officer of a subsidiary of the Registrant, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney fees actually and necessarily incurred as a result of such threat, suit or proceeding, or any appeal therein, to the fullest extent permitted by the General Corporation Law of the State of Wyoming.

Item 15. Recent Sales of Unregistered Securities.

During the last three years, the Company has issued the unregistered securities below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and, unless otherwise indicated below, the Company believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder regarding offshore offers and sales. All recipients had adequate access, though their relationships with the Company, to information about the Company.

The share and dollar amounts have not been adjusted to reflect the Company’s intended 1-for-20 reverse stock split of the outstanding Common Stock.

●	During 2018, the Company sold 2,500,001 shares of Common Stock for an aggregate purchase price of $300,000 in private offerings.

●	During 2019, the Company sold 250,000 shares of Common Stock for an aggregate purchase price of $30,000 in a private offering.

●	During the nine months ended September 30, 2020, the Company issued 2,413,022 shares of Common Stock at $0.07 per share (or a total $168,910) in consideration for consulting services rendered.

●	During the nine months ended September 30, 2020, the Company issued 2,520,434 shares of Common Stock pursuant to the conversion of a convertible promissory note with a value of $226,839.

II-1

●	During the nine months ended September 30, 2020, the Company issued 1,333,333 and 240,000 shares of Common Stock at $0.09 and $0.07 per share, respectively (or a total of $120,000 and $16,800, respectively), for prepaid advertising services.

During the nine months ended September 30, 2020, the Company entered into a share subscription agreement with a consultant of the Company for 4,000,000 shares of Common Stock valued at $

●	125,000 for prepaid consulting services. As of September 30, 2020, the Company had issued 2,150,000 shares with a value of $67,188.

●	During the nine months ended September 30, 2020, the Company issued a consultant 5,686,978 shares of Common Stock with a value of $648,147 in consideration for services rendered.

●	During the nine months ended September 30, 2020, the Company issued 458,834 shares of Common Stock pursuant to a subscription payable with a value of $55,000.

●	During the nine months ended September 30, 2020, the Company issued 450,000 shares of Common Stock in connection with the issuance of convertible promissory note at $0.27 per share.

●	During the nine months ended September 30, 2020, issued 4,100,000 shares of Common Stock valued at $856,080 pursuant to a settlement to fulfill a 2017 debt purchase agreement entered.
●	During the nine months ended September 30, 2020, Steven Rossi (the Company’s CEO) was issued 1,000 Series A Preferred Shares valued at $0.09 per share. The Series A Preferred Shares is entitled to 51% of the voting power of the Company.

●	On October 7, 2020, the Company issued 2,900,000 shares of Common Stock in consideration for $145,000.

●	On October 7, 2020, the Company issued 2,291,667 shares of Common Stock in consideration for $275,000.

●	During the year ended December 31, 2020, the Company issued 4,000,000 shares of Common Stock in consideration for $250,000 in two unregistered sales of equity securities.

●	During the year ended December 31 2020, the Company issued 100,000 shares of Common Stock to a third party in consideration for consulting services.

●	On January 1, 2021, the Company issued 150,000 shares of Common Stock and a warrant to purchase 250,000 shares of Common Stock on or before January 1, 2026 at an exercise price of $2.00 per share to a third party for consulting services.

●	During 2021, the Company sold 30,033,199 Units in connection with the Company’s Regulation A Offering (File No: 024-11271) for a purchase price of $0.10 per Unit. Each Unit consisted of one share of Common Stock and one warrant to purchase one share of Common Stock for $0.20 per share from the date of issuance until the first anniversary of the issue date. During 2021, the Company issued 14,660,450 shares of Common Stock in connection with the exercise of warrants purchased in the Regulation A offering

●	During 2021, the Company issued 30,819,800 shares of Common Stock for $3,081,981 pursuant to private offerings.

●	During the three months ended March 31, 2021 the Company issued 7,400,000 shares of its common stock to third party consultants.

●	During the three months ended March 31, 2021, the Company issued 6,321,154 shares of Common Stock in consideration for consulting services.

●	During 2021, the Company issued 1,240,111 shares of Common Stock in connection with a settlement agreement with a noteholder.

●	During 2021, the Company issued 4,092,431 shares of Common Stock in connection with a settlement agreement with a noteholder. During the same period the noteholder was issued 790,243 shares of Common Stock in connection with the exercise of a warrant.

●	On April 1, 2021, the Company issued 26,000 shares of Common Stock pursuant to the exercise of 26,000 warrants at $0.20 per share.

●	On April 4, 2021, the Company issued 67,000 shares of Common Stock to an employee in consideration for services rendered.

●	On May 3, 2021, the Company sold an aggregate of 10,000,000 units to a private investor for $0.10 per unit, for a total purchase price of $1,000,000. Each unit consists of one share of Common Stock and one (1) warrant to purchase two (2) shares of Common Stock for $0.20 per share from the date of issuance until November 3, 2022.

●	On May 10, 2021, the Company issued an aggregate of 34,350,697 shares of Common Stock to Steve Rossi, the Company’s Chief Executive Officer and Director, in connection with his Employment Agreement in consideration for Mr. Rossi’s agreement to amend the Series A Certificate of Designation to eliminate the Series A Preferred Stock conversion rights.

II-2

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.:	Description:
1.1*	Form of Underwriting Agreement
3.1	Form of Amended and Restated Articles of Incorporation of Worksport Ltd. filed with the Nevada Secretary of State on May 7, 2021 (8)
3.1.1	Amended and Restated Certificate of Designation of the Series A Preferred Stock filed with the Nevada Secretary of State on March 20, 2019 (8)
3.1.2	Series B Preferred Stock Certificate of Designation filed with the Nevada Secretary of State on May 18, 2020 (8)
3.1.3	Form of Amendment to the Amended and Restated Certificate of Designation of the Series A Preferred Stock filed with the Nevada Secretary of State on May 7, 2020 (8)
3.1.4*	Amendment to the Amended and Restated Articles of Incorporation filed May 21, 2021 effecting the 1-for-20 Reverse Stock Split.
3.2	Amended and Restated Bylaws adopted on April 15, 2021 (8)
3.3	Articles of Merger of TMAN Global.com, Inc. and Franchise Holdings International, Inc. (1)
4.1*	Form of Warrant Agent Agreement and Form of Warrant
4.2*	Form of Representative Warrant
5.1*	Opinion of Carmel, Milazzo & Feil LLP
10.1	Broker-Dealer Agreement, dated September 15, 2020, between Worksport Ltd. and Dalmore Group, LLC (6)
10.2	Patent License Agreement, dated November 26, 2014 (3)
10.3	Corporate Advisory Services Agreement between Worksport Ltd. and Belair Capital Partners, Inc., dated May 1, 2014 (3)
10.4	Shipping Agreement with Federal Express (Fedex) dated September 26, 2014 (3)
10.5	Shipping Agreement with United Parcel Service (UPS) dated March 31, 2014 (3)
10.6	Warehousing and Shipping with JBF Express dated July 24, 2013 (3)
10.7	Continuous Importation Bond with Globe Express Services (3)
10.8	Business Services Agreement, between 1369781 and Worksport Ltd, dated July 1, 2015 (4)
10.9	Business Services Agreement, between 2224342 and Worksport Ltd, dated July 23, 2015 (4)
10.10	Services Agreement, between Marchese and Worksport Ltd., dated July 3, 2015 (4)
10.11	Services Agreement, between JAAM and Worksport Ltd, dated July 15, 2015 (4)
10.12	Software as a Service Agreement, dated September 16, 2020, between Worksport Ltd. and Novation Solutions Inc. (o/a DealMaker) (6)
10.13*	Form of Lock-up Agreement
10.14†	Employment Agreement, dated May 10, 2021, between Worksport Ltd. and Steve Rossi (7)
10.15*	2015 Equity Incentive Plan
10.16*	Lease Agreement, dated April 16, 2021, between Worksport Ltd. and Majorcon Holdings, Inc. re 7299 East Danbro Crescent
10.17*	Lease Agreement, dated April 30, 2018, between Worksport Ltd. and N.H.D. Developments Limited re 41 Courtland Avenue
14.1	Code of Ethics (9)
23.1*	Consent of Haynie & Company, CPA
23.2*	Consent Carmel Milazzo & Feil LLP (included in Exhibit 5.1 hereto)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*Filed herewith.

†Management compensatory plan.

II-3

(1)	Filed as an exhibit to the Company’s Form 10-Q filed April 24, 2009, and incorporated by reference herein.

(2)	Filed as an exhibit to the Company’s Form 1-A filed on July 15, 2020, and incorporated by reference herein.

(3)	Filed as an exhibit to the Company’s Form 8-K filed on December 17, 2014 and incorporated by reference herein.

(4)	Filed as an exhibit to the Company’s Form S-1 filed on July 21, 2015, and incorporated by reference herein.

(5)	Filed as an exhibit to the Company’s Form 1-A/A filed on September 10, 2020, and incorporated by reference herein.

(6)	Filed as an exhibit to the Company’s Form 1-A/A filed on September 29, 2020, and incorporated by reference herein.

(7)	Filed as an exhibit to the Company’s Form 8-K filed on May 12, 2021, and incorporated by reference herein.

(8)	Filed as an exhibit to the Company’s Registration Statement on Form S-1 filed on May 14, 2021, and incorporated by reference herein.

(9)	Filed as an exhibit to the Company’s Form 8-K filed July 2, 2021 and incorporated by reference herein.

II-4

Item 17. Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vaughn, Ontario on July 7, 2021.

WORKSPORT LTD.

By:	/s/ Steven Rossi
Name: Steven Rossi
Title: Chief Executive Officer, Principal Executive Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Rossi	Chief Executive Officer, President, Secretary and Director	July 7, 2021
Steven Rossi	(Principal Executive Officer)

/s/ Michael Johnston	Chief Financial Officer	July 7, 2021
Michael Johnston	(Principal Financial Officer and Principal Accounting Officer)

/s/ Lorenzo Rossi	Director	July 7, 2021
Lorenzo Rossi

/s/ Craig Loverock	Director	July 7, 2021
Craig Loverock

/s/ William Caragol	Director	July 7, 2021
William Caragol
July 7, 2021
/s/ Ned L. Siegel	Director
Ned L. Siegel

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